Exhibit 4.5

Execution Version

BARKBOX, INC.

AND

U.S. BANK NATIONAL ASSOCIATION,

as Trustee and Collateral Agent

INDENTURE

Dated as of November 27, 2020

Convertible Secured Notes due 2025

i

EXHIBITS

Exhibit A	Form of Note	A-1
Exhibit B	Form of Subordination Provisions	B-1
Exhibit C	Form of Supplemental Indenture	C-1
Exhibit D	Form of Security Agreement	D-1

v

INDENTURE dated as of November 27, 2020, between BARKBOX, INC., a Delaware corporation, as issuer (the “Company,” as more fully set forth in Section 1.01), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee,” as more fully set forth in Section 1.01) and as collateral agent (in such capacity, the “Collateral Agent,” as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its Convertible Secured Notes due 2025 (the “Notes”), initially in an aggregate principal amount equal to $75,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice, Form of Change of Control Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company and the Guarantors, if any, covenant and agree with the Trustee and the Collateral Agent for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto (except to the extent otherwise provided therein) shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Notes” means additional Notes (other than the Initial Notes and any PIK Notes) issued under this Indenture in accordance with Section 2.10 hereof as part of the same series as the Notes issued as Initial Notes, including, without limitation, the Second Tranche Notes upon their date of issue.

“Adjusted Equity Value” means, if a Qualified Equity Financing has been consummated, as of a Conversion Date, the Equity Value of the Company with respect to such Qualified Equity Financing. In the event there is more than one Qualified Equity Financing following the date hereof, the Adjusted Equity Value shall be calculated in respect of each such Qualified Equity Financing and the Qualified Equity Financing generating the lowest Adjusted Equity Value shall be the Qualified Equity Financing used for purposes of clause (b)(ii) of the Conversion Rate calculation, provided that the Conversion Rate at which any conversion shall have occurred shall not be retroactively adjusted as a result of any Qualified Equity Financing occurring after the date of such conversion.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, (i) the determination of whether a Person is an “Affiliate” of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder and (ii) no Holder of Notes shall be deemed an Affiliate of the Company for purposes of this Indenture solely by virtue of their ownership of Notes.

“Antitrust Laws” shall have the meaning specified in Section 14.03(b).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state or foreign bankruptcy, insolvency, receivership or similar laws applicable to the Company or any of the Guarantors.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or a duly authorized committee thereof;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company managed by the member or members, the managing member or members or any controlling committee of managing members thereof;

(4) with respect to a limited liability company managed by a manager or managers, the manager or managers and any controlling committee of managers; and

(5) with respect to any other person, the board or committee of such person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Bridge Notes” means those certain convertible promissory notes set forth on Schedule B hereto, issued pursuant to that certain Note Purchase Agreement, dated as of December 19, 2019 (as amended by Amendment No. 1 to Note Purchase Agreement and as may be further amended and/or restated), or pursuant to that certain Note Purchase Agreement, dated as of March 31, 2020 (as amended by Amendment No. 1 to Note Purchase Agreement and as may be further amended and/or restated).

“Business Day” means any day other than a Saturday, a Sunday or other day on which banking institutions in New York City or, with respect to any payment on a Note, the place of payment, are authorized or required by law, regulation or executive order to close or remain closed.

“Capital Lease Obligation” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Indenture, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” with respect to any Person means any and all shares, interests, rights, participations or other equivalents of or interests in (however designated) stock, limited liability company interests or other equity interests issued by such Person that confer the right to receive a share of the profits and losses of, or distributions of, such Person, but shall not include any debt securities convertible into or exchangeable for any securities otherwise constituting Capital Stock pursuant to this definition, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the three highest ratings obtainable from either S&P or Moody’s; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank or by a bank organized under the laws of any foreign country recognized by the United States of America, in each case having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million (or the foreign currency equivalent thereof); (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

“Cash Interest” shall have the meaning specified in Section 2.03(c)(iii).

“Change of Control” means (1) (x) following the consummation of a Qualified Public Company Event in which the Common Stock of the Company is listed on a Permitted Exchange, any Combination Transaction as a result of which holders of Common Equity of the Company immediately prior to such Combination Transaction own, directly or indirectly, in the aggregate, less than 50% of the voting power of Common Equity of the continuing, surviving, or succeeding entity or the parent thereof immediately after such Combination Transaction, (y) following the consummation of a Qualified Public Company Event in which the Common Stock of the SPAC is listed on a Permitted Exchange, any Combination Transaction as a result of which holders of Common Equity of the SPAC immediately prior to such Combination Transaction own, directly or indirectly, in the aggregate, less than 50% of the voting power of Common Equity of the continuing, surviving, or succeeding entity or the parent thereof immediately after such Combination Transaction, or (z) prior to the consummation of a Qualified Public Company Event, any Combination Transaction as a result of which holders of Common Equity of the Company immediately prior to such Combination Transaction, own, directly or indirectly, in the aggregate, less than a majority of the voting power of the Common Equity of the continuing, surviving or succeeding entity or the parent thereof immediately after such Combination Transaction, (2) (x) following the consummation of a Qualified Public Company Event in which the Common Stock of the Company is listed on a Permitted Exchange, any transaction or series of related transactions in which in excess of 50% of the voting power of the Common Equity of the Company is transferred to any “person” or “group” within the meaning of Section 13(d) of the Exchange Act or any such “person” or “group” becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) in excess of 50% of the voting power of the Common Equity of the Company, (y) following the consummation of a Qualified Public Company Event in which the Common Stock of the SPAC is listed on a Permitted Exchange, any transaction or series of related transactions in which in excess of 50% of the voting power of the Common Equity of the SPAC is transferred to any “person” or “group” within the meaning of Section 13(d) of the Exchange Act or any such “person” or “group” becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) in excess of 50% of the voting power of the Common Equity of the SPAC, or (z) prior to the consummation of a Qualified Public Company Event, any transaction or series of related transactions to which the Company is a party in which a majority of the voting power of the Company’s Common Equity is transferred to any “person” or “group” within the meaning of Section 13(d) of the Exchange Act or any such “person” or “group” becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of a majority of the voting power of the Company’s Common Equity, or (3) any sale, lease, or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s direct or indirect Wholly-Owned Subsidiaries. Notwithstanding the foregoing, any Qualified Public Company Event shall be deemed not to constitute a Change of Control for the purposes of this Indenture.

“Change of Control Company Notice” shall have the meaning specified in Section 15.03(b).

“Change of Control Conversion Obligation” shall have the meaning specified in Section 14.01.

“Change of Control Conversion Rate” shall have the meaning specified in the definition of “Conversion Rate”.

“Change of Control Effective Date” shall have the meaning specified in Section 14.01.

“Change of Control Redemption” shall have the meaning specified in Section 13.02.

“Change of Control Redemption Date” shall have the meaning specified in Section 13.03(a).

“Change of Control Redemption Notice” shall have the meaning specified in Section 13.03(a).

“Change of Control Redemption Price” shall have the meaning specified in Section 13.02.

“Change of Control Repurchase Date” shall have the meaning specified in Section 15.03(a).

“Change of Control Repurchase Expiration Time” shall have the meaning specified in Section 15.07(a)(i).

“Change of Control Repurchase Notice” shall have the meaning specified in Section 15.07(a)(i).

“Change of Control Repurchase Price” shall have the meaning specified in Section 15.03(a).

“Charter” means the Amended and Restated Certification of Incorporation of the Company, as amended or restated from time to time.

“Clause A Distribution” shall have the meaning specified in Section 14.05(c).

“Clause B Distribution” shall have the meaning specified in Section 14.05(c).

“Clause C Distribution” shall have the meaning specified in Section 14.05(c).

“close of business” means 5:00 p.m. (New York City time).

“Collateral” has the meaning ascribed to such term in the Security Documents.

“Collateral Agent” means U.S. Bank National Association in its capacity as collateral agent under the Security Documents, together with its successors in such capacity.

“Combination Transaction” means with respect to a Person any consolidation or merger of such Person with or into any other corporation or other entity or person (including any acquisition, purchase or similar transaction of or involving such Person by another Person), or any other reorganization, in each case, excluding any transaction effected solely for the purpose of reincorporating into another jurisdiction.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled to vote in the election of members of the Board of Directors of such Person. Prior to the consummation of a Qualified Public Company Event, the Common Equity of the Company shall comprise the Common Stock and Preferred Stock (as defined in the Charter) of the Company.

“Common Stock” means: (a) if the Qualified Public Company Event is a SPAC Transaction, the Common Equity of the SPAC that is listed on a Permitted Exchange in connection with such Qualified Public Company Event, (b) if the Qualified Public Company Event is a Listing Event, the Common Equity of the Company that is listed on a Permitted Exchange in connection with such Qualified Public Company Event or (c) prior to a Qualified Public Company Event, the Company’s Common Stock, subject to Section 14.08.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and from and after the date a Successor Company is substituted for the Company subject to and in accordance with the provisions of Article 11, the Successor Company.

“Company Order” means a written order of the Company, signed by one of its Officers and delivered to the Trustee.

“Company Shares” means, as of the date of determination, the number of outstanding shares of Common Stock of the Company, calculated on a Fully-Diluted Basis, excluding (i) shares of Common Stock issuable upon conversion of the Notes and (ii) if the date of determination is after the date hereof, any shares of Common Stock, calculated on a Fully-Diluted Basis, issued after the date hereof (a) for cash in an Equity Financing or (b) that constitute Exempted Securities (as defined in the Charter as amended as of the date hereof) other than (x) Exempted Securities that, in the aggregate, constitute issuances to employees or directors of, or consultants or advisors to, the Company or any of its Subsidiaries in excess of the Incentive Pool Basket or (y) Exempted Securities covered under clauses (i), (ii) or (iv) of the definition thereof that are issued in respect of shares of Common Stock or Preferred Stock (as defined in the Charter) that otherwise qualify as Company Shares. As of the Issue Date, there are 16,495,159 Company Shares (excluding any shares of Common Stock of the Company issuable upon conversion of the Bridge Notes).

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Date” shall have the meaning specified in Section 14.03(c).

“Conversion Obligation” shall have the meaning specified in Section 14.02.

“Conversion Rate” means, for each $1,000 principal amount of Notes:

(a) (i) with respect to any conversion in connection with a Change of Control consummated prior to a Qualified Public Company Event, the quotient (rounded to eight decimal places) of (A) $1,000 and (B) the lesser of (x) the Transaction Price per share of Common Stock in such Change of Control transaction and (y) the quotient (rounded to eight decimal places) of (1) the Valuation Cap and (2) the number of Company Shares as of immediately prior to such Change of Control (the “Change of Control Conversion Rate”), provided that, a conversion of Notes shall be deemed for these purposes to be “in connection with” a Change of Control if the relevant Notice of Conversion is received by the Conversion Agent from, and including, the tenth (10th) Business Day prior to the anticipated Effective Date of the Change of Control until the close of business on the Business Day prior to the Change of Control Effective Date, and (ii) with respect to any conversion in connection with a Change of Control consummated following a Qualified Public Company Event, the Conversion Rate determined in accordance with clause (c) of this definition;

(b) prior to the Qualified Public Company Event:

(i) if no Equity Financing has been consummated, the quotient (rounded to eight decimal places) of (i) $1,000 and (ii) $89.94244403, representing the quotient of (A) the Valuation Cap and (B) the number of Company Shares as of the date hereof; or

(ii) only if greater than clause (b)(i) above, if a Qualified Equity Financing has been consummated, the quotient (rounded to eight decimal places) of (i) $1,000 and (ii) the quotient of (A) the Adjusted Equity Value of the Company (as determined based on such Qualified Equity Financing) and (B) the number of outstanding shares of Common Stock of the Company on a Fully-Diluted Basis as of immediately prior to the consummation of such Qualified Equity Financing; or

(c) upon and after completion of the Qualified Public Company Event:

(i) if a SPAC Transaction is the Qualified Public Company Event, the quotient (rounded to eight decimal places) of (A) $1,000 and (B) the lesser of (x) the SPAC Transaction PIPE Valuation and (y) the quotient (rounded to eight decimal points) of (1) the Valuation Cap and (2) the number of SPAC-Equivalent Company Shares;

(ii) if a Direct Listing is the Qualified Public Company Event, the quotient (rounded to eight decimal places) of (A) $1,000 and (B) the lesser of (x) the average of each of the Daily VWAPs of the Common Stock on the five consecutive Trading Days (or such lesser number of Trading Days as have elapsed from, and including, the date of settlement of the opening trade on the applicable Permitted Exchange to, but excluding, the Conversion Date) beginning on the first Trading Day after the date of settlement (in accordance with Rule

15c6-1(a) under the Exchange Act) of the opening trade on the applicable Permitted Exchange of Common Stock following the Direct Listing and (y) the quotient (rounded to eight decimal places) of (1) the Valuation Cap and (2) the number of Company Shares as of the date of such Direct Listing (prior to giving effect to such Direct Listing but after giving effect to any reverse stock split or similar adjustment made in connection therewith) ; or

(iii) if the Qualified Public Company Event is neither a SPAC Transaction nor a Direct Listing, the quotient (rounded to eight decimal places) of (A) $1,000 and (B) the lesser of (x) the price per share of Common Stock offered to the public in the underwritten initial public offering and (y) the quotient (rounded to eight decimal places) of (1) the Valuation Cap and (2) the number of Company Shares as of the date of such underwritten public offering (prior to giving effect to such underwritten initial public offering but after giving effect to any reverse stock split or similar adjustment made in connection therewith);

in any case, subject to adjustment as provided in Article 14. In addition, at any time after a PIK Payment has been made, any applicable Conversion Rate shall be recast, to the extent not already so adjusted, to represent a number of shares of Common Stock per $1.00 of principal amount of Notes by taking the quotient of (i) such Conversion Rate and (ii) $1,000. Neither the Trustee nor the Conversion Agent shall have any obligation to calculate or verify the calculation of the Conversion Rate, and may rely conclusively on Officer’s Certificates and notices delivered by the Company pursuant to this Indenture.

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered for purposes of this Indenture, which office at the Issue Date is located at 100 Wall Street, Suite 600, New York, NY 10005, Attn: James Hall, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company). Neither the Trustee nor the Conversion Agent shall have any obligation to calculate or verify the calculation of the Conversion Rate, and may rely conclusively on Officer’s Certificates and notices delivered by the Company pursuant to this Indenture.

“Custodian” means the Trustee, as custodian for the Depositary, with respect to the Global Notes, or any successor entity appointed by the Company as custodian for the Depositary under this Indenture.

“Daily VWAP” shall mean the per share volume-weighted average price as reported by Bloomberg, LP (or any successor service thereto) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on the relevant Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock that is listed on a Permitted Exchange in connection with a Qualified Public Company Event on such Trading Day determined using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Default Rate” has the meaning specified in Section 2.03(c)(iv).

“Defaulted Amounts” means any amounts (including, without limitation, the Fundamental Change Repurchase Price, Change of Control Repurchase Price, principal and interest) that are payable in respect of any Notes but are not punctually paid or duly provided for.

“Determination Date” shall have the meaning specified in the definition of “SPAC Transaction PIPE Valuation.”

“Deposit Account Control Agreement” has the meaning specified in the Security Agreement.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Country” means each of the Cayman Islands, British Virgin Islands, and any country or state which is a member of the Organization for Economic Cooperation and Development.

“Direct Listing” means the listing on a Permitted Exchange in connection with the registration of any shares of Capital Stock of the Company by means of an effective registration statement under the Securities Act and/or the Exchange Act that registers shares of Capital Stock without an underwritten public offering of such shares.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division, an issuance of Capital Stock, or otherwise) of any property by any Person (including any sale and leaseback transaction), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

Notwithstanding the preceding, each of the following items will be deemed not to be a Disposition:

(1) Any Investment that is not a Restricted Investment;

(2) the sale, lease or other transfer of products, raw materials, feedstock, services or accounts receivable in the ordinary course of business;

(3) the sale or other disposition of Cash Equivalents;

(4) licensing and sub-licensing by the Company of Intellectual Property permitted by Section 4.23 hereof;

(5) any sale, abandonment or other disposition of damaged, worn-out, redundant or obsolete assets in the ordinary course of business;

(6) the granting of Liens not prohibited by this Indenture;

(7) a Restricted Payment that does not violate the terms of this Indenture;

(8) any transfer of assets between the Company and any Guarantor or among the Guarantors;

(9) any Permitted Equity Raise; and

(10) any issuance of Permitted Disqualified Stock or awards exercisable for Common Stock pursuant to the Company’s 2011 Stock Incentive Plan.

“Dispute Notice” shall have the meaning specified in the definition of “Transaction Price.”

“Disputing Holders” shall have the meaning specified in the definition of “Transaction Price.”

“Disputing Holders’ Calculation” shall have the meaning specified in the definition of “Transaction Price.”

“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Capital Stock that is not Disqualified Stock and/or cash in lieu of fractional shares), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder of the Capital Stock (other than solely for Capital Stock that is not Disqualified Stock and/or cash in lieu of fractional shares), in whole or in part, (c) requires the payment of any cash dividend or any other scheduled cash payment, or (d) is or becomes convertible into or exchangeable for Indebtedness (other than Indebtedness permitted to be incurred pursuant to Section 4.12 of this Indenture) or any other Capital Stock that would constitute Disqualified Stock, in each case, prior to the date that is 90 days after the date on which the Notes mature. Notwithstanding the preceding sentence, only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock. For the avoidance of doubt, the Common Stock and the series of Preferred Stock provided for under the Charter as of the date hereof are not Disqualified Stock.

“Distributed Property” shall have the meaning specified in Section 14.05(c).

“Dividing Person” shall have the meaning specified in the definition of “Division.”

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“DTC” shall mean The Depository Trust Company, a New York corporation.

“Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Equity Financing” means any offering and sale (other than, for the avoidance of doubt, a SPAC Transaction Financing) by the Company, in one transaction or a series of transactions, following the date hereof and prior to the Qualified Public Company Event, of shares of Capital Stock of the Company to one or more investors (i) for cash for financing purposes or (ii) upon the conversion of promissory notes or other similar instruments or rights convertible into or exchangeable or exercisable a class and/or series of such Capital Stock issued by the Company following the date hereof and prior to the Qualified Public Company Event for cash for financing purposes (collectively, “Future Bridge Notes”) and excluding, for the avoidance of doubt, the issuance of any Exempted Securities (as defined in the Charter) and the conversion of the Bridge Notes in connection with such Equity Financing.

“Equity Value of the Company” means with respect to an Equity Financing, the pre-money equity value of the Company implied by such Equity Financing equal to the difference between (i) (x) the total gross proceeds received by the Company in such Equity Financing (including the gross proceeds previously received by the Company in respect of Future Bridge Notes that convert in connection with such Equity Financing, if any) divided by (y) the percentage (expressed as a decimal to eight decimal points) of the outstanding Common Stock of the Company on a Fully-Diluted Basis (after giving effect to such Equity Financing) issued to the investors (including holders of Future Bridge Notes that convert in connection with such Equity Financing, if any) in such Equity Financing minus (ii) the total gross proceeds received by the Company in such Equity Financing (including the gross proceeds previously received by the Company in respect of Future Bridge Notes that convert in connection with such Equity Financing, if any).

“Event of Default” shall have the meaning specified in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Existing Agreement Obligations” means contractual obligations pursuant to agreements executed prior to the Issue Date.

“fair market value” means with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset or group of assets at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as determined in good faith by the Board of Directors of the Company.

“FEMA” shall have the meaning specified in Section 4.18(d).

“Final Transaction Price Notice” shall have the meaning specified in the definition of “Transaction Price.”

“Foreign Subsidiary” means, with respect to any Person, (a) any direct or indirect Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, (b) any direct or indirect Subsidiary of such Person if substantially all of its assets consists of Capital Stock of one or more direct or indirect Subsidiaries described in clause (a) of this definition or of such Capital Stock and intercompany obligations of such Subsidiaries described in clause (a) of this definition or (c) any Subsidiary of a Subsidiary described in clause (a) or (b) of this definition.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 4 to the Form of Note attached hereto as Exhibit A.

“Form of Change of Control Repurchase Notice” means the “Form of Change of Control Repurchase Notice” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Form of Security Agreement” means the “Form of Security Agreement” attached hereto as Exhibit D.

“Fully-Diluted Basis” with respect to any Person specified in clause (a), (b) or (c) of the definition of Common Stock, as applicable, means, as of any date of determination, the sum of (x) the number of shares of Common Stock of such Person then outstanding, plus (y) the number of shares of Common Stock issuable upon the exercise, conversion or exchange of all then-outstanding warrants, options, convertible Capital Stock or Indebtedness, exchangeable Capital Stock or Indebtedness, or other rights exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, whether at the time of issue or upon the passage of time or upon the occurrence of some future event, and whether or not in the money as of such date of determination. For purposes of the calculation of the number of shares of Company Common

Stock outstanding on a Fully-Diluted Basis at any point in time during which any Bridge Notes remain outstanding, the Bridge Notes shall be deemed to convert into (i) if such calculation occurs in connection with an event in which the Bridge Notes will actually convert into shares of Common Equity, such number of shares of Common Stock on a Fully Diluted Basis into which such Bridge Notes will actually convert (which shares shall be deemed outstanding immediately prior to the applicable event for purposes of the Fully Diluted Basis calculation), or (ii) if such calculation does not occur in connection with an event in which the Bridge Notes will actually convert into shares of Common Equity, 182,173 shares of Common Stock (subject to adjustment for stock splits, reverse stock splits or stock combinations, stock dividends and the like).

“Fundamental Change” shall be deemed to have occurred if any of the following occurs on or after the Qualified Public Company Event and prior to the Maturity Date:

(a) a “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act, other than the Company, its direct or indirect Wholly-Owned Subsidiaries and the employee benefit plans of the Company and its direct or indirect Wholly-Owned Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(b) the consummation of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (ii) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (iii) any sale, conveyance, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s direct or indirect Wholly-Owned Subsidiaries; provided, however, that a transaction described in clause (i) or (ii) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c) the holders of Capital Stock of the Company approve any plan for the liquidation or dissolution of the Company; or

(d) the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any Permitted Exchange;

provided, however, that a transaction or transactions described in clause (a) or (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by holders of the Common Stock of the Company, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ statutory appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any Permitted Exchange or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration becomes Reference Property for the Notes, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ statutory appraisal rights (subject to the provisions set forth under Section 14.03). Notwithstanding the foregoing, any Qualified Public Company Event shall be deemed not to constitute a Fundamental Change for the purposes of this Indenture.

If any transaction occurs in which the Common Stock is converted into, or exchanged for, Reference Property consisting of Capital Stock of another entity, references to the Company in the definition of “Fundamental Change” above shall instead be references to such other entity.

If following a Qualified Public Company Event, the Notes are convertible under the terms of this Indenture into Capital Stock of the SPAC or any other entity other than the Company, references to the Company in the definition of “Fundamental Change” above shall instead be references to the SPAC or such other entity, as applicable.

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(b).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Expiration Time” shall have the meaning specified in Section 15.07(a)(i).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.07(a)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

“Future Bridge Notes” shall have the meaning specified in the definition of “Equity Financing”.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Global Note” shall have the meaning specified in Section 2.05(b).

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or any other obligation of any other Person:

(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means each Person that is required to and executes a supplemental indenture with the Company and the Trustee substantially in the form of Exhibit C attached hereto and delivers it to the Trustee, pursuant to which such Person unconditionally Guarantees all of the Company’s Obligations under the Indenture Documents on the terms set forth in the Indenture Documents until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(a) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(b) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(c) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name a particular Note is registered on the Note Register at the applicable time.

“Holder Representatives” shall have the meaning specified in Section 4.06(a)(ii).

“HSR Act” shall have the meaning specified in Section 14.03(b).

“Incentive Pool Basket” means a number of shares of Common Stock of the Company equal to (i) at all times prior to January 1, 2023, five percent (5%); (ii) on or after January 1, 2023 but prior to January 1, 2024, seven percent (7%); (iii) on or after January 1, 2024 but prior to January 1, 2025, nine percent (9%); and (iv) at any time on or after January 1, 2025, eleven percent (11%), in each case (i) through (iv), of the number of shares of Common Stock outstanding calculated on a Fully-Diluted Basis, as of immediately prior to the execution of this Indenture, and subject to adjustment for stock splits, reverse stock splits or stock combinations, stock dividends and the like.

“incur” shall have the meaning specified in Section 4.12.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(a) the principal (or, with respect to such Indebtedness issued with original issue discount, the accreted value) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(b) all Capital Lease Obligations of such Person;

(c) all obligations of such Person for the deferred purchase price of property or services due more than six months after such property or services are acquired or taken, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement to the extent of the value of such property (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

(d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, surety bonds, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the 30th day following payment on the letter of credit);

(e) to the extent not otherwise included in this definition, net payment obligations under any Hedging Obligations of such Person;

(f) all obligations of the type referred to in clauses (a) through (e) of other Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and

(g) all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value of such property or assets and the amount of the obligation so secured;

if, and to the extent, with respect to clauses (a), (b), (c) and (e) only, any of the preceding items referred to in clauses (a), (b), (c) and (e) would appear as a liability upon the balance sheet of the specified Person in accordance with GAAP.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Indenture Documents” means this Indenture (including the Guarantees hereunder), the Notes, the Security Documents, the Loan Subordination Agreement, the Note Subordination Agreements and any Intercreditor Agreement, together with any other agreements, instruments or other documents evidencing any other Indenture Obligations, each as may be amended, restated, supplemented or otherwise modified from time to time.

“Indenture Obligations” means all Obligations in respect of the Notes (including, for the avoidance of doubt, the Conversion Obligation) or arising under the Indenture Documents. Indenture Obligations shall include all interest accrued (or which would, absent the commencement of an insolvency or liquidation proceeding, accrue) after the commencement of an insolvency or liquidation proceeding in accordance with and at the rate specified in the relevant Indenture Document whether or not the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

“Initial Notes” the first $75,000,000 aggregate principal amount of Notes issued under this Indenture on the Issue Date.

“Intellectual Property” means, with respect to any Person, all patents, patent applications and like protections, including improvements divisions, continuation, renewals, reissues, extensions and continuations in part of the same, trademarks, trade names, trade styles, trade dress, service marks, logos and other business identifiers and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of such Person connected with and symbolized thereby, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative works, whether published or unpublished, technology, know-how and processes, operating manuals, trade secrets, computer hardware and software, rights to unpatented inventions and all applications and licenses therefor, used in or necessary for the conduct of business by such Person and all claims for damages by way of any past, present or future infringement of any of the foregoing.

“Intercreditor Agreement” means an intercreditor agreement, to be entered into in connection with entering into any secured Subordinated Indebtedness pursuant to clause (II)(ii) of the first proviso of Section 4.12, among the collateral agent for such Subordinated Indebtedness, the Collateral Agent, the Company and the Guarantors, if any, as the same may be amended, supplemented or modified from time to time.

“Interest Payment Date” means each December 1 of each year, beginning on December 1, 2021.

“Interest Period” means the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date, with the exception that the first Interest Period shall commence on and include the Issue Date (the Interest Payment Date for any Interest Period shall be the immediately succeeding Interest Payment Date following the last day of such Interest Period).

“Interest Rate” has the meaning set forth in the Form of Note attached hereto as Exhibit A.

“Investment” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates of such Person) in the form of loans (including Guarantees) and advances, capital contributions, purchases or other acquisitions for consideration of Capital Stock or other securities. The amount of all Investments (other than cash) will be the fair market value (as determined in good faith by the Board of Directors of the Company) on the date of the Investment.

“Investor Rights Agreement” means that certain Second Amended and Restated Investor Rights Agreement, dated May 16, 2016, by and among the Company and the investors party thereto, as may be amended or restated from time to time.

“IPO” shall have the meaning specified in Section 14.09(e).

“Issue Date” means November 27, 2020.

“Last Reported Sale Price” of the Common Stock or any other security on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the Relevant Stock Exchange on which the Common Stock (or such other security) is then listed or admitted for trading. If the Common Stock or such other security is not listed for trading on a Relevant Stock Exchange on the relevant date, the “Last Reported Sale Price” shall be the average of the last quoted bid and ask prices for the Common Stock or such other security in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock or such other security is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of regular trading session hours. None of the Trustee, Collateral Agent, Paying Agent or Conversion Agent shall be responsible for monitoring the Last Reported Sale Price.

“Lien” means, with respect to any asset or right, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge, security assignment or security interest in or on such asset or right, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset or right.

“Listing Event” means any transaction (other than a SPAC Transaction), including any underwritten initial public offering or Direct Listing pursuant to which (1) the Common Equity of the Company (or Successor Company, as applicable) (a) is first registered under Section 12(b) of the Exchange Act, (b) is listed on a Permitted Exchange and (c) represents the Common Stock into which the Notes are convertible under this Indenture and (2) the Company (or Successor Company, as applicable) is a corporation organized and existing under the laws of the United States of America, any State thereof, the District of Columbia or any Designated Country.

“Loan Subordination Agreement” means that certain Subordination Agreement dated as of the date hereof as between the Company, Collateral Agent, and Western Alliance Bank.

“Lock-Up Period” shall have the meaning specified in Section 14.09(e).

“Market Disruption Event” means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means, December 1, 2025; provided that, if the Holders are made subject to a Lock-Up Period pursuant to Section 14.09(e), the Maturity Date shall at all times thereafter be the date that follows December 1, 2025 by the number of days in such Lock-Up Period; provided, however, that for the avoidance of doubt, there can be only one “Maturity Date” with respect to all holders.

“Maximum Percentage” shall have the meaning specified in Section 14.03(k).

“Minimum Principal Amount” means a majority in aggregate principal amount of the Notes then outstanding.

“Mortgages” means a collective reference to each mortgage, deed of trust or deed to secure debt under which any Lien on the Premises or any other Collateral secured by and described in such mortgages, deeds of trust or deeds to secure debt is granted to secure any Indenture Obligations.

“Non-Material Real Property” means any fee interest in any real property with a fair market value (together with improvements thereof) as reasonably determined by the Company not exceeding $1.0 million and any leasehold, easement or licensed interest in real property (together with improvements located thereon not owned by the Company but subject to such lease, easement or license).

“Non-SPAC Share Consideration” shall have the meaning specified in the definition of “SPAC-Equivalent Company Shares.”

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture. Any Initial Notes, any PIK Notes (and any increases in Global Notes reflecting a PIK Payment) and any Additional Notes shall be treated as a single class for all purposes under this Indenture and the Security Documents, including, without limitation, waivers, amendments and offers to purchase. Unless the context otherwise requires, (a) all references to the “Notes” include any Initial Notes, any PIK Notes (and any increases in Global Notes reflecting a PIK Payment) and any Additional Notes and (b) all references to “principal amount” of Notes include any increase in the principal amount of outstanding Notes (including PIK Notes and any Additional Notes) as a result of a PIK Payment and references to “payment of principal” shall include, to the extent applicable, the payment of the Fundamental Change Repurchase Price, the Change of Control Repurchase Price, or the redemption price in respect of a Change of Control Redemption. Unless the context otherwise requires, any express mention of Additional Notes or PIK Notes, as applicable, in any provision hereof shall not be construed as excluding Additional Notes or PIK Notes, as applicable, in those provisions hereof where such express mention is not made.

“Note Guarantee” shall have the meaning specified in Section 16.01.

“Note Purchase Agreement” shall have the meaning specified in the definition of “Second Tranche Notes.”

“Note Register” shall have the meaning specified in Section 2.05.

“Note Registrar” shall have the meaning specified in Section 2.05.

“Note Subordination Agreements” means those certain (i) Subordination Agreement, dated as of the date hereof, by and among Barkbox, Inc., U.S. Bank National Association, and the Creditors (as defined therein) pursuant to that certain Note Purchase Agreement (as amended by Amendment No. 1 to Note Purchase Agreement), dated as of December 19, 2019, and (ii) Subordination Agreement, dated as of the date hereof, by and among Barkbox, Inc., U.S. Bank National Association, and the Creditors (as defined therein) pursuant to that certain Note Purchase Agreement, dated as of November 27, 2020.

“Notice of Conversion” shall have the meaning specified in Section 14.03(b).

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to the Company, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Commercial Officer, the Chief Integration Officer, the Chief Accounting Officer, the Controller, the Treasurer, the Secretary, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“Officer’s Certificate,” when used with respect to the Company or a Guarantor, if any, means a certificate that is signed by any Officer of the Company or a Guarantor, if any, as the case may be. Each such certificate shall include the statements provided for in Section 18.05 if and to the extent required by the provisions of such Section. The Officer giving an Officer’s Certificate pursuant to Section 4.08 shall be the principal executive, financial or accounting officer of the Company.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company (or such other party having an obligation under this Indenture to obtain such legal opinion), or other counsel who is reasonably acceptable to the Trustee and/or the Collateral Agent (or other party receiving such legal opinion hereunder), as applicable, which opinion may contain customary exceptions and qualifications as to the matters set forth therein. Each such opinion shall include the statements provided for in Section 18.05 if and to the extent required by the provisions of such Section.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c) Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d) Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.08; and

(e) Notes repurchased by the Company.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Permitted Disqualified Stock” means any Disqualified Stock issued pursuant to any Existing Agreement Obligation.

“Permitted Equity Raise” means the sale and issuance by the Company of Capital Stock (other than Disqualified Stock) of the Company in one or a series of transactions, which transactions are subject to the Holders’ rights under Section 4.24, subject to the terms thereof.

“Permitted Exchange” means any of The New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market (or any of their respective successors).

“Permitted Indebtedness” means:

(a) Indebtedness of the Company existing on the Issue Date and disclosed on Schedule B hereto, and any Permitted Refinancing Indebtedness in respect thereof;

(b) Indebtedness represented by the Notes and the Guarantees of the Notes;

(c) Indebtedness represented by PIK Interest;

(d) Hedging Obligations in the ordinary course of business;

(e) Indebtedness represented by (x) Capital Lease Obligations or (y) Purchase Money Obligations, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (e), not to exceed at any time outstanding $2.5 million;

(f) intercompany Indebtedness between the Company and the Guarantors or among Guarantors;

(g) Guarantees by the Company or any Guarantor of Indebtedness that is permitted to be incurred by Section 4.12, provided that if the Indebtedness being guaranteed is subordinated in right of payment to the Notes, such Guarantee is subordinated in right of payment to the Notes to the same extent as the Indebtedness so guaranteed;

(h) Indebtedness arising from (i) netting services, overdraft protections and similar arrangements in respect of deposit accounts and (ii) the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, in each case, so long as such Indebtedness is covered within five business days of receiving notice thereof;

(i) obligations consisting of take-or-pay obligations contained in supply arrangements incurred in the ordinary course of business;

(j) Indebtedness in respect of (A) workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations, (B) the financing of insurance premiums or self-insurance obligations, (C) indemnity, bid, performance, warranty, release, appeal, surety, customs and similar bonds, letters of credit and banker’s acceptances for operating purposes, and (D) letters of credit issued or incurred to support the purchase of supplies, raw materials and equipment in the ordinary course of business;

(k) Indebtedness represented by the Second Tranche Notes and the Guarantees of the Second Tranche Notes; and

(l) the Senior Indebtedness and any Permitted Refinancing Indebtedness in respect thereof.

“Permitted Investments” means:

(a) any Investment in the Company or in any Guarantor;

(b) Investments represented by Hedging Obligations;

(c) repurchases or redemptions of Notes required by this Indenture;

(d) any Guarantee of Indebtedness permitted to be incurred pursuant to Section 4.12 of this Indenture; and

(e) any Investment made in connection with a contemplated Tax Efficiency Reorganization Transaction.

“Permitted Liens” means:

(a) Liens in favor of the Company or any Guarantor;

(b) Liens expressly permitted by clause (II) of the first proviso of Section 4.12, subject to (i) the limitations set forth therein and (ii) with respect to any Liens permitted by such clause (II)(ii), the entry into an Intercreditor Agreement;

(c) Liens to secure Capital Lease Obligations and Purchase Money Obligations, provided that, in each case, any such Lien may not extend to any property of the Company, other than the property acquired, constructed, improved or leased with the proceeds of such Indebtedness and any additions, parts, attachments, fixtures, leasehold improvements, proceeds, improvements or accessions related thereto;

(d) Liens for taxes, assessments or governmental charges or levies if the same shall not at the time be delinquent for more than 30 days or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings, provided that any reserve or other appropriate provision required in accordance with GAAP shall have been made therefor;

(e) Liens imposed by law or arising by operation of law, including without limitation, landlords’, materialmen’s, repairmen’s, mailmen’s, suppliers’, vendors’, carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, Liens for master’s and crew’s wages and other similar laws, arising in the ordinary course of business and for payment obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(f) pledges, deposits or Liens in connection with workers’ compensation, professional liability insurance, unemployment insurance and other social security and other similar legislation and or other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

(g) Liens incurred in the ordinary course of business to secure performance of obligations with respect to letters of credit, bank guarantees, statutory or regulatory requirements, performance or completion bonds, performance of return-of-money bonds, surety or appeal bonds, or other obligations of a like nature and incurred in connection with port authority facilities projects or otherwise in the ordinary course of business;

(h) Liens on property (including Capital Stock) at the time of acquisition by the Company or any Guarantor, including any acquisition by means of a merger, consolidation or amalgamation with or into the Company or any Guarantor; provided, however, that any such Lien may not extend to any other property of the Company or any Guarantor; provided further, however, that such Liens shall not have been incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such property was acquired by the Company or any Guarantor;

(i) Liens incurred or pledges or deposits made under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Company or any Subsidiary is party, or deposits to secure public or statutory obligations, or deposits for the payment of rent, in each case incurred in the ordinary course of business;

(j) easements, building restrictions, zoning restrictions, survey exceptions, encumbrances, title deficiencies, easements or reservations of rights of others for licenses, rights of way and similar purposes and such other encumbrances or charges against real property as do not materially interfere with the Company’s use of the real property;

(k) Liens existing on the Issue Date;

(l) Liens granted by any Guarantor and existing on the date of the consummation of the SPAC Transaction;

(m) judgment Liens with respect to judgments, decrees or orders not giving rise to an Event of Default so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been initiated for the review of such judgments, decrees or orders shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(n) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of letters of credit, bank guarantees or banker’s acceptances issued or credited for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(o) Liens securing obligations of the Company or any Guarantor under Hedging Obligations incurred in the ordinary course of business;

(p) Liens arising under conditional sale, title retention, consignment or similar arrangements for the sale of goods in the ordinary course of business;

(q) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(r) Liens securing the Indenture Obligations in respect of the Notes and Notes Guarantees;

(s) (i) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries, (ii) any interest or title of a lessor under any leases or subleases entered into by the Company or any of its Subsidiaries in the ordinary course of business, and (iii) any interest of co-sponsors, co-owners or co-developers of intellectual property;

(t) (i) Liens of a collection bank on items in the course of collection, (ii) Liens attaching to commodity trading accounts or other brokerage accounts in the ordinary course of business, (iii) bankers’ Liens and other Liens in favor of banking institutions by law or contract encumbering deposits which are customary in the banking industry and (iv) Liens securing cash management obligations arising in the ordinary course of business;

(u) Liens arising from UCC financing statements regarding operating leases, joint venture agreements, transfers of accounts or transfers of chattel paper entered into in the ordinary course of business;

(v) Liens arising by law or contract on insurance policies and the proceeds thereof to secure premiums thereunder;

(w) deposits as security and liens securing surety and appeal bonds, letters of credit and similar obligations in connection with contested taxes or contested import or customs duties; and

(x) Liens in respect of the Senior Indebtedness.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any Guarantor issued in exchange for, or the net proceeds of which are used to renew, refund, replace, defease or discharge other Indebtedness of the Company or any Guarantor (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has (a) a final maturity date not earlier than the final maturity date of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and (b) a weighted average life to maturity (i) equal to or greater than the weighted average life to maturity of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (ii) at least more than 90 days after the final maturity date of the Notes; and

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(4) is not secured by a Lien on any assets other than the collateral securing the Indebtedness being refinanced or extended, except to the extent that such additional assets or collateral is also pledged to the Holders;

(5) the obligors of which are the same as the obligors of the Indebtedness being refinanced or extended, except to the extent that such additional obligors also become Guarantors hereunder; and

(6) is otherwise on terms no less favorable to the Company and its Subsidiaries, taken as a whole, than those of the Indebtedness being refinanced or extended, in each case unless (1) the Holders also receive the benefit of such more restrictive terms, (2) any such provisions apply after the Maturity Date at the time of such refinancing, or (3) such terms shall be reasonably satisfactory to the Holders;

provided that a certificate of the Company or the applicable Guarantor delivered to the Holders at least ten (10) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the documentation relating thereto, stating that the Company or applicable Guarantor has determined in good faith that such terms and conditions satisfy the foregoing requirements, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Holders notify the Company within such ten (10) Business Days period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees).

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means certificated Notes in registered form.

“PIK Interest” shall have the meaning specified in Section 2.03(c)(i).

“PIK Notes” shall have the meaning specified in Section 2.03(c)(i).

“PIK Payment” shall have the meaning specified in Section 2.03(c)(i).

“Pledge Notice” means a written notice to the Company stating that (i) the Holder reasonably expects such Physical Notes to be promptly pledged as collateral to secure a loan or other obligation for the benefit of a person that Holder reasonably believes to be an accredited investor, within the meaning of clauses (1), (2), (3), (7), (8), (9) and (12) of Rule 501(A) of Regulation D under the Securities Act and (ii) it is impracticable for such pledge to be made except in respect of a Physical Note.

“Pledged Foreign Subsidiary” means a Foreign Subsidiary of the Company (which Foreign Subsidiary is not owned directly or indirectly by another Foreign Subsidiary of the Company).

“Premises” shall have the meaning specified in Section 4.18.

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, design, leasing, construction, installation or improvement of property (real or personal), plant, equipment or other assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise, in each case, within 180 days of such acquisition, design, leasing, construction, installation or improvement.

“Purchase Rights” shall have the meaning specified in Section 4.24.

“Qualified Equity Financing” means any Equity Financing from which the Company receives gross proceeds of not less than $20,000,000, inclusive of any gross proceeds previously received by the Company in respect of Future Bridge Notes (but not Bridge Notes) that convert in connection with such Equity Financing, following the date of this Indenture.

“Qualified Public Company Event” means the earlier to occur of the consummation of: (1) a SPAC Transaction and (2) a Listing Event.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock of the applicable Person (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock of the applicable Person (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock of the applicable Person (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors of such Person, by statute, by contract or otherwise).

“Reference Property” shall have the meaning specified in Section 14.08(a).

“Registrable Securities” shall have the meaning set forth Section 14.09(e).

“Regular Record Date,” with respect to any Interest Payment Date, means the November 15 (whether or not such day is a Business Day) immediately preceding the Interest Payment Date.

“Relevant Stock Exchange” with respect to the Common Stock (or any other security for which a closing sale price must be determined) means The New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market, or if the Common Stock (or such other security) is not then listed or admitted for trading on any of The New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market, the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or admitted for trading.

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or any other officer of the Trustee to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” means any Investment, directly or indirectly, in any of the Company’s Subsidiaries, other than (i) a Permitted Investment and (ii) an Investment in a Subsidiary of the Company for ordinary course working capital purposes and for which the Company has validly granted to the Collateral Agent for the benefit of the Holders a first priority perfected security interest in 100% of the Capital Stock of such Subsidiary.

“Restricted Payments” shall have the meaning specified in Section 4.17.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“ROFR and Co-Sale Agreement” means that certain Second Amended and Restated Right of First Refusal and Co-Sale Agreement, dated May 16, 2016, by and among the Company and the investors party thereto, as may be amended or restated from time to time.

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the Relevant Stock Exchange on which the Common Stock is then listed or admitted for trading. If the Common Stock is not listed or admitted for trading on a Relevant Stock Exchange, “Scheduled Trading Day” means a Business Day.

“Second Tranche Notes” means up to $25,000,000 in aggregate principal amount of additional Notes that may be issued pursuant to the terms and conditions set forth in the Note Purchase Agreement dated November 27, 2020, among the Company, Magnetar Capital LLC and certain affiliates of Magnetar Capital LLC (the “Note Purchase Agreement”) with a CUSIP number that is separate and distinct from the other Notes issued hereunder. The Trustee may conclusively rely on the applicable Company Order as to whether any Notes presented to the Trustee for authentication constitute the Second Tranche Notes, and shall have no obligation to determine or verify whether the terms and conditions of the Note Purchase Agreement or any other agreement have been satisfied.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means that certain security agreement entered into in accordance with Section 17.01(b) by and among the Company, the other grantors from time to time party thereto and the Collateral Agent, as amended, supplemented, modified or replaced in accordance with this Indenture and its terms.

“Security Documents” means all security agreements (including the Security Agreement), intercreditor agreements, pledge agreements, collateral assignments, Mortgages, collateral agency agreements, debentures, Deposit Account Control Agreements or other grants or transfers for security executed and delivered by the Company or any Guarantor creating (or purporting to create) a Lien upon Collateral for the benefit of the Holders to secure the Indenture Obligations, in each case, as amended, supplemented, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the terms of this Indenture.

“Senior Indebtedness” means an amount of Indebtedness of the Company, presently existing or arising in the future, not to exceed $90,000,000 in the aggregate at any time outstanding; provided that such Indebtedness is subject to that certain Loan Subordination Agreement or other intercreditor agreement in the same form or otherwise in form and substance reasonably acceptable to the Holders.

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“SPAC-Equivalent Company Shares” means the number of shares of Common Stock of the SPAC, calculated on a Fully-Diluted Basis as of immediately after consummation of the SPAC Transaction, that are issued or issuable pursuant to the SPAC Transaction for the Company Shares outstanding as of immediately prior to the consummation of the SPAC Transaction. In the event the consideration issued or issuable to the holders of Company Shares in connection with the SPAC Transaction includes any consideration other than shares of Common Stock of the SPAC (collectively, “Non-SPAC Share Consideration”), the number of SPAC-Equivalent Company Shares shall be increased by the quotient of (i) the aggregate amount of cash plus the fair market value of any other property (as determined in accordance with clauses (a) and (b) of the definition of “Transaction Price”) comprising such Non-SPAC Share Consideration and (ii) the SPAC Transaction PIPE Valuation.

“SPAC” shall have the meaning specified in the definition of “SPAC Transaction”. In the event a SPAC Transaction is structured in a manner whereby an Affiliate of the SPAC becomes the direct or indirect parent of each of the SPAC and the Company (or its successor) in such SPAC Transaction and is the publicly traded entity following such SPAC Transaction, references to “the SPAC” herein shall, as the context so requires, refer to such parent company.

“SPAC Transaction” means the acquisition, merger or other business combination between the Company or an Affiliate thereof (but, for purposes of this definition, “Affiliate” shall exclude any members of the Company and their respective Affiliates, but shall include any direct or indirect parent company of the Company that may be formed from time to time) and a special purpose acquisition company that, immediately prior to the consummation of such SPAC Transaction, (x) has no material assets (other than proceeds from its initial public offering, the private placement of securities in connection therewith and working capital loans made by such company’s sponsor, management team or their respective Affiliates), (y) has no material liabilities or obligations (other than ordinary course payables to vendors, professionals, consultants and other advisors, deferred underwriting fees incurred in connection with its initial public offering and otherwise to the extent arising from the rights of the company’s public shareholders to redeem their shares and receive liquidating distributions under specified circumstances), and (z) the assets of which are subject to no material Liens (such a special purpose acquisition company or any successor issuer thereto established pursuant to a holding company reorganization, a “SPAC”); provided that such acquisition, merger or other business combination will only constitute a SPAC Transaction if: (1) as a result of such acquisition, merger or other business combination the Company or such Affiliate (a) merges with and into the SPAC (b) becomes a wholly owned subsidiary of the SPAC or (c) becomes an Affiliate of the SPAC, (2) the Common Equity of the SPAC (a) is registered under Section 12(b) of the Exchange Act and (b) is listed on a Permitted Exchange, (3) the Common Stock of the SPAC represents the Common Stock into which the Notes are convertible under this Indenture, (4) the SPAC is a corporation organized and existing under the laws of the United States of America, any State thereof, the District of Columbia or any Designated Country and (5) the SPAC promptly enters into a supplemental indenture to this Indenture in substantially the form of Exhibit C hereto providing that it fully and unconditionally guarantees the Notes and which is also in compliance with the requirements of Section 11.03).

“SPAC Transaction Financing” means the sale by the SPAC of Capital Stock (or any securities exercisable, convertible or exchangeable into Capital Stock) in a private or public transaction at any time after the Issue Date and prior to, or concurrent with, the effective time of the SPAC Transaction that constitutes the Qualified Public Company Event. In the event a SPAC Transaction is structured in a manner whereby an Affiliate of the SPAC becomes the direct or indirect parent of each of the SPAC and the Company (or its successor) in such SPAC Transaction and is the publicly traded entity following such SPAC Transaction, the SPAC Transaction Financing shall also include any sale of Capital Stock which is part of the SPAC’s financing for the SPAC Transaction, pursuant to a subscription or purchase agreement entered into concurrently with or after the execution of the definitive merger agreement for the SPAC Transaction, by any entity that will be a Subsidiary of such parent company following the SPAC Transaction, which Capital Stock is contributed to, exchanged or otherwise converted into Capital Stock of such parent company in connection with the SPAC Transaction.

“SPAC Transaction PIPE Valuation” means the lesser of (i) $10.00 (such price per share as equitably adjusted for stock splits, reverse stock splits or stock combinations, stock dividends and the like by the SPAC after the date of this Indenture and prior to the consummation of the SPAC Transaction) and (ii) if applicable, the lowest cash price per share of Common Equity (on an as-converted basis in the case of securities exercisable, convertible or exchangeable into Common Equity) at which the SPAC sells shares of its Common Equity (or securities exercisable, convertible or exchangeable into Common Equity) in one or more SPAC Transaction Financings; provided that after the determination date of such lowest cash price per share (the “Determination Date”) and until the effective time of the Qualified Public Company Event, the SPAC and its Affiliates do not take any action that would result in an adjustment to the Conversion Rate pursuant to Section 14.05 hereof (assuming for these purposes that the consummation of the Qualified Public Company Event occurred simultaneously with the Determination Date).

“Specified Amount” means an amount calculated by the Company, as of the date of issuance of any Additional Notes, that represents (i) $75,000,000 aggregate principal amount of Notes issued on the Issue Date, as increased (ii) by an additional up to $25,000,000 aggregate principal upon the issuance of the Second Tranche Notes, if applicable, as decreased by (iii) $10,000,000 aggregate principal amount of Notes and as adjusted, in each case, (iv) to increase such aggregate principal amounts for the payment of any PIK Interest in accordance with the terms of this Indenture (with interest borne on such increased principal amount from and after the date of such PIK Payment), assuming that interest in respect of such aggregate principal amount was paid on the same terms and at the same times as outstanding Notes and that such Notes remain outstanding at all times.

“Specified Corporate Event” shall have the meaning specified in Section 14.08(a).

“Spin-Off” shall have the meaning specified in Section 14.05(c).

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the fixed date on which the payment of interest or principal is due and payable in the documentation governing such, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally fixed for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of the Company that is subordinated in right of payment to the Obligations with respect to the Indenture and the Notes; provided that such Indebtedness shall (a) not provide for any scheduled amortization or mandatory prepayment of principal prior to the Stated Maturity thereof, (b) contain usual and customary subordination terms, consistent with those set forth on Exhibit B, and (c) specifically designate this Indenture and all Obligations in respect of the Indenture and the Notes as “designated senior indebtedness” or similar term so that the subordination terms referred to in clause (b) of this definition specifically refer to such Indebtedness as being subordinated to the Obligations in respect of the Indenture and the Notes pursuant to such subordination terms. For the avoidance of doubt, the terms included in Exhibit B are not intended to be exhaustive.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successive Conversion Period” means the period beginning upon receipt by the Holders of a Change of Control Company Notice or Fundamental Change Company Notice, as applicable, and ending on the one-year anniversary of the effective date of the Change of Control or Fundamental Change.

“Successor Company” shall have the meaning specified in Section 11.01(a).

“Successor Guarantor” shall have the meaning specified in Section 16.03(a)(ii).

“Successor Major Transaction” means either a Change of Control or a Fundamental Change that constitutes a Specified Corporate Event in which the shares of Common Stock are converted into the right to receive cash, securities of another entity and/or other assets.

“Successor Transaction” shall have the meaning specified in Section 11.02.

“Tax Efficiency Reorganization Transaction” means any transaction or series of transactions undertaken in anticipation of a Qualified Public Offering Event, the sole purpose of which is to optimize the tax efficiency of such Qualified Public Offering Event and which does not (i) adversely affect the economic or other rights of the Holders in any material respect, and (ii) have any disproportionately adverse effect on the Holders relative to other similarly situated parties, and that complies with Section 14.08 hereof. For the avoidance of doubt, it is understood and agreed that a transaction or series of transactions would not be for the “sole purpose” of optimizing tax efficiency if undertaken with the purpose of circumventing any covenant or obligation set forth in the Indenture Documents.

“Trading Day” means a day on which (i) trading in the Common Stock (or any other security for which a closing sale price must be determined) generally occurs on a Relevant Stock Exchange and (ii) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining any Daily VWAP, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on a Permitted Exchange or, if the Common Stock is not then listed on a Permitted Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Transaction Price” means the per share amount of consideration received by the holders of Common Stock in a Change of Control. If the consideration is paid in property other than in cash, the value of such consideration, on a per share basis, shall be the fair market value of such property, determined as follows:

(a) for securities not subject to investment letters or similar restrictions on free marketability,

(1) if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the thirty (30) day period ending three (3) days prior to the Change of Control Effective Date;

(2) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the Change of Control Effective Date; or

(3) if there is no active public market, the value shall be the fair market value thereof, as reasonably determined in good faith by the Board of Directors of the Company;

(b) for securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of an equityholder’s status as an Affiliate or former Affiliate), the valuation methodology shall take into account an appropriate discount (as determined in good faith by the Board of Directors of the Company) from the market value as determined pursuant to clause (a) above so as to reflect the approximate fair market value thereof.

Within two Business Days after the Change of Control Effective Date, the Company shall deliver to Holders, the Trustee and the Conversion Agent (if other than the Trustee) the Transaction Price and a schedule and reasonable explanation of the calculation thereof (the “Transaction Price Notice”). On or before the 10th Business Day following the Change of Control Effective Date, the Holders of at least the Minimum Principal Amount of the Notes then outstanding (such holders, the “Disputing Holders”) may, by notice in writing to the Company (which shall include proof of beneficial ownership of Notes in a manner reasonably acceptable to the Company) dispute the Transaction Price calculation (the “Dispute Notice”). Such Dispute Notice shall include a calculation detailing the Disputing Holders’ determination of the Transaction Price (the “Disputing Holders’ Calculation”). The Company shall deliver to Holders, the Trustee and the Conversion Agent (if other than the Trustee) a final notice of the Transaction Price (the “Final Transaction Price Notice”) (x) if no Dispute Notice is delivered, on the 11th Business Day following the Change of Control Effective Date, which Final Transaction Price Notice shall confirm the Transaction Price that was reflected in the original Transaction Price Notice or (y) if a Dispute Notice was timely received, no later than the 25th Business Day following the Change of Control Effective Date, which Final Transaction Price Notice shall either (i) adopt the Disputing Holders’ Calculation or (ii) set forth the Transaction Price, as determined by an independent nationally recognized investment bank selected by the Board of Directors of the Company. In the event a Holder previously converted all or a portion of a Note in connection with such Change of Control and the Final Transaction Price Notice indicates a Transaction Price that would result in a higher Conversion Rate than the Conversion Rate at which the Holder previously converted such Note in the same Change of Control, the Holder shall be entitled to the same consideration it would have received in connection with such Change of Control had it converted at such higher Conversion Rate immediately prior to the Change of Control Effective Date.

“Transaction Price Notice” shall have the meaning specified in the definition of Transaction Price.

“transfer” shall have the meaning specified in Section 2.05(c).

“Trigger Event” shall have the meaning specified in Section 14.05(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the Issue Date, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“unit of Reference Property” shall have the meaning specified in Section 14.08(a).

“Valuation Cap” means $1,500,000,000; provided that, for purposes of the calculation of the Conversion Rate under clause (a)(i) or (c)(i) of the definition thereof, if any of the Bridge Notes are repaid in connection with the applicable Change of Control or SPAC Transaction, the Valuation Cap shall be reduced by the aggregate amount of such repayment (and such Bridge Notes that are repaid shall not be treated as Company Shares or SPAC-Equivalent Company Shares for purposes of the relevant calculation of the Conversion Rate).

“Valuation Period” shall have the meaning specified in Section 14.05(c).

“Vice President” shall have the meaning specified in the definition of “Officer.”

“Voting Agreement” means that certain Second Amended and Restated Voting Agreement, dated May 16, 2016, by and among the Company and the investors party thereto, as may be amended or restated from time to time.

“Wholly-Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, 100% of the Capital Stock of which is owned by such Person (other than directors’ qualifying shares or shares required by applicable law to be held by third persons).

Section 1.02 References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include PIK Interest if, in such context, PIK Interest is, was or would be payable pursuant to Section 2.03(c). Unless the context otherwise requires, any express mention PIK Interest in any provision hereof shall not be construed as excluding PIK Interest in those provisions hereof where such express mention is not made.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND

EXCHANGE OF NOTES

Section 2.01 Designation and Amount. The Notes shall be designated as the “Convertible Secured Notes due 2025.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $75,000,000, subject to any PIK Payments permitted by this Indenture that are made pursuant to Section 2.03(c)(i), and except for (i) Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder and (ii) Additional Notes issued in accordance with the terms of this Indenture.

Section 2.02 Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company, the Guarantors, if any, and the Trustee, by their execution and delivery of this Indenture (or, with respect to the Guarantors, if any, a supplemental indenture to this Indenture substantially in the form of Exhibit C hereto), expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject pursuant to this Indenture or any applicable law.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as any Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject pursuant to this Indenture or any applicable law.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers, exchanges or issuances of any Additional Notes (to the extent such issuances are fungible with the Notes represented by such Global Note for U.S. federal income tax and securities law purposes) or any PIK Notes or PIK Payments permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with this Indenture and the Depositary’s procedures. Payment of principal of, and accrued and unpaid Cash Interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03 Date and Denomination of Notes; Payments of Interest and Defaulted Amounts.

(a) The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof; provided that after any initial PIK Payment, the Notes shall be in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note; provided that any PIK Notes or Additional Notes bearing a different CUSIP number than the CUSIP number for the Initial Notes or any other Additional Notes shall bear interest only from their respective dates of issue. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months or, in the case of a partial month, the actual number of days elapsed over a 30-day month and shall be compounded annually. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

(b) The Person in whose name any Note is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the office or agency of the Company maintained for such purposes in the continental United States of America, which shall initially be the Corporate Trust Office of the Trustee and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee or otherwise in accordance with the Depositary’s procedures. The Company through the Paying Agent, shall pay Cash Interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each such Holder or, upon application by such Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee or otherwise in accordance with the Depositary’s procedures.

(c)

(i) Except as set forth in Section 2.03(c)(iii), interest will be payable entirely in kind (“PIK Interest”) by (A) increasing the principal amount of the outstanding Notes or (B) issuing additional Notes under this Indenture (the “PIK Notes”) on the same terms and conditions as the Notes, except interest will accrue on such additional principal amount or PIK Notes, as applicable, from the applicable Interest Payment Date that such additional principal amount or PIK Notes, as applicable, are required to be issued under this Indenture (each payment of PIK Interest pursuant to clause (A) or (B) of this Section 2.03(c)(i), a “PIK Payment”).

(ii) At all times, PIK Interest on the Notes will be payable (1) with respect to Physical Notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable Interest Period (rounded to the nearest whole dollar, with amounts of $0.50 or more being rounded up), and the Trustee will, upon receipt of a Company Order, authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders on the relevant Regular Record Date, as shown in the register of the Note Registrar; and (2) with respect to Notes represented by one or more Global Notes registered in the name of or held by the Depositary or its nominee on the relevant Regular Record Date, by increasing the principal amount of the outstanding Global Note or Global Notes (or by issuing a new Global Note, if required pursuant to the applicable procedures of the Depositary) by an amount equal to the amount of PIK Interest for the applicable Interest Period (rounded to the nearest whole dollar, with amounts of $0.50 or more being rounded up) as provided in a Company Order by the Company to the Trustee, and the Trustee, at the Company’s written direction, shall record such increase in such Global Note or Global Notes. Following an increase in the principal amount of any outstanding Global Notes as a result of a PIK Payment, such Global Note will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in certificated form will be dated as of the applicable Interest Payment Date and will bear interest from and after such date. All PIK Notes issued pursuant to a PIK Payment will be governed by, and subject to the terms, provisions and conditions of, this Indenture and will have the same rights and benefits as the Initial Notes. Any certificated PIK Note will be issued with the description “PIK” on the face of such PIK Note.

(iii) Notwithstanding anything to the contrary in this Section 2.03(c), the payment of accrued interest shall be made solely in cash (“Cash Interest”), (A) in connection with any redemption or repurchase of Notes as described under Section 13.02, Section 15.02 and Section 15.03, (1) with respect to all Notes, if the related Change of Control Redemption Date, Fundamental Change Repurchase Date or Change of Control Repurchase Date, as applicable, is after a Regular Record Date and on or prior to the Scheduled Trading Day immediately following the date on which the corresponding interest payment is made or (2) solely with respect to the Notes to be redeemed or repurchased, if the related Change of Control Redemption Date, Fundamental Change Repurchase Date or Change of Control Repurchase Date, as applicable, is on any other date, (B) with respect to all Notes, if any Notes are surrendered for conversion after the close of business on a Regular Record Date for the payment of interest and on or prior to the related Interest Payment Date, and (C) on the final Interest Payment Date.

(iv) The then-applicable Interest Rate shall be subject to adjustment in connection with any Event of Default. If an Event of Default occurs, the then-applicable Interest Rate on the Notes will increase by 3.0% per annum (the “Default Rate”). The Default Rate shall take effect from, and including, the next succeeding Interest Payment Date following the date on which an Event of Default occurs, provided that the Default

Rate shall not take effect if all Events of Default have been cured prior to such next succeeding Interest Payment Date. If all continuing Events of Default are cured after the Default Rate has taken effect, the Default Rate shall cease to be in effect from, and including, the next succeeding Interest Payment Date as of which no Event of Default is continuing. As such, interest will not begin to accrue at such increased or decreased Interest Rate until the next Interest Payment Date following the date on which an Event of Default or the curing of all continuing Events of Default occurs. In no event shall the Interest Rate on the Notes exceed 3.0% above the then-applicable Interest Rate on the Notes as a result of the application of the Default Rate. In this section, the term “then-applicable Interest Rate” on the Notes means the Interest Rate determined in accordance with the Indenture without giving effect to any adjustment as described in this clause (iv). The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the amount of interest payable at the Default Rate, or with respect to the nature, extent, or calculation of the amount of interest payable at the Default Rate owed, or with respect to the method employed in such calculation of any amounts at the Default Rate. The Company shall notify the Holders and the Trustee on any Interest Payment Date on which interest will increase or decrease for the next succeeding Interest Period in accordance with this clause (iv). Any election by the Company pursuant to Section 2.03(c)(i) shall apply with respect to the Interest Rate, as increased by the Default Rate, if applicable.

(d) All indebtedness and obligations of the Company and the Guarantors to the Holders, presently existing or arising in the future pursuant to this Indenture, the Notes or any Second Tranche Notes, is subordinated in right of payment to all Senior Indebtedness to the extent set forth in the Loan Subordination Agreement.

(e) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the applicable interest rate then borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 calendar days after the delivery to the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment, and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date and in such notice, instruct the Trustee, in the name and at the expense of the Company, to deliver notice of the proposed payment of such Defaulted Amounts and the special record date therefor to each Holder not less than 10 calendar days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes are registered at the close of business on such special record date and shall no longer be due and payable in respect of the Notes.

(ii) The Company may elect to make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(iii) The Trustee shall not at any time be under any duty or responsibility to any Holder to determine the Defaulted Amounts, or with respect to the nature, extent, or calculation of the amount of the Defaulted Amounts owed, or with respect to the method employed in such calculation of the Defaulted Amounts.

(f)

(i) Each party hereby agrees to the following U.S. federal income tax treatment and covenants that it will not take a different position thereon unless required by a governmental authority pursuant to a “determination” as defined in section 1313 of the Code, (provided, however, that, in the case of a determination as defined in section 1313(a)(2), the Company may enter into a an agreement with the applicable governmental authority as described in section 1313(a)(2) only with the prior written consent of the majority in interest of Holders (such consent not to be unreasonably withheld, conditioned or delayed)): interest payments on the Notes to a Holder, or any amount received upon the redemption, conversion or other reacquisition by the Company of a Note, are not subject to withholding tax by the Company and such interest payments or amounts will be made without reduction for any such tax, provided that (a) such applicable Holder timely provides a valid IRS Form W-8 or IRS Form W-9 (or successor forms thereto) and such other information as is required to certify such person’s compliance with sections 1471 through 1474 of the Code; (b) such beneficial owner of such Note is not (i) a 10% shareholder of the Company as described in sections 871(h)(3) and 881(c)(3)(B) of the Code, (ii) a controlled foreign corporation to which the Company is related as described in section 881(c)(3)(C) of the Code, or (iii) a bank extending credit to the Company in the ordinary course of its trade or business as described in section 881(c)(3)(A) of the Code (and upon request provides certification to such effect); and (c) no change of U.S. federal income tax law has occurred subsequent to the issuance of the Notes that results in the application of such withholding tax. The Company agrees to provide upon reasonable request by a Holder information existing and readily available to the Company that is reasonably necessary for the Holder to determine whether it is a 10% shareholder of the Company as described in sections 871(h)(3) and 881(c)(3)(B) of the Code.

(ii) Each party hereby agrees that each Note shall be treated as debt for U.S. federal, state and local income tax purposes and, each party covenants that it will not take a different position unless required by a governmental authority pursuant to a “determination” as defined in section 1313 of the Code; provided, however, that, in the case of a determination as defined in section 1313(a)(2), the Company may enter into a an agreement with the applicable governmental authority as described in section 1313(a)(2) only with the prior written consent of the majority in interest of Holders (such consent not to be unreasonably withheld, conditioned or delayed). Each Holder and beneficial owner of a Note shall be deemed, by the Holder’s acquisition of such Note (or an interest therein), to have agreed to treat, and shall treat, the Notes as debt for all United States federal income tax purposes and shall take no action inconsistent with such treatment unless required by a governmental authority pursuant to a “determination” as defined in section 1313 of the Code; provided, however, that, in the case of a determination as defined in section 1313(a)(2), the Holder may enter into a an agreement with the applicable governmental authority as described in section 1313(a)(2) only with the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed).

(iii) The Company will use commercially reasonable efforts to provide any certificate and/or information necessary for an exemption from withholding tax under section 1445 of the Code in connection with any conversion, redemption or other exchange of a Note with the Company. The Company shall use commercially reasonable efforts to provide notice to each Holder in the event that the Company itself could be treated as a U.S. real property holding corporation as defined in Section 897(c)(2) of the Code, or the Company owns such corporation. On a quarterly basis (or upon any reasonable request by a Holder), the Company shall use commercially reasonable efforts to inform the Trustee of the approximate percentage of U.S. real property interests (as defined in section 897(c)(1) of the Code) held directly and indirectly, by the Company, or, as applicable, its owner that is an entity treated as a corporation for U.S. federal tax purposes.

Section 2.04 Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of any Officer.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes. The applicable Company Order shall state whether such Notes are Initial Notes, PIK Notes, Additional Notes or Second Tranche Notes.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 18.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such person was not such an Officer.

Section 2.05 Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.

(a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee, upon receipt of any items required to be delivered hereunder, shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed on the Holder by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Company, the Trustee, the Collateral Agent, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not validly withdrawn) in accordance with Article 15 or (iii) any Notes selected for redemption in accordance with Article 13, except the unredeemed portion thereof.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b) So long as Notes are eligible for book-entry settlement with the Depositary subject to the seventh paragraph from the end of Section 2.05(c) all Notes shall be represented by one or more registered Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c) Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Stock issued upon conversion of the Notes that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those contained in the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Notes, (2) the expiration of any applicable holding period with respect to the Notes pursuant to Rule 144 or any successor provision thereto, and (3) the date on which the Notes constitute “Covered Securities” under clause (1), (2) or (3) of the definition of “Covered Securities” under Section 18 of the Securities

Act, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless such Notes have been (i) transferred (x) pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer and (y) subsequent transfers are not subject to restrictions under applicable state securities laws, or (ii) transferred (x) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act and (y) subsequent transfers are not subject to restrictions under applicable state securities laws, or (iii) unless otherwise agreed by the Company in writing, with notice thereof to the Trustee; provided, that if the proposed transfer will be made pursuant to clause (ii) above, the Holder must, prior to such transfer, furnish to the Company such certifications, Opinions of Counsel and other information as the Company may reasonably require and on forms reasonably approved by the Company, including a customary release from the transferor and a non-disclosure agreement, to determine that such transfer is being made in accordance with such clause):

THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS NOTE MAY NOT BE OFFERED, PLEDGED, RESOLD OR OTHERWISE TRANSFERRED, EXCEPT:

(A) TO BARKBOX, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF;

(B) PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER;

(C) TO A PERSON THAT (1) YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR (2) IS AN ACCREDITED INSTITUTIONAL INVESTOR, WITHIN THE MEANING OF CLAUSES (1), (2), (3), (7), (8), (9) AND (12) OF RULE 501(A) OF REGULATION D UNDER THE SECURITIES ACT; OR

(D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF (1) THE DATE THAT IS ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE NOTES, (2) THE EXPIRATION OF ANY APPLICABLE HOLDING PERIOD WITH RESPECT TO THE NOTES PURSUANT TO RULE 144 OR ANY SUCCESSOR PROVISION THERETO, AND (3) THE DATE ON WHICH THE NOTES CONSTITUTE “COVERED SECURITIES” UNDER CLAUSE (1), (2) OR (3) OF THE DEFINITION OF “COVERED SECURITIES” UNDER SECTION 18 OF THE SECURITIES ACT.

WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (C) AND CLAUSE (D), THE COMPANY AND THE NOTE REGISTRAR SHALL BE ENTITLED TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, OPINIONS OF COUNSEL OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND ON FORMS REASONABLY APPROVED BY THE COMPANY, INCLUDING A CUSTOMARY RELEASE FROM THE TRANSFEROR AND A NON-DISCLOSURE AGREEMENT, AND THE NOTE REGISTRAR AND MAY RELY UPON FOR THE COMPANY TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF NOVEMBER 27, 2020 AS BETWEEN THE COMPANY, U.S. BANK NATIONAL ASSOCIATION, IN ITS CAPACITY AS COLLATERAL AGENT, AND WESTERN ALLIANCE BANK, AS MAY BE AMENDED OR RESTATED FROM TIME TO TIME.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms such that they may be transferred (x) without volume or manner of sale limits under Rule 144 and (y) subsequent transfers are not subject to restrictions under applicable state securities laws, (ii) that has been transferred (x) pursuant to, and in accordance with, a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer and (y) as to which subsequent transfers are not subject to restrictions under applicable state securities laws, or (iii) that has been sold (x) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, and such that such Note is no longer a “restricted security” as defined under Rule 144 and (y) as to which subsequent transfers are not subject to restrictions under applicable state securities laws, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which any of the conditions set forth in clause (i) through (iii) of the immediately preceding sentence have been satisfied, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number. If the Holder of a Physical Note that bears such a restrictive legend and is no longer required to bear such restrictive legend under this Section 2.05(c) surrenders such Note to the Note Registrar for exchange, the Note Registrar shall promptly so notify the Company in writing, and the Company shall promptly execute a Physical Note in the name of such Holder that does not bear such a restrictive legend, of like tenor and aggregate principal amount, and shall deliver such executed Physical Note to the Trustee, along with a Company Order and an Opinion of Counsel and an Officer’s Certificate, for authentication and delivery of such Physical Note, and the Trustee shall promptly authenticate such Physical Note and deliver it to such Holder or otherwise in accordance with such Holder’s instructions, and the Trustee shall promptly thereafter cancel the Physical Note bearing such restrictive legend.

The Company shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes or any Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act. The Company shall complete any exchange process for the removal of a restrictive legend required by this Section 2.05(c) in accordance with the terms of this Indenture, the applicable procedures of the Depositary (in the case of a Global Note) and applicable securities laws.

Following the Resale Restriction Termination Date, the Notes shall bear a legend in substantially the following form:

THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, SUCH SHARES MAY BE “RESTRICTED SECURITIES” THAT MAY NOT BE OFFERED, PLEDGED, RESOLD OR OTHERWISE TRANSFERRED EXCEPT TO THE ISSUER OF SUCH SECURITIES (OR ANY SUBSIDIARY THEREOF), PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF NOVEMBER 27, 2020 AS BETWEEN THE COMPANY, U.S. BANK NATIONAL ASSOCIATION, IN ITS CAPACITY AS COLLATERAL AGENT, AND WESTERN ALLIANCE BANK, AS MAY BE AMENDED OR RESTATED FROM TIME TO TIME.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company, or DTC, to act as Depositary with respect to each Global Note, if any. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as Custodian. The Trustee shall have no liability or responsibility for the action or inaction of the Depositary or any other clearing agency.

If after the issuance and authentication of a Global Note (i) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 calendar days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 calendar days, (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be exchanged for a Physical Note or (iv) a beneficial owner of any Note delivers a Pledge Notice to the Company and requests that its beneficial interest therein be exchanged for a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii) or (iv), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee in writing. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, redeemed, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, redeemed, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), when Physical Notes are presented to the Note Registrar with a written request: (x) to register the transfer of such Physical Notes; or (y) to exchange such Physical Notes for an equal principal amount of Physical Notes of other authorized denominations, the Note Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Physical Notes surrendered for transfer or exchange: (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and (ii) so long as such Notes bear a restrictive legend, such Notes may only be transferred or exchanged in accordance with such restrictive legend and the Form of Assignment and Transfer, and if such Physical Notes are being transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws, (1) a certification to that effect (in the Form of Assignment and Transfer, if applicable) and (2) if the Company or the Trustee so requests, an Opinion of Counsel in form and substance reasonably satisfactory to the Company as to the compliance with the restrictions set forth in the legend thereon.

None of the Company, the Trustee, the Collateral Agent, the Paying Agent or any agent of the Company, the Trustee, the Collateral Agent or the Paying Agent shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Trustee and the Collateral Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among participants of the Depositary or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any agent of the Trustee shall have any responsibility or liability for any action taken or not taken by the Depositary.

(d) Legends on the Common Stock:

(i) Until the date that is the later of (1) the date that is one year after the date of issuance of the applicable share of Common Stock issued upon a conversion of a Note, (2) the first day on which, following the expiration of any applicable holding period under Rule 144 or any successor provision with respect to the Notes being converted into the applicable share of Common Stock, the Common Stock becomes eligible for resale pursuant to Rule 144, and (3) the date on which such share of Common Stock constitutes a “Covered Security” under clause (1), (2) or (3) of the definition of “Covered Security” under Section 18 of the Securities Act, any stock certificate or book entry record representing Common Stock issued upon conversion of a Note shall bear a legend in substantially the following form (unless such Common Stock has been (i) transferred (x) pursuant to, and in accordance with, a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer and (y) subsequent transfers are not subject to restrictions under applicable state securities laws, or (ii) transferred (x) pursuant to the exemption from registration provided by Rule 144, to the extent that Rule 144 is available with respect to such share of Common Stock, or any similar provision then in force under the Securities Act and (y) subsequent transfers are not subject to restrictions under applicable state securities laws, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee and the transfer agent for the Common Stock; provided, that if the proposed transfer will be made pursuant to clause (ii) above, the Holder must, prior to such transfer, furnish to the Company such certifications, Opinions of Counsel and other information as the Company may reasonably require and on forms reasonably approved by the Company, including a customary release from the transferor and a non-disclosure agreement, to determine that such transfer is being made in accordance with such clause):

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, PRIOR TO THE COMMON STOCK RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS SECURITY MAY NOT BE OFFERED, PLEDGED, RESOLD, OR OTHERWISE TRANSFERRED, EXCEPT:

(A) TO BARKBOX, INC. (THE “COMPANY”), ANY SUBSIDIARY THEREOF, OR ANY PARENT THEREOF IF IT IS THE ISSUER OF THE SECURITY;

(B) PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER; OR

(C) UNDER ANY AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

THE “COMMON STOCK RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF (1) THE DATE THAT IS ONE YEAR AFTER THE DATE OF ISSUANCE OF THE APPLICABLE SHARE OF COMMON STOCK ISSUED UPON A CONVERSION OF A NOTE, (2) THE FIRST DAY ON WHICH, FOLLOWING THE EXPIRATION OF ANY APPLICABLE HOLDING PERIOD UNDER RULE 144 OR ANY SUCCESSOR PROVISION WITH RESPECT TO THE NOTES BEING CONVERTED INTO THE APPLICABLE SHARE OF COMMON STOCK, THE COMMON STOCK BECOMES ELIGIBLE FOR RESALE PURSUANT TO RULE 144, AND (3) THE DATE ON WHICH SUCH SHARE OF COMMON STOCK CONSTITUTES A “COVERED SECURITY” UNDER CLAUSE (1), (2) OR (3) OF THE DEFINITION OF “COVERED SECURITY” UNDER SECTION 18 OF THE SECURITIES ACT.

WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (C), PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THE COMPANY AND THE COMPANY’S TRANSFER AGENT SHALL BE ENTITLED TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, OPINIONS OF COUNSEL OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND ON FORMS REASONABLY APPROVED BY THE COMPANY, INCLUDING A CUSTOMARY RELEASE FROM THE TRANSFEROR AND A NON-DISCLOSURE AGREEMENT, AND THE NOTE REGISTRAR AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

(ii) Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred (x) pursuant to, and in accordance with, a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer and (y) subsequent transfers are not subject to restrictions under applicable state securities laws, or (iii) that has been sold (x) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act and (y) subsequent transfers are not subject to restrictions under applicable state securities laws, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(d).

(e) Any Note or Common Stock issued upon the conversion or exchange of a Note that is redeemed, repurchased or owned by any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless such Note (i) is eligible for resale pursuant to Rule 144 (if available) without any limitations thereunder as to volume, manner of sale, availability of current public information or notice, (ii) is sold or otherwise transferred pursuant to an effective registration statement under the Securities Act or (iii) is resold or otherwise transferred pursuant to another exemption from the registration requirements of the Securities Act or in a transaction not subject to, the Securities Act, in each case, in accordance with applicable state securities laws and in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144) or any corresponding classification under applicable state securities laws. The Company shall cause any Note that is redeemed, repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.08.

Section 2.06 Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon receipt of a Company Order the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to hold each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. No service charge shall be imposed on the Holder by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for redemption in accordance with Article 13, repurchase in accordance with Article 15 or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to hold each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, conversion, redemption or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, conversion, redemption or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07 Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon receipt of a Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall, upon receipt of a Company Order, authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08 Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment, redemption, repurchase, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s agents, Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it in accordance with its customary procedures, and, except for Notes surrendered for registration of transfer or exchange, no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such cancellation, shall deliver a certificate of such cancellation to the Company, at the Company’s written request in a Company Order.

Section 2.09 CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10 Additional Notes; Repurchases. Prior to the consummation of a Qualified Public Company Event, the Company may, without the consent of the Holders and notwithstanding Section 2.01, reopen this Indenture and issue Second Tranche Notes hereunder with the same terms as the Notes initially issued hereunder (except for any differences in issue date, issue price and interest accrued, if any). Following the consummation of a Qualified Public Company Event, the Company may, without the consent of the Holders and notwithstanding Section 2.01, reopen this Indenture and issue Additional Notes hereunder with the same terms as the Notes initially issued hereunder (except for any differences in issue date, issue price and interest accrued, if any) in an aggregate principal amount not to exceed such additional principal amount that would cause the Specified Amount to not represent greater than 50% of the aggregate principal amount of the Notes then outstanding, after giving effect to such issuance of Additional Notes; provided that if any such Additional Notes are not fungible with any other Notes that are then outstanding for U.S. federal income tax or for securities law purposes, such Additional Notes shall have a separate or no CUSIP number. Prior to the issuance of any such Additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to provide, in addition to those matters required by Section 18.05, that the Additional Notes have been duly authorized by the Company and are enforceable against the Company in accordance with their terms, subject to customary exceptions, including for bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing and unconscionability), regardless of whether considered in a proceeding in equity or law, and such other items as the Trustee may reasonably request. The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.08, and such Notes shall no longer be considered outstanding hereunder upon their repurchase.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01 Satisfaction and Discharge. This Indenture and the Notes and the Note Guarantees, if any, shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging satisfaction and discharge of this Indenture and the Notes and the Note Guarantees, if any, when (a) (i) all outstanding Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.06 and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Change of Control Redemption Date, any Fundamental Change Repurchase Date, any Change of Control Repurchase Date, upon conversion or otherwise, cash or, solely to satisfy the Company’s Conversion Obligation or Change of Control Conversion Obligation, as the case may be, shares of Common Stock and cash in lieu of fractional shares sufficient to pay all of the outstanding Notes or satisfy all outstanding conversions, as the case may be, and pay all other sums due and payable under this Indenture by the Company (for the avoidance of doubt, the Company will deliver any shares of Common Stock to be paid with respect to satisfying outstanding conversions directly to the applicable Holders); and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee and the Collateral Agent under Section 7.06 and Section 17.11 shall survive.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY AND GUARANTORS

Section 4.01 Payment of Principal and Interest. The Company covenants and agrees that it will pay or cause to be paid the principal of, and accrued and unpaid interest (whether Cash Interest or PIK Interest) on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes. PIK Interest will be considered paid on the date due if on such date (1) in the case of Physical Notes, PIK Notes in certificated form have been issued and authenticated in accordance with the terms of this Indenture and (2) in the case of Global Notes, the Company has directed the Trustee to increase the principal amount of the Notes then authenticated by the required amount (or, if required pursuant to the applicable procedures of the Depositary, authenticated additional Global Notes) in accordance with the terms of this Indenture.

Section 4.02 Maintenance of Office or Agency. The Company will maintain in the United States of America an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment, redemption or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be delivered. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made at or delivered to the Corporate Trust Office or the office or agency of the Trustee in the United States of America so designated by the Trustee as a place where Notes may be presented for payment or for registration or transfer.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States of America for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office as the office or agency in the United States of America where Notes may be surrendered for registration of transfer or exchange or for presentation for payment, redemption or repurchase or for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be delivered.

Section 4.03 Appointments to Fill Vacancies in Trustee’s Capacity. The Company, whenever necessary to avoid or fill a vacancy in the capacity of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04 Provisions as to Paying Agent.

(a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04(a):

(i) that it will hold all sums held by it as such agent for the payment of the principal of, and accrued and unpaid Cash Interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii) that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal of, and accrued and unpaid Cash Interest on, the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, or accrued and unpaid Cash Interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal or accrued and unpaid Cash Interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, and accrued and unpaid Cash Interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal and accrued and unpaid Cash Interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of, or accrued and unpaid Cash Interest on, the Notes when the same shall become due and payable.

(c) Anything in Section 4.04(a) to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by Section 4.04(a), such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d) Any money or property deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, accrued and unpaid Cash Interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal, Cash Interest or consideration due upon conversion has become due and payable shall, subject to applicable abandoned property laws, be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

(e) Upon any Event of Default pursuant to Section 6.01(h) or Section 6.01(i), the Trustee shall automatically be the Paying Agent.

Section 4.05 Existence.

(a) Subject to Article 11, prior to a Qualified Public Company Event, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

(b) (1) on and after a Listing Event, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and (2) on and after a SPAC Transaction in which the Company merges with and into the SPAC (with the SPAC as the surviving company), the Successor Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

(c) Subject to Article 16, on and after a SPAC Transaction (other than a SPAC Transaction subject to clause (b) of this Section 4.05) that is the Qualified Public Company Event and upon the consummation of which the Company is a direct or indirect subsidiary of SPAC the Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its and the Company’s corporate existence.

(d) Nothing in this Section 4.05 shall prohibit any Tax Efficiency Reorganization Transaction undertaken as a holding company reorganization.

Section 4.06 Quarterly and Annual Reports and Rule 144A Information Requirement.

(a) Prior to the consummation of the Qualified Public Company Event, the Company shall prepare and deliver to the Trustee and each Holder (which delivery requirement to the Holders will be deemed satisfied by posting such information to a website, which may be password protected, accessible by Holders) the following information:

(i) within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2020):

(A) annual consolidated financial statements and the notes thereto (which shall be audited and include the report of the independent public accountants thereon) of the Company and its Subsidiaries in respect of its most recently completed fiscal year, which annual consolidated financial statements and notes thereto will include the Company’s and its Subsidiaries’ consolidated balance sheet as of the end of such fiscal year and its consolidated statements of operations, members’ equity (or analogous financial statement if the Company is not a limited liability company) and changes in cash flow of the Company and its Subsidiaries or such fiscal year, prepared in accordance with GAAP consistently applied; and

(B) the Company’s then current consolidated capitalization table as of the end of such fiscal year; and

(ii) within 45 days after the end of the first three fiscal quarters of the Company’s fiscal year beginning with the fiscal quarter ending September 30, 2020, unaudited consolidated financial statements and the notes thereto of the Company and its Subsidiaries in respect of its most recently completed fiscal quarter, which consolidated financial statements and notes thereto will include an unaudited consolidated balance sheet as of the end of such fiscal quarter and unaudited consolidated statements of operation and changes in cash flow of the Company and its Subsidiaries for such fiscal quarter, each prepared in accordance with GAAP consistently applied.

Each Holder acknowledges and agrees that such information is confidential and shall be deemed to agree that as a condition to receiving such information that such information may not be used, reproduced, disclosed or disseminated to any other Person (other than such Holder’s directors, members, partners, officers, employees, accountants, attorneys (“Holder Representatives”) who have been informed by Holder of the confidential nature of such information and for whose compliance with the confidentiality requirements of this paragraph Holder shall be responsible) unless such information (1) has been made available to the public generally by the Company, (2) is or becomes a matter of public knowledge through no action or inaction of such Holder in violation of any confidentiality obligations of Holder (including pursuant to this paragraph), (3) is disclosed by the Company to a third party without a duty of confidentiality on such third party, (4) is required to be disclosed by such Holder (or a Holder Representative) under compulsion of law or by order or request of any court or governmental or regulatory body to whose supervisory authority such Holder or Holder Representatives, as the case may be, is subject; provided that, to the extent Holder is lawfully permitted to do so, prior to providing such information, such Holder promptly provides the Company with written notice and, if the Company fails to obtain a protective order or other appropriate remedy with respect to the disclosure of such information, such Holder will furnish only that portion of the information that is so required to be disclosed, (5) is disclosed to a court, tribunal or any other applicable administrative agency or judicial authority of competent jurisdiction in connection with the enforcement of such Holder’s rights under this Indenture or (6) is disclosed by such Holder with the Company’s prior written consent. Notwithstanding the foregoing, Holders of Notes shall be permitted to share any information that the Company delivers pursuant to this Section 4.06(a) with prospective purchasers of the Notes so long as any such prospective purchaser executes a non-disclosure or similar agreement with the Company or otherwise agrees in writing to the Company, in a form reasonably satisfactory to the Company, to abide by the confidentiality provisions described in this Section 4.06(a).

(b) If, at any time, the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, upon the written request of any Holder, beneficial owner or prospective purchaser of Notes or any shares of Common Stock issuable upon the conversion of the Notes, promptly furnish such Holder, beneficial owner or prospective purchaser the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of the Notes or such shares of Common Stock pursuant to

Rule 144A, as such rule may be amended from time to time. The Company shall take such further action as any Holder or beneficial owner of the Notes or any shares of Common Stock issuable upon conversion of the Notes may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell the Notes or any shares of Common Stock issuable upon conversion of the Notes in accordance with Rule 144A, as such rule may be amended from time to time. Notwithstanding the foregoing, the Company shall have no obligations pursuant to this clause (b) with respect to shares of Common Stock for which Rule 144A is not available at such time for resales thereof.

(c) On and after the consummation of the Qualified Public Company Event, the Company or, if applicable, Successor Company (if a Listing Event or a SPAC Transaction in which the Company merges with and into SPAC (with SPAC as the surviving company)) or the SPAC Guarantor (if a SPAC Transaction constituted the Qualified Public Company Event and upon the consummation of which Company is a direct or indirect subsidiary of the SPAC), as applicable, shall file with the Trustee, within 15 calendar days after the same are required to be filed with the Commission (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any successor rule under the Exchange Act (whether or not the same are filed with the Commission within such grace period)), copies of any documents or reports that the Company or the Guarantors, as applicable, are required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding, for the avoidance of doubt, any information, documents or reports (or portions thereof) that are subject to confidential treatment and any correspondence with the Commission). Any such document or report that the Company or the Guarantor, as applicable files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be delivered and filed with the Trustee for purposes of this Section 4.06(c) at the time such documents are filed via the EDGAR system (or any successor thereto); provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to EDGAR (or its successor).

(d) Delivery of reports, information and documents to the Trustee under this Indenture is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein, or determinable from information contained therein including the Company’s compliance with any of its covenants thereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

Section 4.07 Stay, Extension and Usury Laws. Each of the Company and the Guarantors, if any, covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors, if any, to the extent it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee or the Collateral Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08 Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 calendar days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2020) an Officer’s Certificate stating whether the signer thereof knows of any Default or Event of Default that occurred during the previous fiscal year and, if so, specifying each such Default or Event of Default, its status and what actions the Company is taking or proposing to take with respect thereto.

In addition, the Company shall deliver to the Trustee, as soon as practicable, and in any event within 30 calendar days after becoming aware of any Event of Default or Default, written notice of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof.

Section 4.09 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.10 Restrictive Legend. Promptly following the Resale Restriction Termination Date, the Company shall use its commercially reasonable efforts to remove the restrictive legend on the Notes and assign an unrestricted CUSIP number to the Notes.

Section 4.11 Qualified Public Company Event. The Company shall provide notice to Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the consummation of any Qualified Public Company Event no later than two Business Days following the consummation of such Qualified Public Company Event.

Section 4.12 Incurrence of Indebtedness and Issuance of Disqualified Stock. The Company and any Guarantor shall not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness, and the Company and any Guarantor shall not issue any Disqualified Stock; provided however, that, (I) the Company and any Guarantor may incur Permitted Indebtedness or issue Permitted Disqualified Stock and (II) the Company and any Guarantor may incur Subordinated Indebtedness that (i) has a stated maturity date that is, and shall only be redeemed or repurchased, no earlier than the 181st day following the Maturity Date, (ii) if secured by any Lien (other than a Permitted Lien (excluding clause (b) under such definition)) on any assets of the Company or any Guarantor, such Lien shall rank junior in priority to Liens on such assets of the Company or Guarantor securing the Notes and (iii) provided that no Subordinated Indebtedness, including that Subordinated Indebtedness that is the subject of the Note Subordination Agreements on the date hereof, may be amended in any manner that is materially adverse to the Holder.

Section 4.13 Audit. Within 30 days of the Issue Date, the Company shall deliver to the Holders the annual audit reports for the Fiscal Year ended March 31, 2020, containing a consolidated balance sheet of the Company and its Subsidiaries, as of the end of such Fiscal Year and the related consolidated statements of income, members’ equity and cash flows (together with all footnotes thereto) of the Company and its Subsidiaries for such Fiscal Year, all in reasonable detail and reported on by independent public accountants of nationally recognized standing (or such other accountants as agreed to by the Holders in their reasonable discretion) (without a “going concern” or like qualification, exception or explanation and without any qualification or exception as to the scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Company and its Subsidiaries on a consolidated basis for such Fiscal Year in accordance with GAAP.

Section 4.14 Limitation on Investments. Neither the Company or any Guarantor shall, directly or indirectly, make any Restricted Investment.

Section 4.15 Liens. The Company and any Guarantor will not, directly or indirectly, create, incur or assume any Lien of any kind on any asset now owned or hereafter acquired by the Company or such Guarantor, provided that the Company and any Guarantor may incur or assume any Permitted Liens.

Section 4.16 Asset Sales. The Company and any Guarantor will not Dispose of any asset, including any Capital Stock owned by it (other than to the Company or any Guarantor), except if sold for fair market value, but excluding Dispositions (i) of inventory in the ordinary course of business, (ii) of non-exclusive licenses and similar arrangements for the use of the property of the Company or any Subsidiary in the ordinary course of business, (iii) of worn-out, obsolete or damaged inventory or equipment, (iv) inventory subject to write-off on the Company’s financial statements, (v) by the Company or any Subsidiary to any other of the Company or any Guarantor and (vi) constituting Permitted Investments; provided that the Capital Stock of a direct, Wholly-Owned Subsidiary of the Company shall not be Disposed of to another Subsidiary of the Company unless such receiving Subsidiary of the Company is a direct or indirect Wholly-Owned Subsidiary of the Company.

Section 4.17 Limitation on Restricted Payments. The Company and any Guarantor will not directly or indirectly (a) declare or pay any dividend or make any payment, distribution (other than a distribution of Capital Stock in connection with a Tax Efficiency Reorganization Transaction) or return of capital, (x) on account of the Company’s or any Guarantor’s Capital Stock or (y) to the direct or indirect holders of the Company’s or any of the Guarantor’s Capital Stock in their capacity as holders or (b) purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness (it being understood that payments of regularly scheduled principal and interest shall be permitted) or Capital Stock of the Company or any Guarantor held by Persons (other than repurchases of stock from former employees, officers, directors, consultants or other persons performing services for the Company or any Guarantor pursuant to the terms of stock repurchase plans, employee restricted stock agreements or similar agreements under which the Company or any Guarantor has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal) in an amount not to exceed $500,000 in any calendar year (such payments as described in parts (a) and (b) hereof, “Restricted Payments”).

Section 4.18 Mortgages. With respect to any real property (other than Non-Material Real Property) that is owned in fee simple by the Company or any Guarantor (collectively, the “Premises”), the Company or such Guarantor shall, within 180 days of the later of (x) the Issue Date and (y) the acquisition thereof, as applicable:

(a) deliver to the Collateral Agent, as mortgagee, for the benefit of the Holders, fully executed counterparts of Mortgages, duly executed by the Company or the applicable Guarantor, as the case may be, and corresponding Uniform Commercial Code (or similar) fixture filings, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgages and corresponding Uniform Commercial Code (or similar) fixture filings as may be necessary to create a valid, perfected Lien in favor of the Collateral Agent, subject to Permitted Liens, against the Premises purported to be covered thereby;

(b) deliver to the Collateral Agent, (i) mortgagee’s title insurance policies in favor of the Collateral Agent in an amount equal to 100% of the fair market value of the Premises purported to be covered by the related Mortgages, issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a first priority Lien subject only to Permitted Liens, and such policies shall also include, to the extent available and issued at commercially reasonable rates, customary endorsements or such endorsements as the Collateral Agent may reasonably request (excluding endorsements related to mechanics lien coverage) and shall be accompanied by evidence of the payment in full (or satisfactory arrangements for the payment in full) of all premiums thereon and (ii) such affidavits, certificates, instruments of indemnification and other items (including a so-called “gap” indemnification) as shall be reasonably required to induce the title insurer to issue the title insurance policies and endorsements referenced herein with respect to each of the Premises;

(c) deliver to the Collateral Agent current and future real property surveys of such Premises in such form as shall be required by the title company to issue the so-called comprehensive and other survey related endorsements and to remove the standard survey exceptions from the title policies and endorsements contemplated above, provided, however, that a survey shall not be required to the extent that the issuer of the applicable title insurance policy provides reasonable and customary survey-related coverages (including, without limitation, survey-related endorsements) in the applicable title insurance policy based on an existing survey and/or such other documentation as may be reasonably satisfactory to the title insurer;

(d) completed “Life-of-Loan” Federal Emergency Management Agency (“FEMA”) Standard Flood Hazard Determination with respect to each mortgaged Premises subject to the applicable FEMA rules and regulations, and if any such Premises is located in an area determined by FEMA to have special flood hazards, evidence of such flood insurance as may be required under applicable law, including Regulation H of the Board of Governors;

(e) existing environmental assessment reports, to the extent available and in the possession or reasonable control of the Company or any Guarantor;

(f) deliver Opinions of Counsel to the Collateral Agent in the jurisdictions where such Premises are located that such Mortgage has been duly authorized, executed and delivered by the Company or such Guarantor, constitutes a legal, valid, binding and enforceable obligation of the Company or such Guarantor and creates a valid perfected Lien in favor of the Collateral Agent, subject to Permitted Liens, against the Premises purported to be covered thereby; and

(g) such other information, documentation, and certifications as may be reasonably required by the Collateral Agent or necessary in order to create valid, perfected and subsisting Liens in favor of the Collateral Agent, subject to Permitted Liens, against the Premises covered by the Mortgages.

Section 4.19 Limitations on Transactions with Affiliates. The Company and any Guarantor will not directly or indirectly enter into or permit to exist any material transaction with any Affiliate of the Company or any Guarantor, except for (a) transactions that are in the ordinary course of business, upon fair and reasonable terms that are no less favorable to the applicable Company or Guarantor than would be obtained in an arm’s length transaction with a non-affiliated Person, (b) transactions among the Company and any Guarantor and that are not otherwise prohibited by this Indenture, (c) licenses and sublicenses to the extent permitted by Section 4.23 and (d) reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option, other equity and other benefit plans and indemnification arrangements).

Section 4.20 Limitations on Restrictive Agreements. The Company and any Guarantor will not directly or indirectly (i) enter into or assume any agreement, document, license, instrument or other arrangement (other than the Indenture Documents) prohibiting (or having the effect of prohibiting) the creation or assumption of any Lien except for Permitted Liens upon its properties or assets, whether now owned or hereafter acquired or (ii) create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind (except as provided by the Indenture Documents) on the ability of any Subsidiary to: (A) pay or make Restricted Payments to the Company, any Guarantor or any Subsidiary; (B) pay any Indebtedness owed to the Company, any Guarantor or any Subsidiary; (C) make loans or advances to the Company, any Guarantor; or (D) transfer any of its property or assets to the Company, any Guarantor or any Subsidiary; provided that the foregoing clause (ii) shall not apply to (1) restrictions or conditions imposed by law, by this Indenture or any other Indenture Document, (2) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Indenture if such restrictions and conditions apply only to the property or assets securing such Indebtedness, and (3) any agreement in connection with an asset sale permitted by Section 4.16 pending consummation of such asset sale solely to the extent it relates only to property being sold in such permitted asset sale.

Section 4.21 Addition of Guarantors. In connection with a SPAC Transaction upon the consummation of which the Company is a direct or indirect subsidiary of the SPAC (i) the SPAC (and the direct or indirect parent company thereof, if any) and (ii) each Subsidiary of the SPAC of which the Company is a direct or indirect Subsidiary, shall execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit C attached hereto (and, with respect to the SPAC, also complying with the requirements of Section 11.03) pursuant to which such Person shall unconditionally Guarantee, on a secured basis, all of the Company’s Obligations under the Indenture Documents on the terms set forth in this Indenture and the Security Documents until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

Section 4.22 Covenant Suspension. Upon the consummation of a Qualified Public Company Event, the covenants in Section 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.23, 4.24 and 4.25 shall no longer apply to the Company or any Guarantor.

Section 4.23 Intellectual Property. The Company will not permit any material Intellectual Property of the Company as of or after the Issue Date (by way of Disposition, Investment, Restricted Payment or otherwise) to be owned by any Person other than the Company, except that the Company shall be permitted to license and sub-license Intellectual Property in the ordinary course of business. For the avoidance of doubt, this Section 4.23 shall not prohibit the sale or issuance of any Capital Stock of the Company that is permitted under this Indenture.

Section 4.24 Stockholder Rights. Prior to the Qualified Public Company Event and upon the occurrence of any event resulting in rights being available to Major Investors or Investors, as applicable (as such terms are defined in the Investor Rights Agreement or ROFR and Co-Sale Agreement) pursuant to Section 4 (Right to Future Stock Issuances) of the Investor Rights Agreement or Section 2.1 (Right of First Refusal) or Section 2.2 (Right of Co-Sale) under the ROFR and Co-Sale Agreement, each Holder shall be entitled to (i) the rights of a Major Investor under Section 4 of the Investor Rights Agreement, as if the Holder had converted all of the Notes it then holds in full immediately prior to delivery of the applicable Offer Notice (as such term is defined in the Investor Rights Agreement), and, with respect to any transaction under Section 4.1 of the Investor Rights Agreement, such Holder shall be entitled to convert all or any such portion of such Holder’s Notes into Common Stock in accordance with the terms of this Indenture in order to participate in the applicable transaction (except that such Holder may not participate in any overallotment rights pursuant to the second and third sentences of Section 4.1(b) of the Investor Rights Agreement), as provided for by the terms of the Investor Rights Agreement (provided that, for the avoidance of doubt, the Holder shall not be required to actually convert its Notes to participate in an issuance under Section 4.1 of the Investor Rights Agreement), and (ii) acquire, upon the terms applicable to any Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired pursuant to Section 2.1(c) of the ROFR and Co-Sale Agreement (except that such Holder may not participate in any undersubscription rights pursuant to Section 2.1(d) of the ROFR and Co-Sale Agreement), if such Holder had converted all of the Notes it then holds in full immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights. Purchase Rights refer to any grant, issue or sale by the Company of any options, convertible securities or rights to purchase shares, warrants, securities or other property on a pro rata basis to all or substantially all of the record holders of any class of Capital Stock of the Company (the “Purchase Rights”) where such Purchase Rights are not subject to clause (i) of this Section 4.24.

Section 4.25 Tender Offer Participation Rights. If the Company or any of its Subsidiaries launches a tender or exchange offer for the Common Stock, other than an odd lot tender offer, each Holder shall be entitled to be eligible to be a participating seller in such tender or exchange offer if the shares of Common Stock such Holder would hold if such Holder had converted all of the Notes it then holds in full immediately prior to the launch of such tender or exchange offer would be eligible for sale in such tender or exchange offer based on the participation and eligibility criteria in such tender or exchange offer, and such Holder shall be entitled to convert all or any such portion of such Holder’s Notes into Common Stock in accordance with the terms of this Indenture in order to participate in the applicable tender or exchange offer, as provided for by the terms of the applicable tender or exchange offer, as of the date as of which the record holders of shares of Common Stock are to be determined for such transaction.

Section 4.26 Further Assurances. Subject to the limitations set forth herein and in the Security Documents, the Company and the Guarantors shall execute and deliver such further instruments and do such further acts as may be reasonably necessary, desirable or proper, or that the Trustee or Collateral Agent may reasonably request, to carry out more effectively the provisions of this Indenture. The Company shall, and shall cause each Guarantor to, at their sole cost and expense, (i) execute and deliver all such agreements and instruments as shall be necessary or as the Collateral Agent shall reasonably request to more fully or accurately describe the property intended to be Collateral or the Obligations intended to be secured by the Security Documents and (ii) file any such notice filings, financing statements or other agreements or instruments as may be necessary, proper or desirable, or that the Collateral Agent may reasonably request, to attach and perfect (and maintain the attachment, perfection and priority) the Liens created by the Security Documents, subject to Permitted Liens, in each case subject to the terms of, and to the extent required by, the Security Documents.

ARTICLE 5

LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01 Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee and the Paying Agent, annually, not more than 15 calendar days after each November 15 in each year beginning with November 15, 2021, and at such other times as the Trustee may request in writing, within 30 calendar days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 calendar days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar

Section 5.02 Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a) default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 calendar days;

(b) default in the payment of principal of any Note when due and payable on the Maturity Date, upon any Fundamental Change Repurchase Date, upon any Change of Control Repurchase Date, upon the date of redemption for a Change of Control Redemption, upon declaration of acceleration or otherwise;

(c) failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right, and such failure continues for a period of ten Business Days;

(d) failure by the Company to issue a notice of a Change of Control in accordance with Section 14.01, a Fundamental Change Company Notice or a Change of Control Company Notice in accordance with Section 15.02(b) or Section 15.03(b), or notice of the consummation of the Qualified Public Company Event in accordance with Section 4.11, in each case, when due, and such failure continues for a period of five Business Days;

(e) failure by the Company, or any Guarantor, if any, to comply with its obligations under Section 4.12, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 4.23 or 16.03 or Article 11, except as suspended or otherwise limited pursuant to Section 4.22, and such failure remains unremedied for thirty calendar days after the occurrence thereof;

(f) failure by the Company, or any Guarantor, if any, for 60 calendar days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company to comply with any other covenants and obligations of the Company or any Guarantor, if any, contained in the Indenture Documents;

(g) default by the Company, any Guarantor, if any, or solely with respect to clause (g)(i) hereunder, any Subsidiary, with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any Indebtedness for money borrowed of $5.0 million (or the foreign currency equivalent thereof) or more in the aggregate of the Company and any Guarantors, whether such Indebtedness now exists or shall hereafter be created (i) resulting in such Indebtedness becoming or being declared immediately due and payable, (ii) constituting a failure to pay the principal of or interest on any such Indebtedness when due and payable at its Stated Maturity, upon required repurchase, upon declaration of acceleration or otherwise and in the cases of clauses (i) and (ii) such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such Indebtedness is not paid or discharged, as the case may be, within 30 calendar days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of Notes then outstanding determined in accordance with Section 8.03 and Section 8.04 has been received;

(h) the Company, any Guarantor, if any, or any Significant Subsidiary of the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Guarantor or Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Guarantor, if any, or Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors;

(i) an involuntary case or other proceeding shall be commenced against the Company or any Guarantor, if any, or any Significant Subsidiary of the Company seeking liquidation, reorganization or other relief with respect to the Company or any such Guarantor or Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Guarantor or Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive calendar days;

(j) a final judgment or judgments for the payment of $5.0 million (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any Guarantor, if any, which judgment is not discharged, paid, bonded, waived or stayed within 30 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(k) the Guarantee by any Guarantor, if any, ceases to be in full force and effect or such Guarantee is declared by a court of competent jurisdiction to be null and void and unenforceable or the Guarantee is found by a court of competent jurisdiction to be invalid or such Guarantor denies its liability under its Guarantee;

(l) (A) failure by the Company or any Guarantor to comply with any of its covenants or other obligations under any of the Security Documents for 15 calendar days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company, (B) any of the Security Documents shall cease for any reason to be in full force and effect (other than in accordance with its terms or the terms of this Indenture), or the Company or a Guarantor, in each case that is a party to any of the Security Documents shall so assert in writing, or (C) the Lien created by any of the Security Documents, shall cease to be, or shall be asserted in writing by the Company or any Guarantor not to be, perfected (to the extent required by this Indenture or the Security Agreement) and enforceable in accordance with its terms or of the same effect as to perfection and priority purported to be created thereby with respect to any significant portion of the Collateral (other than in connection with any termination of such Lien in respect of any Collateral as permitted by this Indenture or by any of the Security Documents;

(m) failure by the Company, or any Guarantor, if applicable, to pay off all outstanding amounts and fully terminate its obligations (i) under that certain Loan and Security Agreement, dated as of December 3, 2019 by and among Barkbox, Inc., Pinnacle Ventures, L.L.C., as agent, and the other parties party thereto (as the same may have been modified, amended, amended and restated or supplemented prior through the date of such termination) and

(ii) the non-revolving credit extensions under that certain Loan and Security Agreement, by and among Barkbox, Inc., Western Alliance Bank, as bank and the other parties party thereto (as the same may have been modified, amended, amended and restated or supplemented prior through the date of such termination), and to provide the Holders with evidence of such, including executed payoff letters, wire confirmations and associated executed or filed lien release documentation, as applicable, in each case by December 1, 2020; or

(n) failure by the Company, or any Guarantor, if any, to comply with its obligations under Section 4.13.

Section 6.02 Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company, unless the principal of all of the Notes shall have already become due and payable), and subject to the Loan Subordination Agreement, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, in each case, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal amount of, and accrued and unpaid interest, if any, on all the Notes to be due and payable in cash immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company occurs and is continuing, subject to the Loan Subordination Agreement, 100% of the principal amount of, and accrued and unpaid interest, if any, on, all Notes shall automatically become and be immediately due and payable in cash without any declaration or other act on the part of the Trustee or any Holder.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable (or have become immediately due and payable), and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, if (1) the Company shall have paid or deposited with the Trustee a sum sufficient to pay all matured installments of accrued and unpaid interest upon the Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on such principal and, to the extent that such payment is enforceable under applicable law, on overdue installments of accrued and unpaid interest, at the rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 7.06, (2) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (3) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall not have become due by their terms, shall have been remedied or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of the Minimum Principal Amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all existing and past Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any continuing Default or Event of Default resulting from (i) the nonpayment of the principal of, or accrued and unpaid interest, if any, on, any Notes, (ii) a failure to repurchase any Notes when required under this Indenture, or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 6.03 Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred and is continuing, the Company shall, upon demand of the Trustee, and subject to the Loan Subordination Agreement, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee hereunder. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.03, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee hereunder; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, reasonable expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee hereunder, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, reasonable expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.04 [Reserved].

Section 6.05 Application of Monies Collected by Trustee. Subject to the Loan Subordination Agreement, any monies or property collected by the Trustee pursuant to this Article 6 or by the Collateral Agent pursuant to the Security Documents, or any money or other property distributable in respect of the obligations of the Company and the Guarantors, if any, under the Indenture Documents after an Event of Default shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee (in any capacity), the Collateral Agent and their respective agents under this Indenture;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Fundamental Change Repurchase Price, the Change of Control Repurchase Price, and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Repurchase Price, Change of Control Repurchase Price, and any cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Fundamental Change Repurchase Price, the Change of Control Repurchase Price, and any cash due upon conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company or the Guarantors, if any, as the case may be.

Section 6.06 Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Fundamental Change Repurchase Price and the Change of Control Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a) such Holder previously shall have given to the Trustee notice of an Event of Default and of the continuance thereof, as herein provided;

(b) Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c) such Holders shall have offered to the Trustee such security or indemnity, in each case, satisfactory to the Trustee against all losses, liabilities and expenses to be incurred therein or thereby;

(d) the Trustee for 60 calendar days after its receipt of such notice, request and offer of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e) no direction that is inconsistent with such written request shall have been given to the Trustee by the Holders of the Minimum Principal Amount of the Notes then outstanding within such 60-calendar day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein); it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders. For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to bring suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 6.07 Proceedings by Trustee. In case of an Event of Default, the Trustee may proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08 Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09 Direction of Proceedings and Waiver of Defaults by Holders. Subject to the Trustee’s right to receive indemnity or security satisfactory to it from the relevant Holders as described herein, the Holders of the Minimum Principal Amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such directions are unduly prejudicial to such Holder) or that would involve the Trustee in personal liability. The Holders of the Minimum Principal Amount of the Notes at the time outstanding determined in accordance with Section 8.04, by notice to the Trustee, may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (1) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Fundamental Change Repurchase Price and Change of Control Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (2) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes, (3) a failure by the Company to repurchase any Notes when required under this Indenture or (4) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10 Notice of Defaults. The Trustee shall, within 90 calendar days after it receives notice of the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, mail (or send electronically) to each Holder notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of, or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11 Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Fundamental Change Repurchase Price or Change of Control Repurchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note, or receive the consideration due upon conversion, in accordance with the provisions of Article 14.

ARTICLE 7

CONCERNING THE TRUSTEE

Section 7.01 Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee. In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity satisfactory to the Trustee against all losses, liabilities and expenses that might be incurred by it in compliance with such request or direction. Prior to taking any action hereunder at the Company’s instruction, the Trustee shall be entitled to indemnification by the Company satisfactory to the Trustee against all losses, liabilities and expenses caused by taking or not taking such action.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than the Minimum Principal Amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01;

(e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee had actual knowledge of such event;

(g) in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company;

(h) in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Conversion Agent, Collateral Agent, or transfer agent hereunder, the rights, privileges, immunities, benefits and protections (including, without limitation, its right to be indemnified) afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Custodian, Note Registrar, Paying Agent, Conversion Agent, Collateral Agent, or transfer agent;

(i) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(j) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(k) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee indemnity satisfactory to the Trustee against all losses, liabilities and expenses which might be incurred by it in compliance with such request or direction;

(l) the Trustee makes no representation as to the validity or adequacy of the Notes;

(m) the Trustee is not accountable for the Company’s use or application of the proceeds from the Notes or for any funds received and disbursed in accordance with the Indenture;

(n) the Trustee shall not be liable for the obligations evidenced by the Notes;

(o) the Trustee, in its capacity as Trustee or Collateral Agent, as applicable, is hereby authorized and directed to execute and deliver each Indenture Document to which it is a party, binding the Holders to the terms thereof; and

(p) the Trustee is not responsible for any statement in the Notes other than its certificate of authentication.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 7.02 Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:

(a) the Trustee and the Collateral Agent may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon, other evidence of Indebtedness or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) the Trustee and the Collateral Agent may consult with counsel of its selection and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee and the Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, other evidence of Indebtedness or other paper or document, but the Trustee and the Collateral Agent may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee and the Collateral Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company and the Guarantors, if any, personally or by agent or attorney at the expense of the Company and the Guarantors, if any, and shall incur no liability of any kind by reason of such inquiry or investigation;

(e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(f) the Trustee and the Collateral Agent may request that the Company and the Guarantors, if any, deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; and

(g) the permissive rights of the Trustee and the Collateral Agent enumerated herein shall not be construed as duties.

In no event shall the Trustee and the Collateral Agent be liable for any consequential, special, indirect or punitive loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee and the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any Holder of the Notes at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

Section 7.03 No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee and the Collateral Agent assume no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04 Trustee, Paying Agents, Conversion Agents, Collateral Agent or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent, Collateral Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent, Collateral Agent or Note Registrar.

Section 7.05 Monies to Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 7.06 Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence, willful misconduct or bad faith (in each case, as determined by a final order of a court of competent jurisdiction not subject to further appeal). The Company and the Guarantors, if any, also, jointly and severally, covenant to indemnify the Trustee (or any predecessor Trustee) in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred without gross negligence, willful misconduct or bad faith on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be (in each case, as determined by a final order of a court of competent jurisdiction not subject to further appeal), and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim or liability (whether asserted by the Company, or any Holder or any other Person). The obligations of the Company and the Guarantors, if any, under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or Indebtedness of the Company or the Guarantors, if any. The obligation of the Company and the Guarantors, if any, under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company and the Guarantors, if any, need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(h) or Section 6.01(i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

The provisions of this Section 7.06 shall survive the satisfaction and discharge or termination of this Indenture and the resignation or removal of the Trustee. “Trustee” for the purposes of this Section 7.06 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the gross negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 7.07 Officer’s Certificate as Evidence. Whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct and bad faith (in each case, as determined by a final order of a court of competent jurisdiction not subject to further appeal) on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence, willful misconduct and bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08 Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.

Section 7.09 Resignation or Removal of Trustee. The Trustee may at any time resign by giving written notice of such resignation to the Company and by delivering notice thereof to the Holders. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 calendar days after the delivery of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders and at the Company’s expense petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the Issue Date) may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(a) In case at any time any of the following shall occur:

(i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the Issue Date) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 calendar days after the delivery of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders at the Company’s expense, petition any court of competent jurisdiction for the appointment of a successor trustee.

(b) The Holders of the Minimum Principal Amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee by so notifying the Trustee and the Company in writing not less than 30 days prior to the Effective Date of such removal and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten calendar days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided at the expense of the Company, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10. The Trustee shall have no liability or responsibility for the action or inaction of any successor trustee.

Section 7.10 Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders. If the Company fails to deliver such notice (or cause such notice to be delivered) within ten calendar days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.

Section 7.11 Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company or the Guarantor (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application is deemed to be received in accordance with Section 18.03, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the Effective Date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

ARTICLE 8

CONCERNING THE HOLDERS

Section 8.01 Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen calendar days prior to the date of commencement of solicitation of such action.

Section 8.02 Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03 Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any Holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04 Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, the Guarantors, if any, by any Subsidiary thereof or by any Affiliate of the Company or the Guarantors, if any, or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, the Guarantors, if any, a Subsidiary thereof or an Affiliate of the Company or a Subsidiary thereof. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05 Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 9

HOLDERS’ MEETINGS

Section 9.01 Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02 Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine in consultation with the Company or the Holders, as the case may be. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Notes. Such notice shall also be delivered to the Company. Such notices shall be delivered not less than 20 nor more than 90 calendar days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03 Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within 20 calendar days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by delivering notice thereof as provided in Section 9.02.

Section 9.04 Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05 Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of the Minimum Principal Amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of the Minimum Principal Amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06 Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07 No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

Nothing contained in this Article 9 shall be deemed or construed to limit any Holder actions pursuant to the applicable procedures of the Depositary so long as the Notes are Global Notes.

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01 Supplemental Indentures Without Consent of Holders. The Company and the Trustee and/or the Collateral Agent (to the extent such amendment, supplement or waiver relates to the Security Documents or the Collateral), as the case may be, at the Company’s expense, may from time to time and at any time amend, supplement or waive any provision of the Indenture Documents without prior notice to or the consent of any Holder, for one or more of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture and the Notes pursuant to Article 11 or to provide for the assumption by a successor entity of the obligations of the Guarantors, if any, under this Indenture and its Note Guarantee pursuant to Article 16;

(c) to add guarantees with respect to the Notes;

(d) to release any Guarantor from its obligations under its Note Guarantee or this Indenture in accordance with the terms of the Indenture Documents;

(e) to add additional assets as Collateral, to enter into additional or supplemental Security Documents or, subject to any conditions set forth in the Note Purchase Agreement, to enter into the Intercreditor Agreement, the Note Subordination Agreements and/or the Loan Subordination Agreement;

(f) to release Collateral in accordance with the terms of this Indenture and the Security Documents;

(g) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents or any release of Liens in favor of the Collateral Agent in the Collateral in accordance with the terms of this Indenture or the Security Documents;

(h) to allow the Guarantors, if any, to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes or as otherwise may be required pursuant to this Indenture in connection with a Qualified Public Company Event;

(i) to add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company under the Indenture;

(j) to make any change that does not adversely affect the rights of any Holder;

(k) to adjust the Conversion Rate as provided in Article 14;

(l) to provide for the issuance of Additional Notes, PIK Notes, and PIK Payments in accordance with the limitations set forth in this Indenture insofar as the Company determined that a supplemental indenture is necessary or advisable for such purpose;

(m) [reserved];

(n) to provide for the acceptance or appointment by a successor trustee or facilitate the administration of the trusts under this Indenture by more than one trustee;

(o) in connection with any Specified Corporate Event, to provide that the Notes are convertible into Reference Property, and make such related changes to the terms of the Notes to the extent expressly required by Section 14.08;

(p) to comply with the rules of the Depositary, including to permit the deposit of Global Notes with the Depositary and settlement through the facilities thereof; or

(q) to amend the provisions of this Indenture solely to facilitate the exchange of Physical Notes for beneficial interests representing an equivalent principal amount in a Global Note, registered in the name of DTC, or its nominee, in each case, in a manner that does not adversely affect Holders of the Notes.

Upon the written request of the Company, the Trustee and/or the Collateral Agent, as the case may be, is hereby authorized to, and shall join with the Company in the execution of any such document reflecting the amendment, supplement or waiver to the applicable Indenture Document, to make any further appropriate agreements and stipulations that may be therein contained, except that the Trustee and/or the Collateral Agent shall not be obligated to, but may in its discretion enter into any such amendment, supplement or waiver that affects the Trustee’s and/or Collateral Agent’s own rights, duties or immunities under this Indenture or otherwise. In entering into the Intercreditor Agreement, the Note Subordination Agreements and/or the Loan Subordination Agreement, the Trustee may conclusively rely on the applicable Officer’s Certificate, and shall have no obligation to determine or verify whether the terms and conditions of the Note Purchase Agreement or any other agreement have been satisfied.

Any such document reflecting the amendment, supplement or waiver to the applicable Indenture Document authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee and/or the Collateral Agent without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02 Supplemental Indentures and Other Amendments with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of at least the Minimum Principal Amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a redemption or repurchase of, or tender or exchange offer for, Notes), the Company and the Trustee and/or Collateral Agent (to the extent such amendment, supplement or waiver relates to the Security Documents or the Collateral), as the case may be, at the Company’s expense, may from time to time and at any time enter into amendments, supplements or waivers to the Indenture Documents for the purpose of adding any provisions to or changing in any manner, waiving or eliminating any of the provisions of the Indenture Documents or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such amendment, supplement or waiver shall:

(a) except for as expressly required or permitted by Section 14.05 (with respect to adjustments to the Conversion Rate) or 14.08 (with respect to Reference Property) of this Indenture, reduce the consideration due upon conversion of the Notes;

(b) reduce the rate of or extend the stated time for payment of interest on any Note;

(c) reduce the principal of or change the Maturity Date of any Note;

(d) except as expressly required or permitted by this Indenture, make any change that adversely affects the conversion rights of any Notes;

(e) reduce the Change of Control Redemption Price, Fundamental Change Repurchase Price or Change of Control Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) make any Note payable in currency other than that stated in the Note and in this Indenture;

(g) change the ranking of the Notes in a manner adverse to Holders;

(h) make any change in the provisions of this Indenture relating to the rights of Holders of Notes to receive payments of principal of, premium on, if any, or interest, if any, on the Notes or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(i) to release the Guarantors, if any, from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(j) make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09.

Upon the written request of the Company, and upon the filing with the Trustee and/or Collateral Agent, as the case may be, of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee and/or the Collateral Agent (to the extent such amendment, supplement or waiver relates to the Security Documents or the Collateral) shall join with the Company in the execution of such amendment, supplement or waiver to the Indenture Documents unless such amendment, supplement or waiver affects the Trustee’s and/or Collateral Agent’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee and/or the Collateral Agent may, but shall not be obligated to, enter into such amendment, supplement or waiver.

Holders do not need under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver. It shall be sufficient if such Holders approve the substance thereof. After any such amendment, supplement or waiver becomes effective, the Company shall deliver to the Holders (with a copy to the Trustee) a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.

Section 10.03 Effect of Amendments, Supplements or Waivers. Upon the execution of any amendment, supplement or waiver pursuant to the provisions of this Article 10, the applicable Indenture Document shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under the Indenture Documents of the Trustee, the Collateral Agent, the Company, the Guarantors, if any, and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such amendment, supplement or waiver shall be and be deemed to be part of the terms and conditions of the applicable Indenture Document for any and all purposes.

Section 10.04 Notation on Notes. Notes authenticated and delivered after the execution of any amendment, supplement or waiver pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation as to any matter provided for in such amendment, supplement or waiver. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors of the Company, to any modification of an Indenture Document contained in any such amendment, supplement or waiver may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 18.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05 Evidence of Compliance of Amendment, Supplement or Waiver to Be Furnished Trustee. In addition to the documents required by Section 18.05, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any amendment, supplement or waiver executed pursuant hereto complies with the requirements of this Article 10, is permitted or authorized by this Indenture and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

ARTICLE 11

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE; SPAC TRANSACTION

Section 11.01 Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.02, the Company shall not consolidate with, merge with or into, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, in one transaction or any series of transactions, to another Person, other than in a connection with a Change of Control in which the Company has elected to effect, and not revoked such election, a Change of Control Redemption with respect to all of the outstanding Notes, unless:

(a)

(i) such resulting, surviving or transferee Person is the Company; or

(ii) if not the Company, such resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation, limited liability company, partnership or other entity organized and existing under the laws of the United States of America, any State thereof, the District of Columbia or any Designated Country;

(b) in any such transaction where the Company is not the resulting, surviving or transferee Person, the Successor Company unconditionally assumes all of the Company’s obligations under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee and/or the Collateral Agent;

(c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture; and

(d) in any transaction where the Company is not the surviving or transferee Person, the Company shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that the consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition and such supplemental indenture complies with this Indenture and all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

For purposes of this Section 11.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person that is not the Company or a Subsidiary of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, shall be deemed to be the sale, conveyance, transfer or lease by the Company of all or substantially all of its consolidated properties and assets to another Person.

Section 11.02 Successor Company to Be Substituted. In case of any such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition contemplated by Section 11.01, other than in a connection with a Change of Control in which the Company has elected to effect, and not revoked such election, a Change of Control Redemption with respect to all of the outstanding Notes, where the Company is not the resulting, surviving or transferee Person (a “Successor Transaction”) and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the consolidated properties or assets of the Company and its Subsidiaries, taken as a whole, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the Company (except in the case of a lease of all or substantially all of the consolidated properties or assets of the Company and its Subsidiaries, taken as a whole) shall be discharged from the obligations of the Company under the Notes and this Indenture. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the Issue Date. In the event of any such Successor Transaction (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may, if still in existence, be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes. In case of any such Successor Transaction, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.03 SPAC Transaction. The Company shall not consummate any SPAC Transaction unless, as a condition to such SPAC Transaction, the SPAC unconditionally assumes all of the Company’s obligations under the Notes and this Indenture relating to the Company’s obligations relating to the authorization, issuance and delivery of the Common Stock issuable upon conversion of the Notes (including, without limitation, Article 14 and the Conversion Obligations) pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee and/or the Collateral Agent and references in such applicable sections of this Indenture to “the Company” shall refer to “the SPAC”, mutatis mutandis, provided, that the Holders acknowledge and agree that Common Stock issuable subsequent to a SPAC Transaction shall be subject to all restrictions applicable to Common Stock issued by a special purpose acquisition company under all applicable law, including the unavailability of Rule 144, subject to the conditions of that rule and shall bear such restrictions and legends as may be required by a SPAC to ensure compliance therewith.

ARTICLE 12

IMMUNITY OF INCORPORATORS, EQUITYHOLDER, OFFICERS AND DIRECTORS

Section 12.01 Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantors, if any, in this Indenture or in any supplemental indenture or in any Note or in any Note Guarantee, nor because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, equityholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company, the Guarantors, if any, or of any successor entity of the Company or the Guarantors, if any, either directly or through the Company, the Guarantors, if any, or any successor entity of the Company or the Guarantors, if any, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes and the Note Guarantee, if any.

ARTICLE 13

OPTIONAL CHANGE OF CONTROL REDEMPTION

Section 13.01 No Optional Redemption. Except as set forth in Section 13.02, the Notes shall not be redeemable by the Company prior to the Maturity Date.

Section 13.02 Optional Change of Control Redemption. If a Change of Control occurs at any time after the date hereof, the Company may redeem (an “Change of Control Redemption”), at the Company’s option, all of the Notes, or any portion of the principal amount thereof that is equal to $1,000 (or if a PIK Payment has been made, $1.00) or an integral multiple thereof, on the Change of Control Redemption Date at a repurchase price (the “Change of Control Redemption Price”) equal to the greater of (i) 125% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the Change of Control Redemption Date, payable in cash, and (ii) the product of (x) the number of shares of Common Stock issuable upon conversion of the Note to be redeemed as of immediately prior to the Change of Control Effective Date and (y) the Transaction Price in such Change of Control, payable in the same form and amount of consideration as would be payable to the shares of Common Stock issuable upon conversion of the Note to be redeemed had such Note been converted in full immediately prior to the Change of Control Effective Date, unless, in the case of clause (i), the Change of Control Redemption Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Change of Control Redemption Price shall be paid in cash in an amount equal to 125% of the principal amount of Notes to be redeemed pursuant to this Section 13.02; provided that, in the event clause (ii) is greater than clause (i), each Holder shall have the right to require that the Change of Control Redemption Price be determined and delivered in cash pursuant to clause (i) by providing written notice to the Company at least three (3) calendar days prior to the expected Change of Control Redemption Date.

Section 13.03 Notice of Change of Control Redemption; Selection of Notes.

(a) If the Company wishes to exercise its right to redeem all or, as the case may be, any part of the Notes pursuant to Section 13.02, it shall fix a date for the Change of Control Redemption which shall be the Change of Control Effective Date (the “Change of Control Redemption Date”), and it or, at its written request received by the Trustee at least five Business Days prior to the date such notice is to be sent to Holders in the form of an Officer’s Certificate requesting that the Trustee provide such notice and setting forth the information to be stated in such notice as provided in this Section 13.03 (unless a shorter period shall be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall provide notice of such Change of Control Redemption (a “Change of Control Redemption Notice”) not less than ten (10) nor more than thirty (30) calendar days prior to the expected Change of Control Redemption Date to each Holder of Notes to be redeemed as a whole or in part at its last address as the same appears on the Note Register; provided that, the Holder shall be entitled to elect to convert all or any portion of the specified Notes in connection with, and conditioned upon the consummation of the anticipated Change of Control, in which case such conversion shall occur immediately prior to such anticipated Change of Control. For the avoidance of doubt, the Change of Control Redemption Date must be a Business Day and any Change of Control Redemption for Global Notes shall be in accordance with the Depositary’s applicable procedures.

(b) The Change of Control Redemption Notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Change of Control Redemption Notice by mail to the Holder of any Note designated for Change of Control Redemption as a whole or in part, or any defect in the Change of Control Redemption Notice, shall not affect the validity of the proceedings for the redemption of any other Note.

(c) Each Change of Control Redemption Notice shall specify:

(i) the events causing the Change of Control;

(ii) the expected date of the Change of Control;

(iii) the expected Change of Control Redemption Date;

(iv) the Change of Control Redemption Price;

(v) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vi) the Change of Control Conversion Rate and that Holders may surrender their Notes for conversion at any time not less than 3 calendar days prior to the expected Change of Control Redemption Date;

(vii) that on the Change of Control Redemption Date, the Change of Control Redemption Price will be paid upon each Note to be redeemed, and that, unless the Company defaults in the payment of the Change of Control Redemption Price, interest thereon, if any, shall cease to accrue on and after the Change of Control Redemption Date;

(viii) the place or places where such Notes are to be surrendered for payment of the Change of Control Redemption Price; and

(ix) in case any Note is redeemed in part only, the portion of the principal amount thereof to be redeemed, which principal amount must be $1,000 or an integral multiple in excess thereof, and that on and after the Change of Control Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

(d) If fewer than all of the outstanding Notes are to be redeemed, the Notes shall be selected for Change of Control Redemption (in principal amounts of $1,000 or multiples thereof) in accordance with the applicable procedures of DTC, in the case of Global Notes, or by lot, in the case of Physical Notes.

(e) If a Holder converts a Note a portion of which has been selected for Change of Control Redemption, the converted portion will be deemed to be from the portion selected for Change of Control Redemption.

(f) In the event of any Change of Control Redemption in part, the Company shall not be required to register the transfer of or exchange any Note so selected for Change of Control Redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Section 13.04 Payment of Notes Called for Change of Control Redemption.

(a) If any Change of Control Redemption Notice has been given in respect of the Notes in accordance with Section 13.03, the Notes shall become due and payable on the Change of Control Redemption Date at the place or places stated in the Change of Control Redemption Notice and at the Change of Control Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Change of Control Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Change of Control Redemption Price.

(b) Prior to the open of business on the Change of Control Redemption Date, the Company shall deposit with the Paying Agent an amount of cash (in immediately available funds if deposited on the Change of Control Redemption Date), sufficient to pay the Change of Control Redemption Price of all of the Notes to be redeemed on such Change of Control Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed (including the payment of any non-cash consideration, which shall be paid directly by the Company or its designee, rather than the Paying Agent) shall be made on the Change of Control Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the cash portion of the Change of Control Redemption Price. If any portion of the Change of Control Redemption Price is payable in a form other than cash, such non-cash consideration shall be delivered by the Company or its designee directly to the Holders.

Section 13.05 Restrictions on Change of Control Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of the Indenture, and such acceleration has not been rescinded, on or prior to the Change of Control Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Change of Control Redemption Price with respect to such Notes).

ARTICLE 14

CONVERSION OF NOTES

Section 14.01 Conversion upon Change of Control. Subject to and upon compliance with the provisions of this Article 14, including without limitation Section 14.03(i), each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof (or, if a PIK Payment has been made, if the portion to be converted is $1.00 principal amount or an integral multiple thereof )) of such Note on or after the time that is ten (10) Business Days prior to the anticipated Effective Date of a Change of Control until the close of business on the day that is three (3) calendar days prior to the actual date such Change of Control becomes effective (the “Change of Control Effective Date”), into Common Stock (or such Reference Property pursuant to Section 14.08 in lieu of such Common Stock), subject to, and in accordance with, the settlement provisions of Section 14.03 (the “Change of Control Conversion Obligation”). The Company shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing of any Change of Control no later than fifteen (15) Business Days prior to the anticipated Effective Date of a Change of Control (or if such anticipated Effective Date is not known prior to such date, promptly following knowledge of such anticipated Effective Date but in any event no later than two (2) Business Days after the Change of Control Effective Date). In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary. No failure of the Company to give the foregoing notice and no defect therein shall limit the Holders’ conversion rights or affect the validity of the proceedings for the conversion of the Notes pursuant to this Section 14.01. Notwithstanding the foregoing, no Holder may convert any portion of such Holder’s Notes unless the Notes delivered for conversion represent (1) at least $250,000 in aggregate principal amount of Notes (the “Minimum Conversion Amount”) or (2) if less than the Minimum Conversion Amount, all of the Notes held at such time by Holder.

Section 14.02 Conversion. Other than upon a Change of Control pursuant to Section 14.01, and subject to and upon compliance with the other provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof (or, if a PIK Payment has been made, if the portion to be converted is $1.00 or an integral multiple thereof)) of such Note, whether prior to, on or after a Qualified Public Company Event until the close of business on the Business Day immediately preceding the Maturity Date, into a number of shares of Common Stock equal to (a), if no PIK Payment has been made, the applicable Conversion Rate per $1,000 principal amount of Notes or (b), if a PIK Payment has been made, the quotient of (i) the applicable Conversion Rate and (ii) $1,000, per $1.00 principal amount of Notes (subject, in each case, to, and in accordance with, the settlement provisions of Section 14.03, the “Conversion Obligation”). Notwithstanding the foregoing, no Holder may convert any portion of such Holder’s Notes unless the Notes delivered for conversion represent (1) at least the Minimum Conversion Amount or (2) if less than the Minimum Conversion Amount, all of the Notes held at such time by Holder.

Section 14.03 Conversion Procedure; Settlement Upon Conversion.

(a) Subject to Section 14.01, Section 14.02, this Section 14.03 and Section 14.08(a), upon conversion of any Note pursuant to (i) Section 14.01, the Company shall deliver to the converting Holder shares of Common Stock (rounding up to the nearest whole share) (or such Reference Property pursuant to Section 14.08 in lieu of such Common Stock), at the Change of Control Conversion Rate; or (ii) Section 14.02, the Company shall deliver to the converting Holder shares of Common Stock, together with a cash payment in lieu of delivering any fractional share as set forth below under Section 14.03(c), at a Conversion Rate in accordance with Section 14.02 (as adjusted pursuant to Section 14.05, as applicable), in each case (i) and (ii), on the second Business Day following the relevant Conversion Date (or such other date that may be applicable pursuant to a conversion in accordance with Section 14.03(c) or Section 14.03(k)). A Holder may convert fewer than all of such Holder’s Notes.

(b) Before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) if such Holder would have a filing and waiting period or approval requirement in advance of such Conversion under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) or any other antitrust, merger control, or competition law (collectively with the HSR Act, the “Antitrust Laws”) make or cause to be made by its ultimate parent entity as that term is defined in the HSR Act any such required filings under the Antitrust Laws and obtain any required waiting period expirations or terminations or approvals; (ii) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, (1) pay funds to the Conversion Agent equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.03(h) and (2) pay all transfer, stamp and similar taxes as set forth in Section 14.03(d) and Section 14.03(e); and (iii) in the case of a Physical Note, (1) complete, manually sign and deliver an irrevocable (except as set forth in clause (c)) notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation or the Change of Control Conversion Obligation, as the case may be, to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents that the Company or the Conversion Agent may reasonably require, (4) if required, pay all transfer, stamp and similar taxes as set forth in Section 14.03(d) and Section 14.03(e) and (5) if required, pay funds to the Conversion Agent equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.03(h). The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice or a Change of Control Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice or Change of Control Repurchase Notice in accordance with Section 15.04.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation or the Change of Control Conversion Obligation, as the case may be, with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above except in the case of subsection (b)(i) above in which case a Note shall be deemed to have been converted the day following the expiration or termination of any applicable waiting period or the receipt of approval under any Antitrust Law; provided that, in any Notice of Conversion, a Holder that has complied with the requirements set forth in subsection (b) above shall be entitled to elect to convert all or any portion, subject to the Minimum Conversion Amount, of its Notes in connection with, and conditioned upon, the consummation of an anticipated Specified Corporate Event, in which case the Conversion Date shall be the date of the consummation of such Specified Corporate Event, and such Notes will be converted into the Common Stock immediately following the consummation of such Specified Corporate Event unless the Holder designates in its Notice of Conversion that such conversion shall occur immediately prior to such Specified Corporate Event, provided that, if the Company notifies Holders or otherwise announces that it will not complete such Specified Corporate Event, such Holder shall be entitled to revoke its Notice of Conversion at any time thereafter. In connection with a SPAC Transaction, the Company agrees to provide written notice to the Holders, the Trustee and the Conversion Agent of the date on which the Notes shall be convertible into the Common Stock of the SPAC, and to otherwise comply with the applicable procedures of the Depositary in connection with the foregoing. Prior to the Qualified Public Company Event, the Company shall issue or cause to be issued, and deliver to such Holder, or such Holder’s nominee or nominees, the full number of shares of Common Stock to which such Holder shall be entitled, in certificate form and by updating the stockholder register of the Company, in satisfaction of the Company’s Conversion Obligation or the Change of Control Conversion Obligation, as the case may be; provided that, following the Qualified Public Company Event, the Company shall (1) provided that the transfer agent for the Common Stock is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled pursuant to such conversion to the Holder’s or its nominee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (2) if the transfer agent for the Common Stock is not participating in the DTC Fast Automated Securities Transfer Program, upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Notice of Conversion, a certificate, registered in the name of the Holder or its nominee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such conversion.

(d) In case any Physical Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e) If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests any such shares to be issued in a name other than the Holder’s name, in which case the Holder must pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f) Except as provided in Section 14.05, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 14.

(g) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee. Upon the delivery of shares of Common Stock outside of the Depositary in connection with a conversion of an interest in a Global Note, the Company shall provide notice thereof to the Depositary, the Trustee and the Conversion Agent and shall provide such information as may be requested by the Depositary, the Trustee and the Conversion Agent in connection therewith.

(h) Subject to Section 14.01 and 14.02, upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the full Conversion Obligation or Change of Control Conversion Obligation, as applicable, shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date and prior to open of business on the corresponding Interest Payment Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes in cash on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period beginning after the close of business on any Regular Record Date and ending at the open of business on the immediately following Interest Payment Date must be accompanied by cash funds equal to the amount of interest payable on the Notes so converted (regardless of whether the converting Holder was the holder of record on such Regular Record Date); provided that no such payment shall be required (1) for Notes surrendered for conversion after the close of business on the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Scheduled Trading Day immediately following the corresponding Interest Payment Date; (3) if the Company has specified a Change of Control Repurchase Date that is after a Regular Record Date and on or prior to the Scheduled Trading Day immediately following the corresponding Interest Payment Date; or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date, any Fundamental Change Repurchase Date described in clause (2) or any Change of Control Repurchase Date described in clause (3) of the immediately preceding sentence shall receive the full interest payment due on the Maturity Date or other applicable Interest Payment Date in cash regardless of whether their Notes have been converted or repurchased, as applicable, following such Regular Record Date.

(i) The Person in whose name the shares of Common Stock shall be issuable upon a conversion of Notes shall be become the equityholder of record as of the close of business on the relevant Conversion Date. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion. Upon a conversion of Notes, prior to the Qualified Public Company Event, such Person shall execute a joinder to each of the Investor Rights Agreement, the ROFR and Co-Sale Agreement and the Voting Agreement, in each case in a form reasonably satisfactory to the Company.

(j) The Company shall not issue any fractional share of Common Stock upon conversion of the Notes in respect of any Conversion Obligation and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon a conversion of the Notes in respect of any Conversion Obligation based on the Last Reported Sale Price of the Common Stock on the relevant Conversion Date. The Company through the Paying Agent, shall pay cash in lieu of delivering any fractional share of Common Stock issuable upon a conversion of the Notes in respect of any Conversion Obligation (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Notice of Conversion and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each such Holder or, upon application by such Holder to the Note Registrar not later than the date of the Notice of Conversion, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds in accordance with the procedures of the Depositary in effect at that time.

(k) Notwithstanding anything to the contrary contained herein, following the Qualified Public Company Event, the Company shall not issue to any Holder, and no Holder may acquire, a number of shares of Common Stock upon any conversion of Notes hereunder, to the extent that, upon such conversion, the number of shares of Common Stock then “beneficially owned” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) by such Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with such Holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which such Holder is a member, but excluding shares beneficially owned by virtue of the ownership of warrants and other securities or rights to acquire securities, in each case, that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) would exceed 9.99% of the total number of shares of Common Stock then issued and outstanding (the “Maximum Percentage”); provided, however, that the Maximum Percentage shall only apply to the extent that the Common Stock is deemed to constitute an “equity security” pursuant to Rule 13d-1(i) promulgated under the Exchange Act; provided, further that, other than in connection with a Successor Major Transaction, any Holder shall be permitted to include in its Notice of Conversion delivered in connection with a Change of Control or Fundamental Change that it is electing to make successive conversions, which conversions shall occur (in each case by written notice from such Holder to the Company) from time to time as determined by such Holder at any time prior to the end of the Successive Conversion Period (each such conversion being subject to the Maximum Percentage). For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Commission, and the percentage held by any Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. For purposes hereof, in determining the number of outstanding shares of Common Stock, the Holders may rely on the number of outstanding shares of Common Stock as stated in the Company’s most recent quarterly or annual report filed with the Commission, or any current report filed by the Company with the Commission subsequent thereto. Upon the written request of any Holder, the Company shall, within two (2) Trading Days, confirm orally and in writing to such Holders the number of shares of Common Stock then outstanding, and such Holder shall be entitled to rely upon such confirmation for purposes hereof. Neither the Trustee nor the Conversion Agent shall have any obligation to monitor whether any conversion pursuant to this Indenture is in compliance with the foregoing provisions or the requirements of the Exchange Act, and shall have no obligation to monitor the shares of Common Stock held or to be held by any Holder.

Section 14.04 [Reserved].

Section 14.05 Adjustment of Conversion Rate. The Conversion Rate (other than the Change of Control Conversion Rate) shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.05, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder (including, for the avoidance of doubt, pursuant to the rights granted to Holders under Section 4.24 of this Indenture).

(a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR’ = the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date;

OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date (before giving effect to any such dividend, distribution, share split or share combination); and

OS’ = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.05(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.05(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors of the Company determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a shareholder rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than (i) with respect to an issuance for which the announcement of such issuance occurs on or before the 10th Trading Day immediately following the Qualified Public Company Event, the average of the fair market value on each applicable Trading Day of one share of Common Stock (as determined in good faith by the Board of Directors of the Company after consultation with a reputable independent investment bank, independent valuation firm or other qualified financial institution selected by the Company, except that to the extent Disputing Holders dispute such fair market values in writing to the Company (with a copy to the Trustee and the Conversion Agent (if other than the Trustee)) on or before the 20th Business Day after receipt of such good faith determination of the Board of Directors of the Company, such fair market values shall be mutually determined by the Company and the Disputing Holders, and if the Company and the Disputing Holders are unable to reach agreement, such fair market values shall be determined by an independent nationally recognized investment bank selected by the Company and the Disputing Holders and delivered to the Trustee and the Conversion Agent (if other than the Trustee) within 30 Business Days following such issuance) for the 10 consecutive Trading Day period ending on, and including the Trading Day immediately preceding the date of announcement of such issuance or (ii) with respect to an issuance for which the announcement of such issuance occurs after the 10th Trading Day immediately following the Qualified Public Company Event the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR’ = the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X = the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by (i) with respect to an issuance for which the announcement of such issuance occurs on or before the 10th Trading Day immediately following the Qualified Public Company Event, the average of the fair market value on each applicable Trading Day of one share of Common Stock (as determined in good faith by the Board of Directors of the Company after consultation with a reputable independent investment bank, independent valuation firm or other qualified financial institution selected by the Company, except that to the extent Disputing Holders dispute such fair market values in writing to the Company (with a copy to the Trustee and the Conversion Agent (if other than the Trustee)) on or before the 20th Business Day after receipt of such good faith determination of the Board of Directors of the Company, such fair market values shall be mutually determined by the Company and the Disputing Holders, and if the Company and the Disputing Holders are unable to reach agreement, such fair market values shall be determined by an independent nationally recognized investment bank selected by the Company and the Disputing Holders and delivered to the Trustee and the Conversion Agent (if other than the Trustee) within 30 Business Days following such issuance) over the 10 consecutive Trading Day period ending on, and including the Trading Day immediately preceding the date of announcement of such issuance and (ii) with respect to an issuance for which the announcement of such issuance occurs after the 10th Trading Day immediately following the Qualified Public Company Event, the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.05(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion

Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, or if no such rights, options or warrants are exercised prior to their expiration, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 14.05(b), in determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of the Common Stock at a price per share that is less than such average of the Last Reported Sale Prices for the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance or such average of the fair market value on each applicable Trading Day of one share of Common Stock over the 10 consecutive Trading Day period ending on, and including the Trading Day immediately preceding the date of announcement for such issuance, as the case may be, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company.

(c) If the Company distributes shares of its Capital Stock, evidences of its Indebtedness, other assets or property of the Company or rights, options or warrants to acquire shares of its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 14.05(a), Section 14.05(b) or Section 14.05(e), (ii) dividends or distributions paid exclusively in cash as to which the provisions set for in Section 14.05(d) shall apply, (iii) any dividends or distributions of Reference Property in exchange for Common Stock in connection with any transaction described in Section 14.08, (iv) except as otherwise provided in Section 14.12, rights issued pursuant to a shareholder rights plan adopted by the Company and (v) Spin-Offs as to which the provisions set forth below in this Section 14.05(c) shall apply (any of such shares of Capital Stock, evidences of Indebtedness, other assets or property or rights, options or warrants to acquire shares of Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR’ = the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0 = (i) with respect to a distribution that has a Ex-Dividend Date that occurs on or before the 10th Trading Day immediately succeeding the Qualified Public Company Event, the average of the fair market value on each applicable Trading Day of one share of Common Stock (as determined in good faith by the Board of Directors of the Company after consultation with a reputable independent investment bank, independent valuation firm or other qualified financial institution selected by the Company, except that to the extent Disputing Holders dispute such fair market values in writing to the Company (with a copy to the Trustee and the Conversion Agent (if other than the Trustee)) on or before the 20th Business Day after receipt of such good faith determination of the Board of Directors of the Company, such fair market values shall be mutually determined by the Company and the Disputing Holders, and if the Company and the Disputing Holders are unable to reach agreement, such fair market values shall be determined by an independent nationally recognized investment bank selected by the Company and the Disputing Holders and delivered to the Trustee and the Conversion Agent (if other than the Trustee) within 30 Business Days following such issuance) over the 10 consecutive Trading Day period ending on, and including the Trading Day immediately preceding the Ex-Dividend Date for such distribution or (ii) with respect to a distribution that has a Ex-Dividend Date that occurs after the 10th Trading Day immediately succeeding the Qualified Public Company Event, the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV = the fair market value (as determined in good faith by the Board of Directors of the Company) of the Distributed Property distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 14.05(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 (or if a PIK Payment has been made, $1.00) principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution. If the Board of Directors of the Company determines the “FMV” (as defined above) of any distribution for purposes of this Section 14.05(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 14.05(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR’ = the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0 = the average of the Last Reported Sale Prices of the shares of Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0 = (i) with respect to a distribution that has an Ex-Dividend Date that occurs before the Qualified Public Company Event, the average of the fair market value on each applicable Trading Day of one share of Common Stock (as determined in good faith by the Board of Directors of the Company after consultation with a reputable independent investment bank, independent valuation firm or other qualified financial institution selected by the Company, except that to the extent Disputing Holders dispute such fair market values in writing to the Company (with a copy to the Trustee and the Conversion Agent (if other than the Trustee)) on or before the 20th Business Day after receipt of such good faith determination of the Board of Directors of the Company, such fair market values shall be mutually determined by the Company and the Disputing Holders, and if the Company and the Disputing Holders are unable to reach agreement, such fair market values shall be determined by an independent nationally recognized investment bank selected by the Company and the Disputing Holders and delivered to the Trustee and the Conversion Agent (if other than the Trustee) within 30 Business Days following such issuance) over the Valuation Period or (ii) with respect to a distribution that has an Ex-Dividend Date that occurs on or after the Qualified Public Company Event, the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall be determined by the Company on, and shall occur at, the last Trading Day of the Valuation Period provided that in respect of any conversion of Notes with a Conversion Date occurring during the Valuation Period, references in the portion of this Section 14.05(c) related to Spin-Offs with respect to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, but excluding, the Conversion Date in determining the Conversion Rate. If such Spin-Off does not occur, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend distribution had not been declared, effective as of the date on which the Board of Directors of the Company determines not to consummate such Spin-Off.

For purposes of this Section 14.05(c) (and subject in all respect to Section 14.12), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 14.05(c) (and no adjustment to the Conversion Rate under this Section 14.05(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.05(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.05(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated (or deemed to have expired or been terminated pursuant to the immediately preceding sentence) without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued (to the extent any adjustment to the Conversion Rate was made in connection with such issuance).

For purposes of Section 14.05(a), Section 14.05(b) and this Section 14.05(c), if any dividend or distribution to which this Section 14.05(c) is applicable also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 14.05(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 14.05(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.05(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.05(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.05(a) and Section 14.05(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 14.05(a) or “outstanding immediately prior to the close of business on such Ex-Dividend Date” within the meaning of Section 14.05(b).

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR’ = the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0 = (i) with respect to a dividend or distribution that has an Ex-Dividend Date on or prior to the Qualified Public Company Event, the fair market value of one share of Common Stock (as determined in good faith by the Board of Directors of the Company after consultation with a reputable independent investment bank, independent valuation firm or other qualified financial institution selected by the Company, except that to the extent Disputing Holders dispute such fair market values in writing to the Company (with a copy to the Trustee and the Conversion Agent (if other than the Trustee)) on or before the 20th Business Day after receipt of such good faith determination of the Board of Directors of the Company, such fair market values shall be mutually determined by the Company and the Disputing Holders, and if the Company and the Disputing Holders are unable to reach agreement, such fair market values shall be determined by an independent nationally recognized investment bank selected by the Company and the Disputing Holders and delivered to the Trustee and the Conversion Agent (if other than the Trustee) within 30 Business Days following such issuance) on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution or (ii) with respect to a dividend or distribution that has an Ex-Dividend Date after the Qualified Public Company Event, the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C = the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.

Any increase made under this Section 14.05(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors of the Company determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 (or if a PIK Payment has been made, $1.00) principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e) [Reserved]

(f) [Reserved]

(g) [Reserved]

(h) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

(i) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.05, and to the extent permitted by applicable law and subject to the applicable listing standards of the Relevant Stock Exchange on which the Common Stock is then listed or admitted for trading, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors of the Company determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable listing standards of the Relevant Stock Exchange on which the Common Stock is then listed or admitted for trading, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to the Holder of each Note a notice of the increase at least 15 calendar days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(j) Notwithstanding anything to the contrary in this Article 14, the Conversion Rate shall not be adjusted pursuant to this Article 14:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii) except as set forth in Section 14.05(b) or Section 14.05(c), upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection;

(iv) solely for a change in the par value (or lack of par value) of the Common Stock;

(v) upon the repurchase of any shares of the Common Stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the kind described in Section 4.25; or

(vi) for accrued and unpaid interest, if any.

All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(k) Notwithstanding anything in this Article 14 to the contrary, the Company shall not be required to adjust the Conversion Rate unless the adjustment would result in a change of at least 1% in the then effective Conversion Rate. However, the Company shall carry forward any adjustments to the Conversion Rate that are less than 1% of the Conversion Rate and make all such carried-forward adjustments (i) when the cumulative net effect of all adjustments not yet made will result in a change of at least 1% of the Conversion Rate or (ii) regardless of whether the adjustment (or such cumulative net effect) is less than 1%, (a) on the Conversion Date for any Notes or (b) upon the occurrence of any Fundamental Change that occurs on or after the Qualified Public Company Event.

(l) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(m) For purposes of this Section 14.05, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 14.06 Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Daily VWAP, Last Reported Sale Prices or the Transaction Price over a span of multiple days, the Board of Directors of the Company shall make appropriate adjustments (to the extent no corresponding adjustment is otherwise made pursuant to Section 14.05) to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date, or expiration date, as the case may be, of the event occurs, at any time during the period when the Daily VWAP, Last Reported Sale Prices or the Transaction Price are to be calculated.

Section 14.07 Shares to Be Reserved. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock, and shall at all times (including immediately following any event that causes an adjustment to the Conversion Rate hereunder) maintain a sufficient number of authorized but unissued shares of Common Stock, to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder, and without giving effect to any limitation that may be imposed by the Maximum Percentage).

Section 14.08 Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or a change of par value or to no par value),

(ii) any consolidation, merger, combination or similar transaction involving the Company,

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety, or

(iv) any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (each, a “Specified Corporate Event”), including any Tax Efficiency Reorganization Transaction, then the Company, the Successor Company (if applicable) and the acquiring Person (including, if the applicable Specified Corporate Event is a SPAC Transaction, the SPAC or, if the applicable Specified Corporate Event is a Tax Efficiency Reorganization Transaction, the

newly formed holding company), as applicable, shall execute, at or prior to the effective time of the Specified Corporate Event, with the Trustee a supplemental indenture permitted under Section 10.01(n) without the consent of the Holders (which, if the applicable specified Corporate Event is a SPAC Transaction, shall also comply with the requirements of Section 11.03) providing that, at and after the effective time of such Specified Corporate Event, the Holders’ right to convert Notes at the Conversion Rate into Common Stock shall (i) in the case of a Specified Corporate Event (other than a SPAC Transaction or a Tax Efficiency Reorganization Transaction), be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate (which will be the applicable Change of Control Conversion Rate if such Specified Corporate Event is also a Change of Control) immediately prior to such Specified Corporate Event would have owned or been entitled to receive upon the occurrence of such Specified Corporate Event (for the avoidance of doubt, without giving effect to Section 14.03(k)), (ii) in the case of a Specified Corporate Event that is a SPAC Transaction, into Common Stock of the SPAC equal to the Conversion Rate (such property referred to in clause (i) or (ii), the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) and (iii) in the case of a Specified Corporate Event that is a Tax Efficiency Reorganization Transaction, remain unchanged, except that references to the Company’s Common Stock in the definition of “Common Stock” shall instead refer to the equivalent shares of common stock of the newly formed holding company (for which shares of the Company’s Common Stock were exchanged) and other applicable references herein shall be modified, mutatis mutandis, to reflect the new holding company structure (with the Company remaining the issuer of the Notes and the Notes becoming convertible into shares of common stock of the holding company).

If the Specified Corporate Event other than a SPAC Transaction causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of equityholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders of the Common Stock receive only cash in such Specified Corporate Event, then for all conversions for which the relevant Conversion Date occurs after the Effective Date of such Specified Corporate Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes (or if a PIK Payment has been made, the consideration due upon conversion of each $1.00 principal amount of Notes) shall be solely cash in an amount equal to (1) if no PIK Payment has been made, the Conversion Rate in effect on the Conversion Date (which will be the applicable Change of Control Conversion Rate if such Specified Corporate Event is also a Change of Control) or (2) if a PIK Payment has been made, the quotient of (a) the Conversion Rate in effect on the Conversion Date (which will be the applicable Change of Control Conversion Rate if such Specified Corporate Event is also a Change of Control) and (b) 1,000, in each case, multiplied by the price paid per share of Common Stock in such Specified Corporate Event and (B) the Company shall satisfy the Conversion Obligation by paying such cash amount to converting Holders on the second Business Day immediately following the relevant Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

If the Reference Property in respect of any such Specified Corporate Event includes Capital Stock, such supplemental indenture described in the second immediately preceding paragraph providing that the Notes will be convertible into Reference Property shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as practicable to the adjustments provided for in this Article 14. If, in the case of any Specified Corporate Event, the Reference Property includes shares of stock, securities or other property or assets (other than cash and/or cash equivalents) of a Person that is a party to the transaction other than the Company or the Successor Company, as the case may be, in such Specified Corporate Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the redemption rights set forth in Article 13, and the repurchase rights set forth in Article 15.

(b) When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 14.08, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Specified Corporate Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and an Opinion of Counsel stating that all conditions precedent to the execution and delivery of such supplemental indenture have been complied with, and shall promptly deliver notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) The Company shall not become a party to any Specified Corporate Event unless its terms are consistent with this Section 14.08. None of the foregoing provisions shall affect the right of a Holder to convert its Notes into shares of Common Stock, as set forth in Section 14.01, Section 14.02 and Section 14.03, prior to the Effective Date of such Specified Corporate Event.

(d) The above provisions of this Section 14.08 shall similarly apply to successive Specified Corporate Events.

Section 14.09 Certain Covenants.

(a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c) Following the Qualified Public Company Event, the Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system, the Company shall list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

(d) In connection with a SPAC Transaction, each Holder shall be required to agree that, upon consummation of the SPAC Transaction, such Holder will not convert its Notes (except in connection with a Change of Control or Fundamental Change) or take any action described in clause (i) or (ii) of Section 14.09(e) for a period equal to the lesser of (i) one hundred eighty (180) days following the closing of such SPAC Transaction and (ii) the length of the shortest “lock-up” period agreed to by any investor in the SPAC Transaction Financings (which shall be deemed to be zero (0) in the event any investor in the SPAC Transaction Financings is not required to agree to any “lock-up”).

(e) Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1, and ending on the date specified by the Company and the managing underwriter (such period not to exceed 180 days in the case of the Company’s first underwritten public offering of its Common Stock under the Securities Act (the “IPO”), or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in applicable FINRA or NYSE rules, or any successor provisions or amendments thereto) (such period, the “Lock-Up Period”), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (“Registrable Securities”) held immediately prior to such registration or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The Company shall deliver an Officer’s Certificate to the Trustee and the Holders no later than the interest record date prior to the Maturity Date of any Lock-Up Period and related extension of the Maturity Date. The foregoing provisions of this Section 14.09(e) shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than 1% stockholders of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock of the Company). In the event that a release is granted to any such officer, director or greater than 1% stockholder other than the Holders relating to the lock-up restrictions set forth above for shares of the Common Stock, the same percentage of shares of the Common Stock held by the Holders or issuable to the Holders upon conversion of the Notes shall be immediately and fully released on the same terms from any remaining lock-up restrictions set forth herein. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 14.09(e) and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. The foregoing provisions of this Section 14.09(e) shall not apply to a Direct Listing and shall only be applicable to the IPO if the Company has not already completed a Direct Listing.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all capital stock of the Company of each Holder (and the shares or securities of every other person subject to the restriction contained in this Section 14.09(e)):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.”

(f) Each Holder hereby agrees that it will assess in advance whether its acquisition, sale, or transfer of any voting shares of the Company would be subject to advance reporting and waiting period requirements under any Antitrust Law and if so it will not acquire, sell, or transfer any voting shares of the Company until the required filings have been made under the Antitrust Laws and the required waiting period expirations or terminations and the required approvals under the Antitrust Laws have been obtained.

(g) The Trustee shall have no obligation to monitor each Holder’s compliance with this Section 14.09.

Section 14.10 Responsibility of Trustee and Conversion Agent. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether the Notes are then-convertible, the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained herein. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.08 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.08 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate and an Opinion of Counsel (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 14.01 or 14.02 has occurred that makes the Notes eligible for conversion until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 14.01 or Section 14.03, as the case may be, with respect to the commencement of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 14.01, Section 14.02 and Section 14.11.

Section 14.11 Notice to Holders Prior to Certain Actions. In case of any:

(a) action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.05 or Section 14.12;

(b) Specified Corporate Event; or

(c) voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture) and to the extent applicable, the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be delivered to each Holder at its address appearing on the Note Register, as promptly as practicable but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or (ii) the date on which such Specified Corporate Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Specified Corporate Event, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Specified Corporate Event, dissolution, liquidation or winding-up.

Section 14.12 Shareholder Rights Plans. If the Company has a shareholder rights plan in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such shareholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable shareholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 14.05(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 15

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01 Reserved.

Section 15.02 Repurchase at Option of Holders Upon a Fundamental Change on or after the Qualified Public Company Event.

(a) If a Fundamental Change occurs at any time on or after the Qualified Public Company Event and prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 (or if a PIK Payment has been made, $1.00) or an integral multiple thereof, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice, at a repurchase price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be paid in cash in an amount equal to 100% of the principal amount of Notes to be repurchased pursuant to this Section 15.02. The Fundamental Change Repurchase Date shall be subject to postponement, without penalty to the Company, in order to allow the Company to comply with applicable law as a result of any changes to such applicable law occurring after the date of this Indenture.

(b) On or before the 20th calendar day after the occurrence of the Effective Date of a Fundamental Change, the Company shall provide to all Holders of Notes, the Trustee and the Conversion Agent (if other than the Trustee) and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder validly withdraws the Fundamental Change Repurchase Notice and any Change of Control Repurchase Notice, in accordance with the terms of this Indenture; and

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

At the Company’s written request delivered at least five (5) Business Days (or such shorter time as the Trustee may agree) prior to the date of the sending of such notice, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

Simultaneously with providing such notice, the Company shall publish the information on the Company’s website or through such other public medium as the Company may use at that time.

Section 15.03 Repurchase at Option of Holders Upon a Change of Control.

(a) If a Change of Control occurs at any time after the date hereof, each Holder shall have the right, at such Holder’s option pursuant to the procedures provided in Section 15.07, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 (or if a PIK Payment has been made, $1.00) or an integral multiple thereof, on the date (the “Change of Control Repurchase Date”) of the effectiveness of such Change of Control at a repurchase price in cash in an amount equal to 110% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the Change of Control Repurchase Date (the “Change of Control Repurchase Price”), unless the Change of Control Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Change of Control Repurchase Price shall be paid in cash in an amount equal to 110% of the principal amount of Notes to be repurchased pursuant to this Section 15.03. The Change of Control Repurchase Date shall be subject to postponement, without penalty to the Company, in order to allow the Company to comply with applicable law as a result of any changes to such applicable law occurring after the date of this Indenture.

(b) Not less than ten (10) nor more than thirty (30) calendar days prior to the expected effectiveness of a Change of Control, the Company shall provide to all Holders of Notes, the Trustee and the Conversion Agent (if other than the Trustee) and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Change of Control Company Notice”) of the occurrence of the Change of Control and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Each Change of Control Company Notice shall specify:

(i) the events causing the Change of Control;

(ii) the expected date of the Change of Control;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv) the Change of Control Repurchase Price;

(v) the expected Change of Control Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) the Change of Control Conversion Rate and the date until which Holders may convert their Notes pursuant to Section 14.01;

(viii) the Transaction Price Notice;

(ix) that the Notes with respect to which a Change of Control Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Change of Control Repurchase Notice in accordance with the terms of this Indenture; and

(x) the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.03.

At the Company’s written request delivered at least five (5) Business Days (or such shorter time as the Trustee may agree) prior to the date of the sending of such notice, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Change of Control Company Notice shall be prepared by the Company.

Simultaneously with providing such notice, the Company shall publish the information on the Company’s website or through such other public medium as the Company may use at that time.

Section 15.04 Withdrawal of Fundamental Change Repurchase Notice or Change of Control Repurchase Notice. Holders of Physical Notes may withdraw (in whole or in part) a Fundamental Change Repurchase Notice or Change of Control Repurchase Notice by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 15.04 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Expiration Time or prior to the close of business on the third (3rd) calendar day immediately preceding the expected Change of Control Repurchase Expiration Time, as applicable, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(ii) if Physical Notes have been issued, the certificate number(s) of the Note(s) in respect of which such notice of withdrawal is being submitted, and

(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice or the Change of Control Repurchase Notice, as the case may be, which portion must be in principal amounts of $1,000 (or if a PIK Payment has been made, $1.00) or an integral multiple thereof;

If the Notes are Global Notes, Holders must withdraw the Notes they have elected to require the Company to repurchase in accordance with appropriate procedures of the Depositary.

Section 15.05 Deposit of Fundamental Change Repurchase Price and Change of Control Repurchase Price.

(a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04(a)) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date or Change of Control Repurchase Date, as applicable, an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price or Change of Control Repurchase Price, as applicable. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not validly withdrawn in accordance with Section 15.04) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.02) or the Change of Control Repurchase Date (provided the Holder has satisfied the conditions in Section 15.03), as applicable, and (ii) the delivery of such Notes to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof or the time of book-entry transfer, in the manner required by Section 15.07 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price or Change of Control Repurchase Price, as applicable.

(b) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date or Change of Control Repurchase Date, as applicable, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date or such Change of Control Repurchase Date, as applicable, then, with respect to the Notes that have been properly surrendered for repurchase and not validly withdrawn in accordance with Section 15.04, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price and the Change of Control Repurchase Price (and default interest specified in this Indenture on overdue amounts, if any), as the case may be, and, if the Fundamental Change Repurchase Date or Change of Control Repurchase Date falls after a Regular Record Date but on or prior to the related Interest Payment Date, the right of the Holder of record on such Regular Record Date to receive the related interest payment).

(c) Upon surrender of a Physical Note that is to be repurchased in part pursuant to Section 15.02 or Section 15.03, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 15.06 Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer pursuant to a Fundamental Change Repurchase Notice or Change of Control Repurchase Notice, as applicable, the Company will, if required:

(a) comply with any tender offer rules under the Exchange Act that may then be applicable, including, without limitation, Rule 13e-4 and Rule 14e-1, if applicable;

(b) file a Schedule TO or any other required schedule under the Exchange Act; and

(c) otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15; provided that to the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to the Company’s obligations to purchase the Notes upon a Fundamental Change or upon a Change of Control, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.

Section 15.07 Repurchase Procedures. (a) Repurchases of Notes under Sections 15.02 and 15.03, as applicable, shall be made, at the option of the Holder thereof, upon:

(i) delivery to the Paying Agent by a Holder (x) of a duly completed notice substantially in the form of the Form of Fundamental Change Repurchase Notice (the “Fundamental Change Repurchase Notice”) or (y) no later than the date that is at least three (3) calendar days prior to the expected effectiveness of a Change of Control, of a duly completed notice substantially in the form of the Form of Change of Control Repurchase Notice (the “Change of Control Repurchase Notice”), if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case, on or before the close of business on the Business Day immediately preceding (x) with respect to a repurchase pursuant to Section 15.02, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Expiration Time”) or (y) with respect to a repurchase pursuant to Section 15.03, the Change of Control Repurchase Date (the “Change of Control Repurchase Expiration Time”), as applicable; and

(ii) delivery of the Notes, with respect to a repurchase pursuant to Section 15.02, prior to the Fundamental Change Repurchase Expiration Time or, with respect to a repurchase pursuant to Section 15.03, prior to the Change of Control Repurchase Expiration Time, as applicable, (x) if the Notes are Physical Notes, by physical delivery to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice or the Change of Control Repurchase Notice, as the case may be, (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or (y) if the Notes are Global Notes, by book-entry transfer of the Notes in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price or the Change of Control Repurchase Price, as applicable, therefor.

(b) The Fundamental Change Repurchase Notice or the Change of Control Repurchase Notice, as applicable, in respect of any Notes to be repurchased shall state:

(i) in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii) the portion of the principal amount of Notes to be repurchased, which must be $1,000 (or if a PIK Payment has been made, $1.00) or an integral multiple thereof; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

If the Notes are Global Notes, Holders must tender their Notes in accordance with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder electing to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof, as contemplated by this Article 15, shall have the right to withdraw, in whole or in part, such notice at any time prior to, with respect to a repurchase pursuant to Section 15.02, the close of business on the Business Day immediately preceding Fundamental Change Repurchase Expiration Time or, with respect to a purchase pursuant to Section 15.03, the close of business on the Business Day immediately preceding the Change of Control Repurchase Expiration Time, by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.04 hereof, in the case of Physical Notes, and in accordance with appropriate Depositary procedures, in the case of Global Notes.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice, Change of Control Repurchase Notice or notice of withdrawal thereof.

Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change or Change of Control, as applicable, if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price or Change of Control Repurchase Price, as the case may be, with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price or Change of Control Repurchase Price, as the case may be, with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice or Change of Control Repurchase Price with respect thereto shall be deemed to have been withdrawn.

ARTICLE 16

GUARANTEE

Section 16.01 Note Guarantee. Subject to the limitations set forth in Section 16.05, the Guarantors hereby, jointly and severally unconditionally and irrevocably Guarantee, as primary obligor and not merely as surety, to each Holder, the Trustee, the Collateral Agent and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Company hereunder or thereunder, that: (a) the principal of and premium, if any, and interest, if any, on the Notes (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceedings), shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, required purchase, redemption or repurchase or otherwise, and interest on the overdue principal of and interest on premium, if any, and interest, if any, if lawful, and all other obligations of the Company to the Holders, the Trustee and the Collateral Agent hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, required purchase, redemption or repurchase or otherwise (the “Note Guarantee”). Failing payment when due, subject to any applicable grace period, of any amount so Guaranteed or any performance so Guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, legality, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company or any Guarantor, if any, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantors hereby waive, to the fullest extent permitted by applicable law, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or another Guarantor, protest, notice and all demands whatsoever and covenant that the Note Guarantee shall not be discharged except by payment in full or conversion in full of the Notes in accordance with this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company or any of the Guarantors, or any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law or other similar official acting in relation to either the Company or any of the Guarantors, any amount paid either to the Trustee or to such Holder, the Note Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations Guaranteed hereby until payment in full of all obligations Guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Note Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Note Guarantees. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impact the rights of the Trustee or the Holders under the Note Guarantees.

Section 16.02 Execution and Delivery of Note Guarantee. Each Guarantor hereby agrees that its execution and delivery of any supplemental indenture substantially in the form of Exhibit C shall evidence its Note Guarantee set forth in Section 16.01 without the need for notation on the Notes.

Section 16.03 Guarantors may Consolidate, etc., on Certain Terms. Except as otherwise provided in Section 16.04, no Guarantor (other than a Guarantor whose Note Guarantee is to be released in accordance with Section 16.04) may sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its assets, in one transaction or any series of transactions to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless:

(a)

(i) the resulting, surviving or transferee Person is the Guarantor; or

(ii) if not the Guarantor, such resulting, surviving or transferee Person (the “Successor Guarantor”) shall be a corporation organized and existing under the laws of the United States of America, any State thereof, the District of Columbia or any Designated Country;

(b) in any such transaction where the Guarantor is not the resulting, surviving or transferee Person, the Successor Guarantor unconditionally assumes all of the Guarantor’s obligations under its Note Guarantee and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

(c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture; and

(d) in any transaction where the Guarantor is not the surviving or transferee Person, the Guarantor shall have delivered to the Trustee and the Collateral Agent an Officer’s Certificate and Opinion of Counsel, each stating that the consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition and such supplemental indenture complies with this Indenture and all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

For purposes of this Section 16.03, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Guarantor to another Person that is not the Guarantor or a Subsidiary of the Guarantor, which properties and assets, if held by the Guarantor instead of such Subsidiaries, would constitute all or substantially all of the consolidated properties and assets of the Guarantor and its Subsidiaries, taken as a whole, shall be deemed to be the sale, conveyance, transfer or lease by the Guarantor of all or substantially all of its consolidated properties and assets to another Person.

In case of any such consolidation, merger, sale or conveyance and, if required by this Indenture, upon the assumption by the Successor Guarantor, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such Successor Guarantor will succeed to and, except in the case of a lease of all or substantially all of the consolidated properties or assets of the Guarantor and its Subsidiaries, taken as a whole, shall be substituted for the Guarantor, with the same effect as if it had been named herein as the Guarantor, and the Guarantor (except in the case of a lease of all or substantially all of the consolidated properties or assets of the Guarantor and its Subsidiaries, taken as a whole) shall be discharged from the obligations of the Guarantor under the Notes and this Indenture. The Note Guarantee so evidenced will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantee theretofore executed in accordance with the terms of this Indenture as though such Note Guarantee had been executed at the Issue Date.

Section 16.04 Release of Note Guarantees. In the event of:

(a) the satisfaction and discharge of this Indenture in accordance with Article 3;

(b) the liquidation or dissolution of any Guarantor; or

(c) a consolidation, merger, sale or conveyance covered by the first paragraph of Section 16.03 where the Guarantor is not the resulting, surviving or transferee Person,

such Guarantor shall be automatically and unconditionally released and relieved of any obligations under its Note Guarantee and the Indenture Documents. Upon delivery by the Company to the Trustee and the Collateral Agent of an Officer’s Certificate and an Opinion of Counsel to the effect that such satisfaction and discharge or liquidation or dissolution (in each case, to the extent applicable) permitted by this Indenture has occurred, the Trustee or the Collateral Agent, as applicable, shall execute any documents reasonably requested by the Company in order to evidence the release of any Guarantor from its obligations under its Note Guarantee and the Indenture Documents.

Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of, premium, if any, and interest, if any, on the Notes and for the other obligations of any Guarantor under the Indenture Documents as provided in this Article 16.

Section 16.05 Limitation on Guarantor Liability. For purposes hereof, the Guarantor’s liability shall be that amount from time to time equal to the aggregate liability of the Guarantor under its Note Guarantee, but shall be limited to the lesser of (a) the aggregate amount of the Obligations of the Company under the Indenture Documents and (b) the amount, if any, which would not have (A) rendered the Guarantor “insolvent” (as such term is defined in the federal Bankruptcy Law and in the Debtor and Creditor Law of the State of New York), (B) left it with unreasonably small capital at the time its Note Guarantee was entered into, or at the time the Guarantor incurred liability thereunder, after giving effect to the incurrence of existing Indebtedness immediately prior to such time or (C) left the Guarantor with debts beyond the Guarantor’s ability to pay as such debts mature; provided that, it shall be a presumption in any lawsuit or other proceeding in which the Guarantor is a party that the amount Guaranteed pursuant to its Note Guarantee is the amount set forth in subsection (a) above unless any creditor, or representative of creditors of the Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in such a lawsuit or other proceeding that the aggregate liability of the Guarantor is limited to the amount set forth in subsection (b) above.

Section 16.06 “Trustee” to Include Paying Agent. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 16 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 16 in place of the Trustee.

ARTICLE 17

COLLATERAL AND SECURITY

Section 17.01 Security Documents.

(a) Subject to Section 17.01(b) and 17.12 below, the due and punctual payment of the principal of, premium, if any, and interest on the Notes and amounts due hereunder and under the Note Guarantees when and as the same shall be due and payable, subject to any applicable grace period, whether on an interest payment date, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes and the performance of all other Obligations of the Company and the Guarantors to the Holders, the Collateral Agent or the Trustee under the Indenture Documents shall be secured by the Security Documents. The Security Documents shall provide for the grant by the Company and the Guarantors party thereto to the Collateral Agent of security interests in the Collateral subject to Permitted Liens.

(b) The Company shall, and shall cause each of the Guarantors on the Issue Date (or after the Issue Date, on the date such Person becomes a Guarantor, to enter into the Form of Security Agreement and such additional assignments, agreements, powers of attorney and instruments, and take such other actions, in each case as are necessary or reasonably requested by the Collateral Agent to grant the Collateral Agent, on behalf of the Holders, a Lien on the Collateral subject to no prior Liens (other than Permitted Liens). Such Security Agreement and the other Security Documents shall provide for the grant by the Company and the Guarantors party thereto to the Collateral Agent of security interests in the Collateral subject to Permitted Liens.

Section 17.02 Recording and Opinions. The Company shall, and shall cause each of the Guarantors to, at its sole cost and expense, take or cause to be taken such actions as may be required by the Security Documents, to perfect, maintain (with the priority required under the Security Documents), preserve and protect the valid and enforceable, perfected (except as expressly provided herein or therein) security interests in and on all the Collateral granted by the Security Documents in favor of the Collateral Agent for the benefit of the Holders as security for the Obligations contained in this Indenture, the Notes, any Note Guarantees and the Security Documents, superior to and prior to the rights of all third Persons, and subject to no other Liens (other than Permitted Liens); provided that, notwithstanding anything to the contrary under this Indenture, the Security Agreement or any Indenture Document, the Company and the Guarantors shall not be required (A) to perfect the security interests and/or Liens granted by the Security

Documents by any means other than by (1) filings pursuant to the Uniform Commercial Code in the office of the secretary of state (or similar filing office) of the jurisdiction of incorporation or formation of the Company or such Guarantor, (2) filings in United States government offices with respect to registered and applied for United States Intellectual Property owned by the Company or any Guarantor, (3) delivery to the Collateral Agent to be held in its possession of all Collateral consisting of certificated securities, Chattel Paper, promissory notes or Instruments as required by the Security Agreement, (4) entry into Deposit Account Control Agreements (as defined in the Security Agreement) and securities account control agreements (other than with respect to Excluded Deposit Accounts (as defined in the Security Agreement)) in accordance with Section 4.09 of the Security Agreement, (5) entry into the Mortgages contemplated by Section 4.18 of this Indenture and (6) entry into Collateral Access Agreements (as defined in the Security Agreement), (B) to perfect the security interest granted under the Security Documents in Letter-of-Credit Rights (as defined in the Security Agreement) other than pursuant to the filings under the Uniform Commercial Code and (C) to complete any filings or other action with respect to the perfection of the security interests, including of any Intellectual Property, created under the Security Documents in any jurisdiction outside of the United States other than the use of commercially reasonable efforts to obtain a perfected security interest in respect of any Capital Stock of a Pledged Foreign Subsidiary constituting Collateral in the jurisdiction of formation of such Pledged Foreign Subsidiary in accordance with Section 4.10 of the Security Agreement. The Company shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and recording and similar taxes relating to this Indenture, the Security Documents and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

(a) Upon the entering into of the Security Agreement, the Company shall furnish to the Collateral Agent, at such times as would be required by Section 314(b) of the Trust Indenture Act if this Indenture were qualified thereunder, commencing December 15, 2020, an Opinion of Counsel to the effect that, either (i) other than actions that have been taken, no further action was necessary to maintain the perfection of the security interest in the Collateral described in both the applicable UCC-1 financing statement and the Security Agreement and for which perfection under the UCC of the Company’s or applicable Guarantor’s jurisdiction of organization may occur by the filing of a UCC-1 financing statement with the appropriate filing office of the applicable party’s jurisdiction of organization or (ii) if any actions are so required to be taken, to specify such actions.

(b) The Company will deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and the Company will, and will cause each Guarantor to, do or cause to be done all such acts and things as may be required by the provisions of the Security Documents to assure and confirm to the Trustee that the Collateral Agent holds for the benefit of the Trustee and the Holders duly created, enforceable and perfected Liens to the extent required by this Indenture and the Security Documents, as from time to time constituted.

Section 17.03 Release of Collateral.

(a) The Liens of the Collateral Agent created by the Security Documents shall not at any time be released on all or any portion of the Collateral from the Liens created by the Security Documents unless such release is in accordance with the provisions of this Indenture and the applicable Security Documents.

(b) The release of any Collateral from the Liens created by the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Security Documents. The Company and the Guarantors shall not be required to comply with Section 314(d) of the Trust Indenture Act in connection with any release of Collateral. For the avoidance of doubt, the automatic release of any current assets constituting Collateral in connection with the sale, lease or other similar disposition of such inventory of the Company and the Guarantors in the ordinary course of business shall not require delivery of any reports, certificates, opinions or other formal documentation.

Section 17.04 Specified Releases of Collateral.

(a) Collateral shall be released from the Liens created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents or as provided in this Indenture. The Liens securing the Collateral shall be automatically released without the need for further action by any Person under any one or more of the following circumstances:

(i) in part, as to any property that is sold, transferred, disbursed or otherwise disposed of by the Company or any Guarantor (other than to the Company or any Guarantor) in a transaction not prohibited by this Indenture at the time of such sale, transfer, disbursement or disposition;

(ii) in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with the provisions in Section 10.02;

(iii) in whole with respect to the Collateral of any Guarantor, upon the release of the Note Guarantee of such Guarantor in accordance with this Indenture;

(iv) in whole or in part, as applicable, as to all or any portion of the Collateral which has been taken by eminent domain, condemnation or similar circumstances; and

(v) in part, in accordance with the applicable provisions of the Security Documents.

(b) Upon the request of the Company pursuant to an Officer’s Certificate and Opinion of Counsel confirming that all conditions precedent hereunder and under the Security Documents, if any, have been met, and any instruments of termination, satisfaction or release prepared by the Company or the Guarantors, as the case may be, the Collateral Agent, without the consent of any Holder or the Trustee and at the expense of the Company or the Guarantors, shall execute, deliver or acknowledge such instruments or releases (in form reasonably satisfactory to the Collateral Agent) reasonably requested by the Company in order to evidence the release from the Liens created by the Security Documents of any Collateral permitted to be released pursuant to this Indenture or the Security Documents, any such release to be made without any recourse, representation or warranty of the Collateral Agent.

Section 17.05 Release upon Satisfaction and Discharge or Amendment.

(a) The Liens on all Collateral that secure the Notes and the Note Guarantees shall be automatically terminated and released without the need for further action by any Person:

(i) upon the full and final payment and performance of the Company’s and the Guarantors’ respective Obligations under this Indenture, the Notes and the Note Guarantees (other than contingent obligations that have yet to accrue);

(ii) upon satisfaction and discharge of this Indenture as described under Section 3.01; or

(iii) with the written consent of the Holders of at least 66-2/3% in aggregate principal amount of the outstanding Notes.

(b) Upon the request of the Company contained in an Officer’s Certificate and Opinion of Counsel confirming that all conditions precedent hereunder and under the Security Documents have been met, any instruments of termination, satisfaction or release prepared by the Company or the Guarantors, as the case may be, the Collateral Agent, without the consent of any Holder or the Trustee and at the expense of the Company or the Guarantors, shall execute, deliver or acknowledge such instruments or releases to evidence the release from the Liens created by the Security Documents of any Collateral permitted to be released pursuant to this Indenture, or the Security Documents, any such release to be made without any recourse, representation or warranty of the Collateral Agent and to be in a form reasonably acceptable to the Collateral Agent.

Section 17.06 Form and Sufficiency of Release and Subordination. In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Company or such Guarantor to any Person other than the Company or a Guarantor, and the Company or such Guarantor requests, pursuant to an Officer’s Certificate and Opinion of Counsel confirming that all conditions precedent hereunder and under the Security Documents to the release of such Collateral have been met, that (a) the Trustee or Collateral Agent furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Security Documents, or, (b) to the extent applicable to such Collateral, take all action that is necessary or reasonably requested by the Company in writing (in each case at the expense of the Company) to release and reconvey to the Company or such Guarantor, without recourse, such Collateral or deliver such Collateral in its possession to the Company or such Guarantor, the Trustee and the Collateral Agent, as applicable, shall execute, acknowledge (without any recourse, representation and warranty) and deliver to the Company or such Guarantor (in the form prepared by the Company at the Company’s sole expense) such an instrument (in form reasonably satisfactory to the Collateral Agent) promptly or take such other action so requested after satisfaction of the conditions set forth herein for delivery of any such release.

Section 17.07 Purchaser Protected. No purchaser or grantee of any property or rights purported to have been released from the Lien of this Indenture or of the Security Documents shall be bound to ascertain the authority of the Trustee or the Collateral Agent, as applicable, to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.

Section 17.08 Authorization of Actions to be Taken by the Collateral Agent Under the Security Documents.

(a) Subject to the provisions of the applicable Security Documents, each Holder, by acceptance of the Notes, appoints U.S. Bank National Association as Collateral Agent consents to the terms of and agrees that the Collateral Agent shall, and the Collateral Agent is hereby authorized and directed to, execute and deliver the Security Documents to which it is a party, the Intercreditor Agreement, the Note Subordination Agreements, the Loan Subordination Agreement, and all agreements, documents and instruments incidental thereto, binding the Holders to the terms thereof, and act in accordance with the terms thereof. For the avoidance of doubt, the Collateral Agent shall have no discretion under this Indenture or the Security Documents and whenever reference is made in this Indenture to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression or satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood in all cases that the Collateral Agent shall not be required to make or give and shall be fully protected in not making or giving any determination, consent, approval, request or direction without the written direction of the Holders of the Minimum Principal Amount of the then outstanding Notes, the Trustee or the Company, as applicable. This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto. Further, the Collateral Agent shall be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holders, unless such Holder shall have offered to the Collateral Agent security and indemnity satisfactory to the Collateral Agent against any loss, cost, liability or expense which might be incurred by the Collateral Agent in compliance with such direction or request and then only to the extent required by the terms of this Indenture.

(b) No provision of the Indenture Documents shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders or the Trustee if it shall have reasonable grounds for believing that repayment of such funds is not assured to it. Notwithstanding anything to the contrary contained in the Indenture Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability. The Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.

(c) So long as an Event of Default is not continuing, the Company may direct the Collateral Agent in writing in connection with any action required or permitted by this Indenture or the Security Documents. During the continuance of an Event of Default, the Trustee, or the requisite Holders pursuant to Section 6.09, may direct the Collateral Agent in connection with any action required or permitted by this Indenture or the Security Documents.

(d) The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Collateral Agent shall have received written notice from the Trustee, a Holder or the Company referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee or the Holders of the Minimum Principal Amount of the Notes then outstanding subject to this Article 17.

Section 17.09 Authorization of Receipt of Funds by the Trustee Under the Security Documents. The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents and, to the extent not prohibited hereunder, to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.05 and the other provisions of this Indenture. Such funds shall be held on deposit by the Trustee without investment (unless otherwise provided in this Indenture), and the Trustee shall have no liability for interest or other compensation thereon.

Section 17.10 Action by the Collateral Agent. Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith and with reasonable care.

Neither the Trustee nor Collateral Agent shall be responsible for (i) the existence, genuineness or value of any of the Collateral; (ii) the validity, perfection, priority or enforceability of the Liens intended to be created by this Indenture or the Security Documents in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder (except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent (as determined by a final non-appealable order of a court of competent jurisdiction not subject to appeal)); (iii) the sufficiency of the Collateral; (iv) the validity of the title of the Company and the Guarantors to any of the Collateral; (v) insuring the Collateral; (vi) any action taken or omitted to be taken by it under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct as determined by a final nonappealable order of a court of competent jurisdiction) or (vii) any recital, statement, representation, warranty, covenant or agreement made by the Company or any Affiliate of the Company, or any officer or Affiliate thereof, contained in the Indenture Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, the Indenture Documents. The Company and the Guarantors shall be responsible for the maintenance of the Collateral and for the payment of taxes, charges or assessments upon the Collateral. For the avoidance of doubt, nothing herein shall require the Collateral Agent or the Trustee to file financing statements or continuation statements, or be responsible for maintaining the security interests purported to be created and described herein (except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder or under any other Indenture Document) and such responsibility shall be solely that of the Company. The Collateral Agent shall not be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Indenture Documents or to inspect the properties, books, or records of the Company or any of its Affiliates.

Section 17.11 Compensation and Indemnity.

(a) The Company shall pay to the Collateral Agent from time to time compensation as shall be agreed to in writing by the Company and the Collateral Agent for its acceptance of this Indenture, the Security Documents and services hereunder. The Company shall reimburse the Collateral Agent promptly upon request for all reasonable disbursements, advances and reasonable and documented out-of-pocket expenses incurred or made by it in connection with Collateral Agent’s duties under the Indenture Documents, including the reasonable compensation, disbursements and expenses of the Collateral Agent’s agents and counsel, except any disbursement, advance or expense as may be attributable to the Collateral Agent’s willful misconduct or gross negligence.

(b) The Company and the Guarantors shall, jointly and severally, indemnify the Collateral Agent and any predecessor Collateral Agent and each of their agents, employees, officers and directors for, and hold them harmless against, any and all losses, liabilities, claims, damages or expenses (including the fees and expenses of counsel to the Collateral Agent and any environmental liabilities) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the Security Documents, including, without limitation (i) any claim relating to the grant to the Collateral Agent of any Lien in any property or assets of the Company or the Guarantors and (ii) the costs and expenses of enforcing this Indenture and the Security Documents against the Company and the Guarantors (including this Section 17.11) and defending itself against or investigating any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder, except to the extent any such loss, liability, claim, damage or expense shall have been determined by a court of competent jurisdiction to have been attributable to its willful misconduct or gross negligence. The Collateral Agent shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Collateral Agent to so notify the Company shall not relieve the Company or the Guarantors of their obligations hereunder, except to the extent the Company or the Guarantors are materially prejudiced thereby. At the Collateral Agent’s sole discretion, the Company and the Guarantors shall defend any claim or threatened claim asserted against the Collateral Agent, with counsel reasonably satisfactory to the Collateral Agent, and the Collateral Agent shall cooperate in the defense at the Company’s and the Guarantors’ expense. The Collateral Agent may have one separate U.S. counsel (and one separate foreign counsel in each applicable non-U.S. jurisdiction) and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel. The Company and the Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

(c) The Collateral Agent shall be entitled to all rights, privileges, immunities and protections of the Trustee set forth in this Indenture whether or not expressly stated therein, including but not limited to the right to be compensated, reimbursed and indemnified under Section 7.06, in the acceptance, execution, delivery and performance of the Security Documents as though fully set forth therein. Notwithstanding any provision to the contrary contained elsewhere in the Indenture Documents, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in the Indenture Documents to which the Collateral Agent is a party, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with the Trustee, any Holder or the Company, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Indenture Documents or otherwise exist against the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(d) The obligations of the Company and the Guarantors under this Section 17.11 shall survive the satisfaction and discharge of this Indenture and the resignation, removal or replacement of the Collateral Agent.

Section 17.12 Post-Closing Collateral. To the extent the Company and the Guarantors are not able to execute and deliver all Security Documents required in connection with the creation and perfection of the Liens of the Collateral Agent on the Collateral (to the extent required by the Indenture Documents) on or prior to the later of Issue Date or the deadline for delivery hereunder, the Company and the Guarantors will use their commercially reasonable efforts to have all security interests in the Collateral duly created and enforceable and perfected, to the extent required by the Indenture Documents, within the time period required by the Security Agreement.

ARTICLE 18

MISCELLANEOUS PROVISIONS

Section 18.01 Provisions Binding on Company’s and Guarantor’s Successors. All the covenants, stipulations, promises and agreements of the Company and Guarantor contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 18.02 Official Acts by Successor Company. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 18.03 Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company or the Guarantors, if any, shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Barkbox, Inc., 221 Canal St., Fl 6, New York, NY 10013; Attention: Chief Financial Officer, or send electronically in .pdf format. Any notice, direction, request or demand hereunder to or upon the Trustee or Collateral Agent shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office, or sent electronically in .pdf format, whether sent by mail or electronically, upon actual receipt by the Trustee.

The Trustee and Collateral Agent, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so sent within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the applicable procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed.

Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent or delivered, as the case may be, in the manner provided above, it is duly given, whether or not the addressee receives it.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or repurchase) to a Holder (whether by mail or otherwise), such notice shall be sufficiently given (in the case of a Global Note) if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices or procedures at the Depositary.

Section 18.04 Governing Law; Jurisdiction. THIS INDENTURE AND EACH NOTE AND NOTE GUARANTEE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE AND NOTE GUARANTEE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Each of the Company and the Guarantors, if any, irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture, the Notes or the Note Guarantee may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes and Note Guarantee have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

Each of the Company and the Guarantors, if any, irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 18.05 Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company or the Guarantors, if any, to the Trustee or the Collateral Agent to take any action under any of the provisions of this Indenture, the Company or the Guarantor, as applicable, shall furnish to the Trustee or the Collateral Agent, as the case may be, an Officer’s Certificate and Opinion of Counsel stating that the conditions precedent and covenants, if any, provided for in this Indenture relating to such action have been satisfied.

Each Officer’s Certificate or Opinion of Counsel, provided for, by or on behalf of the Company or the Guarantor in this Indenture and delivered to the Trustee or Collateral Agent with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.08) shall include (i) a statement that the person signing such certificate or opinion has read such covenant or condition precedent and is familiar with the requested action and this Indenture; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate or opinion is based; (iii) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not the covenants and conditions precedent to such action have been satisfied; and (iv) a statement as to whether or not, in the opinion of such person, such covenants and conditions precedent have been satisfied.

Notwithstanding anything to the contrary in this Section 18.05, if any provision in this Indenture specifically provides that the Trustee or the Collateral Agent shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee, the Collateral Agent or the Company or the Guarantor hereunder, the Trustee or Collateral Agent, as the case may be, shall be entitled to such Opinion of Counsel.

Section 18.06 Legal Holidays. In any case where any Interest Payment Date, Change of Control Redemption Date, Fundamental Change Repurchase Date, Change of Control Repurchase Date, or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue or be paid in respect of the delay.

Section 18.07 [Reserved].

Section 18.08 Benefits of Indenture. Nothing in this Indenture, the Notes or the Note Guarantee, if any, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture, any Note or the Note Guarantee.

Section 18.09 Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 18.10 Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.05 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 18.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section 18.10, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such authenticating agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 7.06, Section 8.03 and this Section 18.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 18.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

__________________________,

as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

Section 18.11 Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 18.12 Severability; Conflict. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired. Notwithstanding anything to the contrary any Indenture Document, in the event of any conflict between any provision set forth in any Indenture Document, on one hand, and this Indenture, on the other hand, that may affect any rights, privileges, protections and indemnities in favor of any Holder, such provision set forth in this Indenture shall prevail.

Section 18.13 Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS, IF ANY, AND THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 18.14 Force Majeure. In no event shall the Trustee or Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, epidemics, pandemics nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 18.15 Calculations. Except as otherwise provided herein, Company shall be responsible for making all calculations called for under the Notes and the Trustee (acting in any capacity) shall have no liability or responsibility for any calculation hereunder or any bid, quotation, data or information in connection therewith. These calculations include, but are not limited to, determinations of the Daily VWAP, stock price, Last Reported Sale Prices of the Common Stock, the Transaction Price, accrued interest payable or the applicable interest rate (including the Default Rate, if applicable), on the Notes, determination of how whether interest shall be payable as PIK Interest or Cash Interest, Defaulted Amounts, and the Conversion Rate (including the Change of Control Conversion Rate) of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee, the Paying Agent and the Conversion Agent, and each of the Trustee, the Paying Agent and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Company will forward its calculations to any Holder upon the written request of that Holder.

Section 18.16 USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 18.17 Electronic Signatures. The parties agree that the electronic signature of a party to this Indenture shall be as valid as an original signature of such party and shall be effective to bind such party to this Indenture. The words “execution,” “signed,” “signature,” and words of like import in this Indenture or in any other certificate, agreement or document related to this Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-

based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limiting the foregoing, the parties agree that any electronically signed document (including this Indenture) shall be deemed (i) to be “written” or “in writing”, (ii) to have been signed, and (iii) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files. Such paper copies or “printouts”, if introduced as evidence in any judicial, arbitral, mediation or administrative proceeding, will be admissible as between the parties to the same extent and under the same conditions as other original business records created and maintained in documentary form. Neither party shall contest the admissibility of true and accurate copies of electronically signed documents on the basis of the best evidence rule or as not satisfying the business records exception to the hearsay rule. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

BARKBOX, INC.

By:	/s/ Matt Meeker
Name: Matt Meeker
Title: Executive Chairman

BARKRETAIL, LLC

By: Barkbox, Inc.
Its Sole Member

By:	/s/ Matt Meeker
Name: Matt Meeker
Title: Executive Chairman

BARKPARK, LLC

By: Barkbox, Inc.
Its Sole Member

By:	/s/ Matt Meeker
Name: Matt Meeker
Title: Executive Chairman

[Signature Page to the Indenture]

U.S. Bank National Association, as Trustee and Collateral Agent

By:	/s/ James W. Hall
Name: James W. Hall
Title: Vice President

[Signature Page to the Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS NOTE MAY NOT BE OFFERED, PLEDGED, RESOLD OR OTHERWISE TRANSFERRED, EXCEPT:

(A) TO BARKBOX, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF;

(B) PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER;

(C) TO A PERSON THAT YOU REASONABLY BELIEVE TO BE (1) A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR (2) AN ACCREDITED INSTITUTIONAL INVESTOR, WITHIN THE MEANING OF CLAUSES (1), (2), (3), (7), (8), (9) AND (12) OF RULE 501(A) OF REGULATION D UNDER THE SECURITIES ACT; OR

(D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

(E) THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF NOVEMBER 27, 2020 AS BETWEEN THE COMPANY, U.S. BANK NATIONAL ASSOCIATION, IN ITS CAPACITY AS COLLATERAL AGENT, AND WESTERN ALLIANCE BANK, AS MAY BE AMENDED OR RESTATED FROM TIME TO TIME.

IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF (1) THE DATE THAT IS ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE NOTES, (2) THE EXPIRATION OF ANY APPLICABLE HOLDING PERIOD WITH RESPECT TO THE NOTES PURSUANT TO RULE 144 OR ANY SUCCESSOR PROVISION THERETO, AND (3) THE DATE ON WHICH THE NOTES CONSTITUTE “COVERED SECURITIES” UNDER CLAUSE (1), (2) OR (3) OF THE DEFINITION OF “COVERED SECURITIES” UNDER SECTION 18 OF THE SECURITIES ACT.

WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (C)(2) AND CLAUSE (D), THE COMPANY AND THE NOTE REGISTRAR SHALL BE ENTITLED TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND ON FORMS REASONABLY APPROVED BY THE COMPANY, INCLUDING A CUSTOMARY RELEASE FROM THE TRANSFEROR AND A NON-DISCLOSURE AGREEMENT, AND MAY RELY UPON FOR THE COMPANY TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.]

THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, SUCH SHARES MAY BE “RESTRICTED SECURITIES” THAT MAY NOT BE OFFERED, PLEDGED, RESOLD OR OTHERWISE TRANSFERRED EXCEPT TO THE ISSUER OF SUCH SECURITIES (OR ANY SUBSIDIARY THEREOF), PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT DATED AS OF NOVEMBER 27, 2020 AS BETWEEN THE COMPANY, U.S. BANK NATIONAL ASSOCIATION, IN ITS CAPACITY AS COLLATERAL AGENT, AND WESTERN ALLIANCE BANK, AS MAY BE AMENDED OR RESTATED FROM TIME TO TIME.

Barkbox, Inc.

Convertible Secured Note due 2025

[PIK]1

No. [_____]	[Initially][2] $[_________]

CUSIP No. [_________]

Barkbox, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]3 [_______]4, or registered assigns, on the Maturity Date, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto in accordance with the rules and procedures of the Depositary]5 [of $[_______]]6, which amount, taken together with the principal amounts of all other outstanding Notes, shall not exceed $75,000,000, subject to any PIK Payments permitted by the Indenture that are made pursuant to Section 2.03(c)(i)(2) thereof (and except for (i) Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted by the Indenture and (ii) Additional Notes issued in accordance with the terms of the Indenture), and interest thereon as set forth below.

This Note shall bear interest at the rate (the “Interest Rate”) of 5.50% per year from November [•], 2020, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until the Maturity Date. In the event that a Qualified Public Company Event has not been consummated on or prior to November [•], 2021 (such date, the “Step Up Trigger”), the Interest Rate shall increase to 8.00% on each Interest Payment Date commencing with, and including, the first Interest Payment Date following the Step Up Trigger.

Interest is payable monthly in arrears on each December 1, commencing on December 1, 2021, to Holders of record at the close of business on the preceding November 15 (whether or not such record date is a Business Day), respectively. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months or, in the case of a partial month, the actual number of days elapsed over a 30-day month and shall be compounded annually.

Except as set forth below, interest will be payable entirely in PIK Interest. Notwithstanding anything to the contrary, the payment of accrued interest shall be made solely in cash, (A) in connection with any redemption of Notes as described under Section 13.02 of the

[1]	Insert on any certificated PIK Notes.
[2]	Include if a Global Note.
[3]	Include if a Global Note.
[4]	Include if a Physical Note.
[5]	Include if a Global Note.
[6]	Include if a Physical Note.

Indenture, (1) with respect to all Notes, if the related Change of Control Redemption Date is after a Regular Record Date and on or prior to the Scheduled Trading Day immediately following the date on which the corresponding interest payment is made or (2) solely with respect to the Notes to be redeemed, if the Change of Control Redemption Date is on any other date, (B) in connection with any repurchase of Notes as described under Section 15.02 and Section 15.03 of the Indenture, (1) with respect to all Notes, if the related Fundamental Change Repurchase Date or Change of Control Repurchase Date, as applicable, is after a Regular Record Date and on or prior to the Scheduled Trading Day immediately following the date on which the corresponding interest payment is made or (2) solely with respect to the Notes to be repurchased, if the related Fundamental Change Repurchase Date or Change of Control Repurchase Date, as applicable, is on any other date, (C) with respect to all Notes, if any Notes are surrendered for conversion after the close of business on a Regular Record Date for the payment of interest and on or prior to the related Interest Payment Date, and (D) on the final Interest Payment Date.

Following an increase in the principal amount of any outstanding Global Notes as a result of a PIK Payment, such Global Note will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in certificated form will be dated as of the applicable Interest Payment Date and will bear interest from and after such date. All PIK Notes issued pursuant to a PIK Payment will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Notes issued on the Issue Date.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(e) of the Indenture.

The Company shall pay the principal of and interest (other than PIK Interest) on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its agency in the continental United States of America as a place where Notes may be presented for payment or for registration of transfer and exchange.

At all times, PIK Interest on the Notes will be payable (x) with respect to Notes represented by one or more Global Notes registered in the name of, or held by, the Depositary or its nominee on the relevant Regular Record Date, by increasing the principal amount of the outstanding Global Note by an amount equal to the amount of PIK Interest for the applicable Interest Period (rounded to the nearest whole dollar, with amounts of $0.50 or more being rounded up), or by issuing a new Global Note, if required pursuant to the applicable procedures of the Depositary, in each case, as provided in writing by the Company to the Trustee, and the Trustee, at the written request of the Company, will record such increase in such Global Note and (y) with respect to Notes represented by Physical Notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable Interest Period (rounded to the nearest whole dollar, with amounts of $0.50 or more being rounded up), and the Trustee will, at the written request of the Company in a Company Order, authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders on the relevant Regular Record Date, as shown in the register of the Note Registrar.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into shares of Common Stock on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

BARKBOX, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory
Dated:

[FORM OF REVERSE OF NOTE]

Barkbox, Inc.

Convertible Secured Note due 2025

This Note is one of a duly authorized issue of Notes of the Company, designated as its Convertible Secured Notes due 2025 (the “Notes”), initially limited to the aggregate principal amount of $75,000,000, subject to any PIK Payments permitted by the Indenture that are made pursuant to Section 2.03(c)(i) thereof, and except for (i) Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted by the Indenture and (ii) Additional Notes issued in accordance with the terms of the Indenture, all issued or to be issued under and pursuant to an Indenture dated as of November [•], 2020 (the “Indenture”), between the Company and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Change of Control Redemption Price on the Change of Control Redemption Date, Fundamental Change Repurchase Price or Change of Control Repurchase Price on the Fundamental Change Repurchase Date or the Change of Control Repurchase Date, as applicable, and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee and the Collateral Agent in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than the Minimum Principal Amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of the Minimum Principal Amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money or shares of Common Stock, as the case may be, herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof; provided that after a PIK Payment, the Notes shall be in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes may not be redeemed and are not subject to any sinking fund.

On or after a Qualified Public Company Event, and upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option and subject to the provisions of the Indenture, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 (or, if a PIK Payment has been made, in principal amounts of $1.00) or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

If a Change of Control occurs, the Holder has the right, at such Holder’s option and subject to the provisions of the Indenture, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 (or, if a PIK Payment has been made, in principal amounts of $1.00) or integral multiples thereof) on the Change of Control Repurchase Date at a price equal to the Change of Control Repurchase Price or on the Change of Control Redemption Date at a price equal to the Change of Control Redemption Price, as applicable.

The Notes are convertible into Common Stock in accordance with the terms of the Indenture.

The payment of the principal of, premium, if any, and interest, if any, on the Notes, is unconditionally guaranteed, jointly and severally, by the Guarantors, if any, to the extent set forth in and subject to the provisions of the Indenture.

The Obligations of the Company and the Guarantors, if any, under the Notes and the Note Guarantees, if any, are secured by Liens on the Collateral pursuant to the terms of the Security Documents.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A7

SCHEDULE OF EXCHANGES OF NOTES

Barkbox, Inc.

Convertible Secured Notes due 2025

The initial principal amount of this Global Note is _______ DOLLARS ($[_________]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[7]	Include if a Global Note.

SCHEDULE B

SCHEDULE OF INDEBTEDNESS OF THE COMPANY EXISTING ON THE ISSUE DATE

1.	Convertible Promissory Note issued to August Capital VII, L.P. as nominee on December 19, 2019, with a principal amount of $1,116,663.00.

2.	Convertible Promissory Note issued to The Levenson Family Irrevocable Trust GST U/A DTD 09/29/2005 on December 19, 2019, with a principal amount of $2,000,000.

3.	Convertible Promissory Note issued to Bertis E. Downs IV and Katherine J. Downs, JTWROS on December 19, 2019, with a principal amount of $250,000.00.

4.	Convertible Promissory Note issued to 947 Providence Road, LLC on December 20, 2019, with a principal amount of $250,000.00.

5.	Convertible Promissory Note issued to KAMAEHU LP on December 20, 2019, with a principal amount of $250,000.00.

6.	Convertible Promissory Note issued to August Capital VII, L.P. as nominee on March 31, 2020, with a principal amount of $$257,232.20.

7.	Convertible Promissory Note issued to August Capital VII, L.P. as nominee on March 31, 2020, with a principal amount of $742,767.80.

8.	Convertible Promissory Note issued to Henrik Werdelin on March 31, 2020, with a principal amount of $100,000.00.

9.	Convertible Promissory Note issued to Carly Strife on March 31, 2020, with a principal amount of $100,000.00.

10.	Convertible Promissory Note issued to Matt Meeker on March 31, 2020, with a principal amount of $250,000.00.

11.	Convertible Promissory Note issued to John Erwin Douglas Toth on March 31, 2020, with a principal amount of $50,000.00.

12.	Convertible Promissory Note issued to Founders Circle Capital II Opportunities Fund, L.P. on May 1, 2020, with a principal amount of $76,531.37.

13.	Convertible Promissory Note issued to Founders Circle Capital II Opportunities Fund, L.P. on May 1, 2020, with a principal amount of $923,468.63.

14.	Convertible Promissory Note issued to Pinnacle IV, L.P. on June 18, 2020, with a principal amount of $440,000.00.

15.	Convertible Promissory Note issued to Pinnacle IV, L.P. on June 18, 2020, with a principal amount of $360,000.00.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

Barkbox, Inc.

Convertible Secured Notes due 2025

To: Barkbox, Inc.

[____________]

U.S. BANK NATIONAL ASSOCIATION

100 Wall Street, Suite 600

New York, NY 10005

Attention: James Hall

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount (or if a PIK Payment has been made, $1.00 principal amount) or an integral multiple thereof) below designated pursuant to:

Section 14.02,

in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or Preferred Stock, as the case may be, or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.03(d) and Section 14.03(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note.

The undersigned Holder represents and warrants that the Notes delivered for conversion represents:

[__] At least the Minimum Conversion Amount; or

[__] If less than the Minimum Conversion Amount, all of the Notes held at such time by such Holder.

Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution

(banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange
Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or
Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

Barkbox, Inc.

Convertible Secured Notes due 2025

To: Barkbox, Inc.

[______________]

U.S. BANK NATIONAL ASSOCIATION

100 Wall Street, Suite 600

New York, NY 10005

Attention: James Hall

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Barkbox, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount (or if a PIK Payment has been made, $1.00 principal amount) or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the Scheduled Trading Day immediately following the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF CHANGE OF CONTROL REPURCHASE NOTICE]

Barkbox, Inc.

Convertible Secured Notes due 2025

To: Barkbox, Inc.

[_______________]

U.S. BANK NATIONAL ASSOCIATION

100 Wall Street, Suite 600

New York, NY 10005

Attention: James Hall

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Barkbox, Inc. (the “Company”) as to the occurrence of a Change of Control with respect to the Company and specifying the Change of Control Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.03 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount (or if a PIK Payment has been made, $1.00 principal amount) or an integral multiple thereof) below designated, and (2) if such Change of Control Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the Scheduled Trading Day immediately following the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Change of Control Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 4

[FORM OF ASSIGNMENT AND TRANSFER]

Barkbox, Inc.

Convertible Secured Notes due 2025

For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

•	To Barkbox, Inc. or a Subsidiary thereof; or

•	Pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such transfer; or

•

To a person that (A) the undersigned reasonably believes to be a qualified institutional buyer in compliance with Rule 144A under the Securities Act of 1933, as amended, or (B) is an accredited investor, within the meaning of clauses (1), (2), (3), (7), (8), (9) and (12) of Rule 501(A) of Regulation D under the Securities Act; or

•

Pursuant to any other available exemption from the registration requirements of the Securities Act of 1933, as amended (including, if available, the exemption provided by Rule 144 under the Securities Act of 1933, as amended).

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

EXHIBIT B

Specified Subordination Terms

“Convertible Debt” to which the Subordinated Indebtedness is junior will include the (i) principal amount of all notes and additional notes (the “Convertible Notes”) under the Indenture, dated November [•], 2020 (the “Convertible Notes Indenture”) and (ii) interest (including capitalized interest), fees, premium, indemnities, enforcement costs, etc. with respect to the obligations related to the Convertible Notes.

1.	Maturity: The Subordinated Indebtedness will have a maturity date at least 181 days after the final stated maturity of the Convertible Debt.

2.	Mandatory Prepayments: The Subordinated Indebtedness will not have any scheduled prepayments (including amortization) or mandatory prepayments other than regularly scheduled interest.

3.	Financial Covenants: The Subordinated Indebtedness shall not have any financial covenants.

4.	Baskets in Operating Covenants and Events of Default: The Subordinated Indebtedness baskets and events of default will have a 20% cushion from those set forth under the Convertible Notes Indenture.

5.

Blockage Periods: No cash payments of principal, interest, fees, interest or indemnities on or in respect of the Subordinated Indebtedness may be made so long as there is an Event of Default (each as defined in the Convertible Notes Indenture). For clarity, accrual of PIK Interest is permitted.

6.

Amendments: The Subordinated Indebtedness may not be amended without consent of the Collateral Agent (acting at the direction of the Holders of the Minimum Principal Amount) under the Convertible Notes to:

(i)	increase the cash pay portion of the interest rate borne by the Subordinated Indebtedness,

(ii)	shorten the maturity or other payment requirements or otherwise alter any redemption, prepayment or subordination provisions of the Subordinated Indebtedness, or

(iii)

cause to be more onerous or add any covenant or event of default in a manner that would make such provisions more onerous or restrictive to the borrower thereunder unless the Convertible Notes Indenture is being similarly amended.

7.	Intercreditor Agreement Terms

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a.

Enforcement Standstill Periods: The Subordinated Indebtedness will be subject to an enforcement standstill period of 180 days, with no more than 180 days of standstill periods during any 365 day period.

8.

Debtor-in-Possession Financing: The Subordinated Indebtedness will be subordinated to any debtor-in-possession financing approved by the Collateral Agent (acting at the direction of the Holders of the Minimum Principal Amount).

9.	Miscellaneous: New York governing law, submission to jurisdiction in New York, and waiver of trial by jury.

B-2

EXHIBIT C

[Form of Supplemental Indenture]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [____________], between [_______] (the “Guarantor”), a [_____] corporation and direct or indirect parent of Barkbox, Inc. (or its successor), a Delaware corporation (the “Company”), the Company, and U.S. Bank National Association, as trustee and collateral agent under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as amended or supplemented, the “Indenture”), dated as of November [•], 2020, providing for the issuance of Convertible Secured Notes due 2025 (the “Notes”);

WHEREAS, the undersigned may execute and deliver to the Trustee a supplemental indenture pursuant to which the undersigned becomes the Guarantor under the Indenture and shall unconditionally guarantee all of the Company’s obligations under the Indenture Documents pursuant to a Note Guarantee on the terms and conditions set forth herein; and

WHEREAS, Section 10.01(c) of the Indenture provides, among other things, that the Company, the Guarantors, if any, and the Trustee may amend or supplement the Indenture Documents without the consent of any Holder to add the Note Guarantee with respect to the Notes.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guarantor hereby agrees to guarantee the Company’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 16 of the Indenture and to be bound by all other applicable provisions of the Indenture.

3. EFFECTIVENESS. This Supplemental Indenture shall be effective upon execution by the parties hereto. Upon effectiveness of this Supplemental Indenture, the Guarantor will be the Guarantor under the Indenture.

4. RECITALS. The recitals contained herein shall be taken as the statements of the Company and the Guarantors and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity of this Supplemental Indenture.

C-1

5. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. COUNTERPARTS. The parties hereto may sign any number of copies of this Supplemental Indenture (including by electronic transmission). Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or portable document format transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or portable document format shall be deemed to be their original signatures for all purposes.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. ACCEPTANCE BY THE TRUSTEE: The Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and the Guarantor and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Supplemental Indenture and make no representation with respect thereto.

9. SEVERABILITY. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

10. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

(signature pages follow)

C-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

BARKBOX, INC.

By:
Name:
Title:

[Insert Name of Guarantor]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:
Name:
Title:

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